Exhibit 10.4

CREDIT AGREEMENT
dated as of June 17, 2026
among
RIO GRANDE LNG INTERMEDIATE HOLDCO BORROWER, LLC,
as the HoldCo Borrower,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the HoldCo Administrative Agent,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the HoldCo Collateral Agent, and
THE HOLDCO LENDERS PARTY TO THIS AGREEMENT FROM TIME TO TIME

TABLE OF CONTENTS
1.1.    Defined Terms    1
1.2.    Principles of Interpretation    1
1.3.    UCC Terms    3
1.4.    Accounting and Financial Determinations    3
1.5.    Divisions    3
2.    LOAN COMMITMENTS AND BORROWING    3
2.1.    HoldCo Commitments    3
2.2.    Notice of HoldCo Loan Borrowing    4
2.3.    Borrowing of HoldCo Loans    4
2.4.    Termination, Reduction, and Reallocation of HoldCo Commitments    4
2.5.    Account of HoldCo Loans; Register    5
3.    REPAYMENTS, PREPAYMENTS, INTEREST, AND FEES    6
3.1.    Repayment of HoldCo Loans    6
3.2.    Interest Payment Dates    6
3.3.    Interest Rate    6
3.4.    PIK Interest    7
3.5.    Post-Maturity Interest Rates; Default Interest Rates    7
3.6.    Computation of Interest and Fees    8
3.7.    Optional Prepayment    8
3.8.    Mandatory Prepayment    9
3.9.    Time and Place of Payments; Notice of Mandatory Prepayment Events; Declined Proceeds    10
3.10.    Borrowings and Payments Generally    11
3.11.    Fees    12
3.12.    Pro Rata Treatment    12
3.13.    Sharing of Payments    12
4.    TAX PROVISIONS    13
4.1.    Obligation to Mitigate    13
4.2.    Taxes    14
5.    REPRESENTATIONS AND WARRANTIES    19
5.1.    General    19
5.2.    Disclosure    20

5.3.    Good Standing of the HoldCo Borrower; Power and Authority    20
5.4.    Subsidiaries    21
5.5.    Corporate Structure; Ownership of Shares of Subsidiaries    21
5.6.    Authorization of Agreement    21
5.7.    Absence of Further Requirements    21
5.8.    Title to Property    22
5.9.    Absence of Defaults and Conflicts Resulting from Transaction    22
5.10.    Absence of Existing Defaults and Conflicts    22
5.11.    Possession of Licenses and Permits    23
5.12.    Absence of Labor Dispute    23
5.13.    Possession of Intellectual Property    23
5.14.    Environmental Laws    24
5.15.    Statistical and Market-Related Data    25
5.16.    Litigation    25
5.17.    Financial Statements; Material Liabilities    25
5.18.    No Material Adverse Change in Business    25
5.19.    Investment Company Act    26
5.20.    Regulations T, U, X    26
5.21.    Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws    26
5.22.    Sanctions    26
5.23.    Taxes    27
5.24.    Insurance    27
5.25.    ERISA    27
5.26.    Material Project Documents    28
5.27.    Solvency    28
5.28.    HoldCo Security Documents    28
5.29.    HoldCo Secured Debt    29
5.30.    Indebtedness; Liens    29
5.31.    Accounts    29
5.32.    Accounting Controls    29
5.33.    HoldCo Financing Documents    30
6.    CONDITIONS PRECEDENT    30
6.1.    Conditions to Closing Date    30

6.2.    Conditions to Borrowing Date    32
7.    COVENANTS    32
7.1.    Distributions    32
7.2.    Use of Proceeds    33
7.3.    Incurrence of Indebtedness    34
7.4.    Maintenance of Liens    35
7.5.    Maintenance of Ratings    35
7.6.    Insurance    35
7.7.    [Reserved]    35
7.8.    Books, Records and Inspections; Accounting and Audit Matters    35
7.9.    Sanctions    36
7.10.    Accounts    36
7.11.    Limitation on Formation of Controlled Subsidiaries    36
7.12.    Consolidated Historical DSCR    36
7.13.    Merger, Consolidation, or Sale of Assets    37
7.14.    Maintenance of Existence, Etc.    37
7.15.    Taxes    37
7.16.    Compliance with Government Rules, Etc.    38
7.17.    Separateness    38
7.18.    Nature of Business    38
7.19.    Fundamental Changes    38
7.20.    Transactions with Affiliates; Settlements    39
7.21.    Project Financing Entity Covenants    39
7.22.    GAAP    41
7.23.    Margin Stock    41
7.24.    Anti-Layering    41
7.25.    ERISA    42
7.26.    Accounts Control    42
7.27.    RG Facility Entities    42
8.    REPORTING COVENANTS    42
8.1.    Reports    42
8.2.    Compliance Certificate    45
9.    EVENTS OF DEFAULT    45

9.1.    Non-Payment of HoldCo Secured Obligations    45
9.2.    Cross-Acceleration    46
9.3.    Breaches of Covenant    46
9.4.    Breaches of Representations and Warranties    46
9.5.    Bankruptcy    47
9.6.    Liens    47
9.7.    Litigation    47
9.8.    Illegality or Unenforceability    47
9.9.    Project Events of Default    47
9.10.    Designated Offtake Agreements; Major Project Documents    48
9.11.    Required Export Authorizations; Major Government Approvals    48
9.12.    ERISA Events    49
9.13.    Project Completion Date    49
9.14.    Abandonment    49
10.    REMEDIES    49
10.1.    Acceleration Upon Bankruptcy    49
10.2.    Acceleration Upon Other Event of Default    49
10.3.    Action Upon Event of Default    50
10.4.    Application of Proceeds    51
11.    THE HOLDCO ADMINISTRATIVE AGENT    51
11.1.    Appointment and Authority    51
11.2.    Rights as a HoldCo Lender    52
11.3.    Exculpatory Provisions    53
11.4.    Reliance by HoldCo Administrative Agent    54
11.5.    Delegation of Duties    55
11.6.    Request for Indemnification by the HoldCo Lenders    55
11.7.    Resignation or Removal of HoldCo Administrative Agent    55
11.8.    No Amendment to Duties of HoldCo Administrative Agent Without Consent    57
11.9.    Non-Reliance on HoldCo Administrative Agent and HoldCo Lenders    57
11.10.    Copies    57
11.11.    Erroneous Payments.    58
12.    MISCELLANEOUS PROVISIONS    62
12.1.    Amendments, Etc.    62

12.2.    Entire Agreement    64
12.3.    Governing Law; Jurisdiction; Etc.    64
12.4.    Assignments    66
12.5.    Benefits of Agreement    71
12.6.    Costs and Expenses    71
12.7.    Counterparts; Effectiveness    72
12.8.    Indemnification    73
12.9.    Interest Rate Limitation    76
12.10.    No Waiver; Cumulative Remedies    76
12.11.    Notices and Other Communications.    76
12.12.    Patriot Act Notice    79
12.13.    Payments Set Aside    79
12.14.    Right of Setoff    79
12.15.    Severability    80
12.16.    Survival    80
12.17.    Treatment of Certain Information; Confidentiality    80
12.18.    Waiver of Consequential Damages, Etc.    82
12.19.    Waiver of Litigation Payments    83
12.20.    Reinstatement    83
12.21.    No Recourse    83
12.22.    Collateral and Intercreditor Agreement    84
12.23.    Termination    84
12.24.    No Fiduciary Duty    84
12.25.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.    85
12.26.    Cashless Settlement.    85
12.27.    Restricted Lenders    85

v

APPENDICES

Appendix I	-	Definitions

SCHEDULES

Schedule 1	-	Knowledge Parties
Schedule 2	-	Lenders, Commitments
Schedule 5.5	-	Subsidiaries; Ownership of Shares of Subsidiaries
Schedule 5.16	-	Litigation
Schedule 5.17	-	Financial Statements
Schedule 7.17	-	Separateness
Schedule 12.11	-	Notice Information
EXHIBITS

Exhibit A	-	Form of HoldCo Note
Exhibit B	-	Form of HoldCo Loan Borrowing Notice
Exhibit C-1	-	Form of Lender Assignment Agreement
Exhibit C-2	-	Form of Affiliated Lender Assignment Agreement
Exhibit D		Form of Cash Interest Election Notice
Exhibit E-1	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-2	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-3	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit E-4	-	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F	-	Dutch Auction Procedures
Exhibit G	-	Base Case Forecast

This CREDIT AGREEMENT (this “Agreement”), dated as of June 17, 2026, is by and among:
(1)    RIO GRANDE LNG INTERMEDIATE HOLDCO BORROWER, LLC, a Delaware limited liability company (the “HoldCo Borrower”);
(2)    WILMINGTON TRUST, NATIONAL ASSOCIATION, as the HoldCo Administrative Agent;
(3)    WILMINGTON TRUST, NATIONAL ASSOCIATION, as the HoldCo Collateral Agent; and
(4)    each of the HoldCo Lenders from time to time party hereto;
each a “Party” and together the “Parties”.
WHEREAS:
(A)the HoldCo Borrower owns 100% of the OpCo Pledgor, the OpCo Pledgor directly owns 100% of the OpCo Borrower, and OpCo Borrower owns 100% interest in the P1 Project;
(B)the HoldCo Borrower has requested that the HoldCo Lenders establish a credit facility upon the terms and conditions set forth herein, pursuant to which the HoldCo Lenders will provide the HoldCo Loans;
(C)the HoldCo Borrower has granted certain security in the Collateral for the benefit of the HoldCo Secured Parties pursuant to the HoldCo Collateral Documents; and
(D)the HoldCo Lenders are willing to make the credit facility described herein available upon and subject to the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:
1.DEFINITIONS AND INTERPRETATION
1.1.Defined Terms
Unless otherwise defined herein in Appendix I, capitalized terms used herein shall have the meanings provided in the Collateral and Intercreditor Agreement.
1.2.Principles of Interpretation
(a)In this Agreement, except to the extent specified to the contrary or where the context otherwise requires:
(i)the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;
(ii)references to “Articles”, “Sections”, “Schedules”, “Exhibits”, and “Appendices” are references to sections of, and schedules, exhibits and appendices to, this Agreement;

|US-DOCS\171446403.25||

(iii)references to “assets” includes property, revenues, and rights of every description (whether real, personal, or mixed and whether tangible or intangible);
(iv)references to an “amendment” includes a supplement, replacement, novation, restatement, or re-enactment and “amended” is to be construed accordingly;
(v)references to any Government Rule includes any amendment or modification to such Government Rule, and all regulations, rulings, and other Government Rules promulgated under such Government Rule;
(vi)except where a document or agreement is expressly stated to be in the form “in effect” on a particular date, references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth herein;
(vii)references to any Party or party to any other document or agreement shall include its successors and permitted assigns;
(viii)words importing the singular include the plural and vice versa;
(ix)words importing the masculine include the feminine and vice versa;
(x)the words “include”, “includes”, and “including” are not limiting;
(xi)references to “days” shall mean calendar days, unless the term “Business Days” shall be used;
(xii)references to “months” shall mean calendar months and references to “years” shall mean calendar years;
(xiii)unless the contrary indication appears, a reference to a time of day is a reference to the time of day in New York, New York; and
(xiv)references to any credit rating of a Specified Rating Agency shall, to the extent the rating categories of the applicable Specified Rating Agency are modified following the Closing Date, be deemed to refer to the equivalent rating under the successor rating categories of the applicable Specified Rating Agency.
(b)This Agreement is the result of negotiations among, and has been reviewed by all parties hereto and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against any Party hereto.
(c)Unless a contrary intention appears, a term used in any notice given under or in connection herewith has the same meaning as in this Agreement.

1.3.UCC Terms
Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the respective meanings given to those terms in the UCC.
1.4.Accounting and Financial Determinations
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, then such ratio or requirement shall be modified in a manner determined as soon as reasonably practicable and in good faith by the HoldCo Borrower and set forth in a written notice to the HoldCo Administrative Agent that preserves the original intent thereof in light of such change in GAAP.
1.5.Divisions
For all purposes under the HoldCo Financing Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.LOAN COMMITMENTS AND BORROWING
2.1.HoldCo Commitments
(a)Subject to the terms and conditions set forth herein, each HoldCo Lender, severally and not jointly, shall make HoldCo Loans to the HoldCo Borrower on the Borrowing Date, in an aggregate outstanding principal amount equal to 100% of such HoldCo Lender’s HoldCo Commitment.
(b)After giving effect to the making of any HoldCo Loans, the aggregate outstanding principal amount of all HoldCo Loans shall not exceed the Aggregate HoldCo Commitment.
(c)Proceeds of the HoldCo Loans shall be applied by the HoldCo Administrative Agent pursuant to a direction letter delivered by the HoldCo Borrower to the HoldCo Administrative Agent no later than 2:00 p.m., New York City time, on the Business Day prior to the Borrowing Date.
(d)HoldCo Loans repaid or prepaid may not be reborrowed.
2.2.Notice of HoldCo Loan Borrowing
(a)The HoldCo Borrower shall request the HoldCo Loan Borrowing by delivering to the HoldCo Administrative Agent and the HoldCo Collateral Agent a properly completed

Borrowing Notice no later than 2:00 p.m., New York City time, on the sixth Business Day before the Borrowing Date.
(b)The Borrowing Notice delivered pursuant to this Section 2.2 shall refer to this Agreement and specify:
(i)the amount of such requested HoldCo Loan Borrowing which shall be an amount equal to 100% of the Aggregate HoldCo Commitment; and
(ii)the requested date of the HoldCo Loan Borrowing which shall be a Business Day and the Borrowing Date.
(c)The currency specified in a Borrowing Notice must be Dollars.
(d)The HoldCo Administrative Agent shall promptly (and in any event on the same Business Day, or, if such Borrowing Notice is delivered to the HoldCo Administrative Agent later than 2:00 p.m., New York City time, on the following Business Day) notify each HoldCo Lender of any Borrowing Notice delivered pursuant to this Section 2.2, together with each such HoldCo Lender’s share of the requested HoldCo Loan Borrowing.
2.3.Borrowing of HoldCo Loans
Subject to Section 2.1 and the satisfaction of the conditions in Section 6.2, on the Borrowing Date, each HoldCo Lender shall make a HoldCo Loan in the amount of its HoldCo Commitment by wire transfer of immediately available funds to the HoldCo Administrative Agent, not later than 1:00 p.m., New York City time, and the HoldCo Administrative Agent shall transfer the amounts so received as set forth in Section 2.1(c).
2.4.Termination, Reduction, and Reallocation of HoldCo Commitments
(a)Unless otherwise agreed by each affected HoldCo Lender, if a HoldCo Loan Borrowing is not consummated on the proposed Borrowing Date, all HoldCo Commitments shall be automatically and permanently terminated.
(b)All unused HoldCo Commitments, if any, shall be terminated upon the occurrence of an Event of Default if required pursuant to Section 10.1 or Section 10.2 in accordance with the terms thereof.
(c)Any termination of the HoldCo Commitments pursuant to this Section 2.4 shall be permanent.
2.5.Account of HoldCo Loans; Register
(a)Each of the HoldCo Lenders shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the HoldCo Borrower to such HoldCo Lender resulting from each HoldCo Loan made by such HoldCo Lender, including the amounts of principal and interest payable and paid to such HoldCo Lender from time to time hereunder.

(b)The HoldCo Administrative Agent shall maintain at the HoldCo Administrative Agent’s office (i) a copy of any Lender Assignment Agreement or Affiliated Lender Assignment Agreement delivered to it pursuant to Section 12.4 and (ii) a register for the recordation of the names and addresses of the HoldCo Lenders, and all the HoldCo Commitments of, and principal amount of and interest on the HoldCo Loans owing and paid to, each HoldCo Lender pursuant to the terms hereof from time to time and of amounts received by the HoldCo Administrative Agent from the HoldCo Borrower and whether such amounts constitute principal, interest, fees, or other amounts and each HoldCo Lender’s share thereof (the “Register”). The Register shall be available for inspection by the HoldCo Borrower and any HoldCo Lender at any reasonable time and from time to time upon reasonable prior notice.
(c)The entries made by the HoldCo Administrative Agent in the Register or the accounts maintained by any HoldCo Lender shall be conclusive and binding evidence, absent manifest error, of the existence and amounts of the obligations recorded therein; provided, that the failure of any HoldCo Lender or the HoldCo Administrative Agent to maintain such Register or accounts or any error therein shall not in any manner affect the obligation of the HoldCo Borrower to repay the HoldCo Loans in accordance with the terms of this Agreement. In the event of any conflict between the accounts and records maintained by any HoldCo Lender and the accounts and records of the HoldCo Administrative Agent in respect of such matters, the accounts and records of the HoldCo Administrative Agent shall control in the absence of manifest error.
(d)The HoldCo Borrower agrees that in addition to such accounts or records described in Section 2.5(b) and Section 2.5(c), the HoldCo Loans made by each HoldCo Lender shall, upon the request of any HoldCo Lender, be evidenced by one or more HoldCo Notes duly executed on behalf of the HoldCo Borrower and shall be dated the Closing Date (or, if later, the date of any request therefor by a HoldCo Lender). Each such HoldCo Note shall have all blanks appropriately filled in, and shall be payable to such HoldCo Lender and its registered assigns in a principal amount equal to the HoldCo Commitment of such HoldCo Lender (it being understood that the principal amount of the HoldCo Commitment of each HoldCo Lender shall be allocated amongst its HoldCo Notes such that the aggregate principal amount of such HoldCo Notes equals such HoldCo Lender’s HoldCo Commitment); provided, that each HoldCo Lender may attach schedules to its respective HoldCo Notes and endorse thereon the date, amount, and maturity of its respective HoldCo Loans and payments with respect thereto.
3.REPAYMENTS, PREPAYMENTS, INTEREST, AND FEES
3.1.Repayment of HoldCo Loans
The HoldCo Borrower unconditionally and irrevocably promises to pay to the HoldCo Administrative Agent for the ratable account of each HoldCo Lender, on the Credit Agreement Maturity Date, the aggregate outstanding principal amount of the HoldCo Loans outstanding on such date.

3.2.Interest Payment Dates
(a)Interest accrued on each HoldCo Loan shall be payable, without duplication, on the following dates (each, an “Interest Payment Date”):
(i)with respect to any repayment or prepayment of any HoldCo Loans, on the date of each such repayment or prepayment;
(ii)on the Credit Agreement Maturity Date; and
(iii)on September 30 and March 30 of each year, commencing on September 30, 2026, or if any such day is not a Business Day, the next succeeding Business Day.
(b)Interest accrued on the HoldCo Loans or other Obligations after the date such amount is due and payable (whether on the Credit Agreement Maturity Date, any Interest Payment Date, upon acceleration, or otherwise) shall be payable upon demand.
(c)Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the occurrence of an event described in Section 10.1.
3.3.Interest Rate
The HoldCo Loans shall accrue interest at a rate per annum equal to the Interest Rate.
3.4.PIK Interest
(a)Deemed PIK Interest. Subject to Section 3.4(b), from the Closing Date and until the first Interest Payment Date falling on or after the third anniversary of the Closing Date (the “Deemed PIK Period”), the HoldCo Borrower shall be deemed to have elected to pay 100% of the interest payable on such Interest Payment Date in-kind by adding the amount of such interest to the principal balance of the HoldCo Loans (such interest, “PIK Interest”). All PIK Interest shall be deemed capitalized on the applicable Interest Payment Date and an extension of the HoldCo Loans pursuant to the terms of, and subject to, the HoldCo Financing Documents. Unless the context otherwise requires, for all purposes hereof, references to “principal amount” of the HoldCo Loans refers to the original face amount of the HoldCo Loans plus any increase in the principal amount of the outstanding HoldCo Loans on account of PIK Interest. Other than to the extent constituting PIK Interest, all interest payable on any Interest Payment Date shall be payable in cash.
(b)Cash Interest Election. During the Deemed PIK Period, the HoldCo Borrower may elect to pay interest payable on such Interest Payment Date in cash by providing an irrevocable written notice to the HoldCo Administrative Agent of its intention to pay such interest in cash. Each such notice shall be in the form of a written Cash Interest Election Notice, appropriately completed and signed by an Authorized Officer of the HoldCo Borrower, which shall set forth the amount of interest due as of such Interest Payment Date that shall be paid in cash, along with supporting calculations therefor, and must be received by the HoldCo Administrative Agent not later than the fifth Business Day prior to the relevant Interest Payment Date.
(c)Notice by the HoldCo Administrative Agent to the HoldCo Lenders. During the Deemed PIK Period, the HoldCo Administrative Agent shall advise each HoldCo Lender of the details of a Cash Interest Election Notice and such HoldCo Lender’s portion of such resulting cash interest (if any) promptly following receipt of such Cash Interest Election Notice.
3.5.Post-Maturity Interest Rates; Default Interest Rates
If all or a portion of the principal amount of any HoldCo Loan is not paid when due (whether on the Credit Agreement Maturity Date, by acceleration or otherwise) or any Obligation under this Agreement (other than principal on the HoldCo Loans) is not paid when due (whether on the Credit Agreement Maturity Date, by acceleration, or otherwise), such amount shall bear interest at a rate per annum equal to the applicable Default Rate from the date of such non-payment until the amount then due is paid in full (after as well as before judgment).
3.6.Computation of Interest and Fees
(a)All computations of interest for HoldCo Loans, shall be made on the basis of a 360-day year of twelve thirty-day months and will be payable semi-annually on the basis of six thirty-day months.
(b)Interest shall accrue on each HoldCo Loan for the day on which the HoldCo Loan is made, and shall not accrue on a HoldCo Loan, or any portion thereof, for the day on which the HoldCo Loan or such portion is paid; provided, that any HoldCo Loan that is repaid on the same day on which it is made shall bear interest for one day.
3.7.Optional Prepayment
(a)The HoldCo Borrower shall have the right to prepay the HoldCo Loans (in whole or part) without premium or penalty (other than the Call Protection Amount pursuant to Section 3.7(c)(ii), if applicable) by providing notice to the HoldCo Administrative Agent prior to 1:00 p.m., New York City time, on the date that is at least fifteen days but no more than sixty days prior to the proposed prepayment date. Any prepayment notice may be revoked.
(b)All voluntary prepayments under this Section 3.7 shall be made by the HoldCo Borrower to the HoldCo Administrative Agent for the account of the HoldCo Lenders in accordance with Section 3.7(c).
(c)With respect to each prepayment to be made pursuant to this Section 3.7, on the date specified in the notice of prepayment delivered pursuant to Section 3.7(a), the HoldCo Borrower shall pay to the HoldCo Administrative Agent the sum of the following amounts:
(i)accrued but unpaid interest on the HoldCo Loans to be prepaid;

(ii)the principal of the HoldCo Loans to be prepaid or, with respect to any HoldCo Loans prepaid prior to the Second Call Protection End Date, the Call Protection Amount in respect of such HoldCo Loans; and
(iii)any other Obligations due to the Credit Agreement HoldCo Secured Parties in connection with any prepayment under the HoldCo Financing Documents.
(d)Amounts of any HoldCo Loans prepaid pursuant to this Section 3.7 may not be reborrowed.
(e)If applicable, the HoldCo Borrower will notify the HoldCo Administrative Agent of the Call Protection Amount with respect to any prepayment upon making such prepayment, and the HoldCo Administrative Agent shall not be responsible for such calculation. Notwithstanding the foregoing, no premium, penalty or Call Protection Amount shall be payable in connection with any prepayment contemplated by Section 7.21(d).
3.8.Mandatory Prepayment
(a)The HoldCo Borrower shall be required to prepay the HoldCo Loans in accordance with Section 9.5 (Application of Collateral Proceeds to the HoldCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement with the HoldCo Lenders’ ratable share of the Mandatory Prepayment Portion of the following:
(i)Loss Proceeds, to the extent actually received by the HoldCo Borrower from the OpCo Borrower or any Project Financing Entity (other than any such Loss Proceeds that are the proceeds of Project Extraordinary Distributions);
(ii)Asset Sale Proceeds, to the extent actually received by the HoldCo Borrower from the OpCo Borrower or any Project Financing Entity; and
(iii)Performance Liquidated Damages, to the extent actually received by the HoldCo Borrower from the OpCo Borrower or any Project Financing Entity (other than any such Performance Liquidated Damages that are the proceeds of Project Extraordinary Distributions).
(b)Upon the occurrence of a Change of Control Triggering Event, the HoldCo Borrower shall prepay all outstanding HoldCo Loans at par plus a premium of 1.00% of the aggregate principal amount of HoldCo Loans so prepaid.
(c)With respect to each prepayment of the HoldCo Loans to be made pursuant to this Section 3.8, on the date required pursuant to Section 9.5 (Application of Collateral Proceeds to the HoldCo Secured Obligations Prior to an Enforcement Action) of the Collateral and Intercreditor Agreement, the HoldCo Borrower shall pay to the HoldCo Administrative Agent the amount determined in accordance therewith, which shall be applied as follows:
(i)first, on a pro rata basis to the payment to the HoldCo Lenders of accrued but unpaid interest and fees on the HoldCo Loans to be prepaid; and

(ii)second, on a pro rata basis, for the prepayment to the HoldCo Lenders for the prepayment of principal of the HoldCo Loans.
(d)Amounts of any HoldCo Loans prepaid pursuant to this Section 3.8 may not be reborrowed.
(e)Other than as required by Section 3.8(b), no premium, penalty, or Call Protection Amount shall be payable in connection with any prepayment under this Section 3.8.
3.9.Time and Place of Payments; Notice of Mandatory Prepayment Events; Declined Proceeds
(a)The HoldCo Borrower shall make each payment (including any payment of principal of or interest on any HoldCo Loan or any Fees or other Obligations) hereunder without setoff, deduction or counterclaim not later than 1:00 p.m., New York City time, on the date when due in Dollars and in immediately available funds to the HoldCo Administrative Agent at the following account: M&T Bank / Wilmington Trust, N.A., ABA # ***, Account # ***, Account Name: ***, Attention: ***, or at such other office or account as may from time to time be specified by the HoldCo Administrative Agent to the HoldCo Borrower. Funds received after 1:00 p.m., New York City time, shall be deemed to have been received by the HoldCo Administrative Agent on the next succeeding Business Day for the purpose of calculating interest thereon.
(b)The HoldCo Administrative Agent shall promptly remit in immediately available funds to each Credit Agreement HoldCo Secured Party its share, if any, of any payments received by the HoldCo Administrative Agent for the account of such Credit Agreement HoldCo Secured Party.
(c)Except as provided herein, whenever any payment (including any payment of interest or principal on any HoldCo Loan or any Fees or other Obligations) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day (and such increase of time shall in such case be included in the computation of interest or Fees, if applicable) unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day.
(d)The HoldCo Borrower shall give written notice to the HoldCo Administrative Agent (which shall forward such notice to each HoldCo Lender) of any event giving rise to any mandatory prepayment in accordance with (i) Section 3.8(a) within thirty days after the HoldCo Borrower’s receipt of such Loss Proceeds, Asset Sale Proceeds, or Performance Liquidated Damages (as applicable) and (ii) Section 3.8(b) within thirty days after the Change of Control Triggering Event (any such notice, a “Mandatory Prepayment Event Notice”).
(e)Each Mandatory Prepayment Event Notice shall specify the proposed prepayment date (the “Mandatory Prepayment Date”) which shall be (i) in the case of a Mandatory Prepayment Event Notice pursuant to Section 3.9(d)(i), a date that is at least twenty Business Days after the date of the Mandatory Prepayment Event Notice and no later than thirty Business Days after the date of the Mandatory Prepayment Event Notice and (ii) in the case of a Mandatory Prepayment Event Notice pursuant to Section 3.9(d)(ii), a date that is at least thirty days after the date of the Mandatory Prepayment Event Notice and no later than sixty days after the date of the Mandatory Prepayment Event Notice.
(f)A HoldCo Lender that desires to receive the applicable mandatory prepayment shall give notice to the HoldCo Administrative Agent in writing or by telephone (confirmed in writing) at least three Business Days prior to the Mandatory Prepayment Date (the “Mandatory Prepayment Confirmation Deadline”) that such HoldCo Lender elects to receive the applicable mandatory prepayment. Unless a HoldCo Lender gave its affirmative notice to the HoldCo Administrative Agent in writing or by telephone (confirmed in writing) by the Mandatory Prepayment Confirmation Deadline, such HoldCo Lender shall be deemed to have declined the total amount of the applicable mandatory prepayment of its HoldCo Loans to be made pursuant to Section 3.8; provided, that, a HoldCo Lender will be entitled to withdraw its election if such HoldCo Lender provides written notice to the HoldCo Administrative Agent no later than the Mandatory Prepayment Confirmation Deadline that such HoldCo Lender is withdrawing its election to have its HoldCo Loan repaid.
(g)No later than one Business Day following the Mandatory Prepayment Confirmation Deadline, the HoldCo Administrative Agent shall give written notice to the HoldCo Borrower of the aggregate principal amount of HoldCo Loans to be prepaid on the Mandatory Prepayment Date.
(h)Subject to Section 3.8(a), if the aggregate principal amount of HoldCo Loans and other HoldCo Secured Debt subject to a mandatory prepayment exceeds the amount available for such prepayment, the HoldCo Loans and such other HoldCo Secured Debt shall be repaid on a pro rata basis.
3.10.Borrowings and Payments Generally
(a)Unless the HoldCo Administrative Agent has received notice from the HoldCo Borrower prior to the date on which any payment is due to the HoldCo Administrative Agent for the account of the HoldCo Lenders hereunder that the HoldCo Borrower will not make such payment, the HoldCo Administrative Agent may assume that the HoldCo Borrower has made such payment on such date in accordance with this Agreement and may, in reliance upon such assumption, distribute to the HoldCo Lenders the amount due. If the HoldCo Borrower has not in fact made such payment, then each of the HoldCo Lenders severally agrees to repay to the HoldCo Administrative Agent forthwith on demand the amount so distributed to such HoldCo Lender in immediately available funds with interest thereon, for each day from (and including) the date such amount is distributed to it to (but excluding) the date of payment to the HoldCo Administrative Agent, at the Federal Funds Effective Rate. A notice of the HoldCo Administrative Agent to any HoldCo Lender with respect to any amount owing under this Section 3.10 shall be conclusive, absent manifest error.
(b)If at any time insufficient funds are received by and available to the HoldCo Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts (except for the amounts required to be paid pursuant to the following clause (ii)) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and such other amounts then due to such parties and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)Nothing herein shall be deemed to obligate any HoldCo Lender to obtain funds for any HoldCo Loan in any particular place or manner or to constitute a representation by any HoldCo Lender that it has obtained or will obtain funds for any HoldCo Loan in any particular place or manner.
(d)The HoldCo Borrower hereby authorize each HoldCo Lender, if and to the extent payment owed to such HoldCo Lender is not made when due under this Agreement or under the HoldCo Notes held by such HoldCo Lender, to charge from time to time against any or all of the HoldCo Borrower’s accounts with such HoldCo Lender any amount so due.
3.11.Fees
(a)The HoldCo Borrower agrees to pay or cause to be paid fees in the amounts and at the times from time to time agreed pursuant to each applicable Fee Letter.
(b)All Fees shall be paid on the dates due in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.
3.12.Pro Rata Treatment
(a)The portion of any HoldCo Loan Borrowing shall be allocated by the HoldCo Administrative Agent pro rata among the HoldCo Lenders in accordance with each HoldCo Lender’s HoldCo Commitment Percentage.
(b)Except as otherwise required under Article 4, each payment or prepayment of principal of the HoldCo Loans shall be allocated by the HoldCo Administrative Agent pro rata among the HoldCo Lenders in accordance with the respective principal amounts of their outstanding HoldCo Loans, and each payment of interest on the HoldCo Loans shall be allocated by the HoldCo Administrative Agent pro rata among the HoldCo Lenders in accordance with the respective interest amounts outstanding on the HoldCo Loans held by them.
3.13.Sharing of Payments
(a)If any HoldCo Lender obtains any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any HoldCo Loan (other than pursuant to the terms of Article 4) in excess of its pro rata share of payments then or therewith obtained by all HoldCo Lenders holding HoldCo Loans, such HoldCo Lender shall purchase from the other HoldCo Lenders (for cash at face value) such participations in HoldCo Loans of such type made by them as shall be necessary to cause such purchasing HoldCo Lender to share the excess payment or other recovery ratably with each of them; provided, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing HoldCo Lender, the purchase shall be rescinded and each HoldCo Lender that has sold a participation to the purchasing HoldCo Lender shall repay to the purchasing HoldCo Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling HoldCo Lender’s ratable share (according to the proportion of (x) the amount of such selling HoldCo Lender’s required repayment to the purchasing HoldCo Lender to (y) the total amount so recovered from the purchasing HoldCo Lender) of any interest or other amount paid or payable by the purchasing HoldCo Lender in respect of the total amount so recovered. The HoldCo Borrower agrees that any HoldCo Lender so purchasing a participation from another HoldCo Lender pursuant to this Section 3.13(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 12.14) with respect to such participation as fully as if such HoldCo Lender were the direct creditor of such HoldCo Borrower in the amount of such participation. The provisions of this Section 3.13 shall not be construed to apply to any payment by the HoldCo Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by any HoldCo Lender as consideration for the assignment or sale of a participation in any of its HoldCo Loans.
(b)If under any applicable bankruptcy, insolvency or other similar law, any HoldCo Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, then such HoldCo Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the HoldCo Lenders entitled under this Section 3.13 to share in the benefits of any recovery on such secured claim.
4.TAX PROVISIONS
4.1.Obligation to Mitigate
(a)If the HoldCo Borrower is required to pay any Indemnified Taxes or additional amount to any HoldCo Lender or any Government Authority for the account of any HoldCo Lender pursuant to Section 4.2, then such HoldCo Lender shall use reasonable efforts to designate a different lending or issuing office for funding or booking its HoldCo Loans hereunder to assign its rights and obligations under the HoldCo Financing Documents to another of its offices, branches or Affiliates, if, in the reasonable judgment of such HoldCo Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.2, as applicable, in the future and (ii) would not subject such HoldCo Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such HoldCo Lender or violate any applicable Government Rule. The HoldCo Borrower hereby agrees to pay all reasonable costs and expenses incurred by any HoldCo Lender in connection with any such designation or assignment.
(b)If the HoldCo Borrower is required to pay any Indemnified Taxes or additional amount to any HoldCo Lender or any Government Authority for the account of any HoldCo Lender pursuant to Section 4.2 and, in each case, such HoldCo Lender has declined or is unable to designate a different lending or issuing office or to make an assignment in accordance with Section 4.1(a), then the HoldCo Borrower may, at its sole expense and effort, upon notice in writing to such HoldCo Lender and the HoldCo Administrative Agent, request such HoldCo Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.4), all (but not less than all) its interests, rights (other than its existing rights to payments pursuant to Section 4.2) and obligations under this Agreement (including all of its HoldCo Loans and HoldCo Commitments) to an assignee that shall assume such obligations (which assignee may be another HoldCo Lender, if a HoldCo Lender accepts such assignment); provided, that (i) the HoldCo Borrower shall have received the prior written consent of the HoldCo Administrative Agent, (ii) such HoldCo Lender shall have received payment of an amount equal to all Obligations of the HoldCo Borrower owing to such HoldCo Lender from such assignee (to the extent of such outstanding principal and accrued interest and fees) or the HoldCo Borrower (in the case of all other Obligations), (iii) in the case of any such assignment resulting from a claim for payments required to be made pursuant to Section 4.2, such assignment will result in the elimination or reduction of such compensation or payments, and (iv) such assignment does not conflict with any applicable law binding upon or to which such HoldCo Lender is subject. A HoldCo Lender shall not be required to make any such assignment and delegation if, as a result of a waiver by such HoldCo Lender of its rights under Section 4.2, the circumstances entitling the HoldCo Borrower to require such assignment and delegation have ceased to apply.
4.2.Taxes
(a)Defined Terms. For purposes of this Section 4.2, the term “Government Rule” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the HoldCo Borrower under any HoldCo Financing Document shall be made without deduction or withholding for any Taxes, except as required by Government Rules. If any Government Rule (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Government Authority in accordance with Government Rules and, if such Tax is an Indemnified Tax, then the sum payable by the HoldCo Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.2) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by HoldCo Borrower. The HoldCo Borrower shall timely pay to the relevant Government Authority in accordance with Government Rules, or at the option of the HoldCo Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by HoldCo Borrower. The HoldCo Borrower shall indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.2) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to the HoldCo Borrower by a HoldCo Lender (with a copy to the HoldCo Administrative Agent), or by the HoldCo Administrative Agent on its own behalf or on behalf of a HoldCo Lender, shall be conclusive absent manifest error.
(e)Indemnification by the HoldCo Lenders. Each HoldCo Lender shall severally indemnify the HoldCo Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such HoldCo Lender (but only to the extent that the HoldCo Borrower has not already indemnified the HoldCo Administrative Agent for such Indemnified Taxes and without limiting the obligation of the HoldCo Borrower to do so), (ii) any Taxes attributable to such HoldCo Lender’s failure to comply with the provisions of Section 12.4(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such HoldCo Lender, in each case, that are payable or paid by the HoldCo Administrative Agent in connection with any HoldCo Financing Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any HoldCo Lender by the HoldCo Administrative Agent shall be conclusive absent manifest error. Each HoldCo Lender hereby authorizes the HoldCo Administrative Agent to set off and apply any and all amounts at any time owing to such HoldCo Lender under any HoldCo Financing Document or otherwise payable by the HoldCo Administrative Agent to the HoldCo Lender from any other source against any amount due to the HoldCo Administrative Agent under this Section 4.2.
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the HoldCo Borrower to a Government Authority pursuant to this Section 4.2, the HoldCo Borrower shall deliver to the HoldCo Administrative Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the HoldCo Administrative Agent.
(g)Status of Lenders.
(i)Any HoldCo Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any HoldCo Financing Document shall deliver to the HoldCo Borrower and the HoldCo Administrative Agent, at the time or times reasonably requested by the HoldCo Borrower or the HoldCo Administrative Agent, such properly completed and executed documentation reasonably requested by the HoldCo Borrower or the HoldCo Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any HoldCo Lender, if reasonably requested by the HoldCo Borrower or the HoldCo Administrative Agent, shall deliver such other documentation prescribed by Government Rules or reasonably requested by the HoldCo Borrower or the HoldCo Administrative Agent as will enable the HoldCo Borrower or the HoldCo Administrative Agent to determine whether or not such HoldCo Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in clauses (A), (B), and (D) of Section 4.2(g)(ii)) shall not be required if in the HoldCo Lender’s reasonable judgment such completion, execution, or submission would subject such HoldCo Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such HoldCo Lender.
(ii)Without limiting the generality of the foregoing, in the event that the HoldCo Borrower is a U.S. Person:
(A)Any HoldCo Lender that is a U.S. Person shall deliver to the HoldCo Borrower and the HoldCo Administrative Agent on or about the date on which such HoldCo Lender becomes a HoldCo Lender under this Agreement (and from time to time thereafter upon the reasonable request of the HoldCo Borrower or the HoldCo Administrative Agent), executed copies of IRS Form W-9 certifying that such HoldCo Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the HoldCo Borrower and the HoldCo Administrative Agent (in such number of copies as shall be requested by the Recipient) on or about the date on which such Foreign Lender becomes a HoldCo Lender under this Agreement (and from time to time thereafter upon the reasonable request of the HoldCo Borrower or the HoldCo Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any HoldCo Financing Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any HoldCo Financing Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the HoldCo Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the HoldCo Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the HoldCo Borrower and the HoldCo Administrative Agent (in such number of copies as shall be requested by the Recipient) on or about the date on which such Foreign Lender becomes a HoldCo Lender under this Agreement (and from time to time thereafter upon the reasonable request of the HoldCo Borrower or the HoldCo Administrative Agent), executed copies of any other form prescribed by Government Rules as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Government Rules to permit the HoldCo Borrower or the HoldCo Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a HoldCo Lender under any HoldCo Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such HoldCo Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such HoldCo Lender shall deliver to the HoldCo Borrower and the HoldCo Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the HoldCo Borrower or the HoldCo Administrative Agent such documentation prescribed by Government Rules (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the HoldCo Borrower or the HoldCo Administrative Agent as may be necessary for the HoldCo Borrower and the HoldCo Administrative Agent to comply with their obligations under FATCA and to determine that such HoldCo Lender has complied with such HoldCo Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each HoldCo Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the HoldCo Borrower and the HoldCo Administrative Agent in writing of its legal inability to do so.
(h)Status of HoldCo Administrative Agent. The HoldCo Administrative Agent (and any successor or supplemental HoldCo Administrative Agent on the date it becomes the HoldCo Administrative Agent) shall provide the HoldCo Borrower with two duly completed original copies of, if it is not a U.S. Person, IRS Form W-8ECI or any successor thereto with respect to payments to be received by it as a beneficial owner and IRS Form W-8IMY or any successor thereto (together with required accompanying documentation) evidencing its agreement with the HoldCo Borrower to be treated as a U.S. Person for U.S. federal withholding purposes with respect to payments to be received by it on behalf of the HoldCo Lenders, and shall update such forms periodically upon the reasonable request of the HoldCo Borrower. In the event that the HoldCo Administrative Agent is a U.S. Person, the HoldCo Administrative Agent shall provide the HoldCo Borrower with two duly completed original copies of IRS Form W-9 or any successor thereto.
(i)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.2 (including by the payment of additional amounts pursuant to this Section 4.2), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.2 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Government Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.2(i) (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event that such indemnified party is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this Section 4.2(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.2(i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.2(i) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j)Survival. Each party’s obligations under this Section 4.2 shall survive the resignation or replacement of the HoldCo Administrative Agent or any assignment of rights by, or the replacement of, a HoldCo Lender, the termination of the HoldCo Commitment, and the repayment, satisfaction or discharge of all obligations under any HoldCo Financing Document.
5.REPRESENTATIONS AND WARRANTIES
5.1.General
(a)The HoldCo Borrower makes each representation and warranty set forth in this Article 5 on the Closing Date to, and in favor of, the HoldCo Administrative Agent, each of the HoldCo Lenders and each other Party hereto.
(b)All of the representations and warranties set forth in this Article 5 shall survive the Closing Date but shall not be deemed to be repeated by the HoldCo Borrower at any time after the Closing Date.
5.2.Disclosure
This Agreement and the documents, certificates or other writings delivered to the HoldCo Lenders by or on behalf of the HoldCo Borrower prior to the date hereof in connection with the transactions contemplated hereby and the financial statements set forth on Schedule 5.17 (this Agreement and such documents, certificates or other writings and such financial statements, including those provided through iDeals and Box.com, (and, in each case, any updates thereto) delivered to each HoldCo Lender being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that (a) with respect to any projected financial information, forecasts, estimates, or forward-looking information, information of a general economic or general industry nature or pro forma calculation made in the Disclosure Documents, including with respect to the start of operations of the Project, the Project Completion Date, final capital costs or operating costs of the Development, oil prices, Gas prices, LNG prices, electricity prices, Gas reserves, rates of production, Gas market supplies, LNG market demand, exchange rates or interest rates, rates of taxation, rates of inflation, transportation volumes or any other forecasts, projections, assumptions, estimates or pro forma calculations, the HoldCo Borrower represents only that such information was based on assumptions made in good faith and believed to be reasonable at the time and the HoldCo Borrower makes no representation as to the actual attainability of any projections set forth in the Disclosure Documents, or any such other items listed in this clause (a), and (b) the HoldCo Borrower makes no representation with respect to any information or material provided by a Consultant (except to the extent such information or material originated with the HoldCo Borrower). There is no fact known to the HoldCo Borrower that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.3.Good Standing of the HoldCo Borrower; Power and Authority
(a)The HoldCo Borrower has been duly formed and is existing and in good standing as a limited liability company under the laws of the State of Delaware, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Disclosure Documents.
(b)The HoldCo Borrower is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.
(c)The HoldCo Borrower has the limited liability company power and authority to execute and deliver, and to perform its obligations under, each of this Agreement, the HoldCo Notes, and the other applicable HoldCo Financing Documents.
5.4.Subsidiaries
Each subsidiary of the HoldCo Borrower has been duly formed and is existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (limited liability company) to own its properties and conduct its business as described in the Disclosure Documents; and each subsidiary of the HoldCo Borrower is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect; all of the issued and outstanding limited liability company interests of each subsidiary of the HoldCo Borrower have been duly authorized and validly issued and are fully paid and nonassessable; and the limited liability company interests of each subsidiary of the HoldCo Borrower that are owned by the HoldCo Borrower, are owned free from liens, encumbrances and defects other than Permitted Liens and as disclosed in the Disclosure Documents.
5.5.Corporate Structure; Ownership of Shares of Subsidiaries
(a)Schedule 5.5 contains (except as noted therein) complete and correct lists of the HoldCo Borrower’s subsidiaries as of the Closing Date, direct or indirect, showing, as to each subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the HoldCo Borrower and each other subsidiary.
(b)All of the outstanding shares of capital stock or similar equity interests of each subsidiary shown in Schedule 5.5 as being owned by the HoldCo Borrower or a subsidiary as of the Closing Date will have been validly issued, fully paid and non assessable and owned by the HoldCo Borrower or another subsidiary free and clear of any Lien that is prohibited by this Agreement as of the Closing Date.

5.6.Authorization of Agreement
This Agreement has been duly authorized, executed and delivered by the HoldCo Borrower in accordance with its terms, and constitutes a valid and legally binding obligation of the HoldCo Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
5.7.Absence of Further Requirements
No consent, approval, authorization, or order of, or filing or registration with, any Person (including any governmental agency or body or any court) is required for the HoldCo Borrower’s execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except those that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.
5.8.Title to Property
The HoldCo Borrower and, to the knowledge of the HoldCo Borrower, its subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Documents as owned by the HoldCo Borrower and its subsidiaries, free and clear of all Liens except (a) Permitted Liens and Project Permitted Liens, (b) as described, and subject to limitations contained, in the Disclosure Documents, or (c) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Documents; provided, that the Equity Interests of the Project Financing Entities that constitute Collateral shall be free and clear of all Liens other than Permitted Liens.
5.9.Absence of Defaults and Conflicts Resulting from Transaction
The execution, delivery and performance of this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any Lien (other than Permitted Liens) upon any property or assets of the HoldCo Borrower or its subsidiaries pursuant to (a) the certificate of formation or limited liability company agreement of the HoldCo Borrower or its subsidiaries, (b) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the HoldCo Borrower or its subsidiaries or any of their properties, or (c) any agreement or instrument to which the HoldCo Borrower or its subsidiaries is a party or by which the HoldCo Borrower or its subsidiaries is bound or to which any of the properties of the HoldCo Borrower or its subsidiaries is subject, except, in the case of clauses (b) and (c), for any breaches, violations, defaults, liens, charges or encumbrances that, individually or in the aggregate, would not result in a Material Adverse Effect. As of the date hereof, no Debt Repayment Triggering Event exists.
5.10.Absence of Existing Defaults and Conflicts
(a)Neither the HoldCo Borrower nor, to the knowledge of the HoldCo Borrower, its subsidiaries is in violation of its respective certificate of formation or limited liability company agreement.

(b)Neither the HoldCo Borrower nor, to the knowledge of the HoldCo Borrower, its subsidiaries is in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant, or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or in violation of any law or statute or any judgment, order, rule or regulation of any court, arbitrator or governmental or regulatory authority having jurisdiction over the HoldCo Borrower, or any of its properties or, to the knowledge of the HoldCo Borrower, its subsidiaries and their properties, except such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect.
5.11.Possession of Licenses and Permits
(a)Except as disclosed in the Disclosure Documents, the HoldCo Borrower and, to the knowledge of the HoldCo Borrower, its subsidiaries, possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits issued by the appropriate governmental agencies or bodies (collectively, “Licenses”) necessary or material to the P1 Project at its current stage of development, except where the failure to so possess or comply would not, individually or in the aggregate, result in a Material Adverse Effect.
(b)Except as disclosed in the Disclosure Documents, the HoldCo Borrower and, to the knowledge of the HoldCo Borrower, its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the HoldCo Borrower or its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
(c)All of the Licenses possessed by the HoldCo Borrower and its subsidiaries are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect.
(d)OpCo Borrower has duly obtained the DOE Export Authorizations and FERC Authorization and such authorizations are (i) in full force and effect, (ii) held in the name of OpCo Borrower, (iii) not the subject of any pending rehearing by or to DOE/HGEO or FERC, and (iv) free from conditions or requirements (A) the compliance with which could reasonably be expected to have a Material Adverse Effect or (B) which HoldCo Borrower or OpCo Borrower do not expect to be able to satisfy on or prior to the commencement of the relevant stage of Development.
5.12.Absence of Labor Dispute
No material labor dispute involving or affecting the HoldCo Borrower or, to the knowledge of the HoldCo Borrower, any of its subsidiaries exists or, to the knowledge of the HoldCo Borrower, is imminent, which could reasonably be expected to have a Material Adverse Effect.

5.13.Possession of Intellectual Property
Except as would not have a Material Adverse Effect, the HoldCo Borrower owns or possesses, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated or proposed in the Disclosure Documents to be conducted by them, and have not received any notice of nor are they aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the HoldCo Borrower or its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
5.14.Environmental Laws
(a)Except as disclosed in the Disclosure Documents, or as would not individually or in the aggregate have a Material Adverse Effect, (i) neither the HoldCo Borrower nor, to the knowledge of the HoldCo Borrower, its subsidiaries is in violation of, or has any liability under, any federal, state or local, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or Release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety (as such relates to exposure to Hazardous Substances), and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the HoldCo Borrower nor, to the knowledge of the HoldCo Borrower, its subsidiaries is liable or allegedly liable for any Release or threatened Release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (iii) neither the HoldCo Borrower nor, to the knowledge of the HoldCo Borrower, its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, (iv) the HoldCo Borrower and, to the knowledge of the HoldCo Borrower, its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses as currently conducted, and (v) to the knowledge of the HoldCo Borrower, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law.
(b)For purposes of this Section 5.14, “Hazardous Substances” means (i) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law or which can give rise to liability under any Environmental Law. The term “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the environment.

5.15.Statistical and Market-Related Data
The third-party statistical and market-related data included in the Disclosure Documents are based on or derived from sources that the HoldCo Borrower believes to be reliable and accurate in all material respects.
5.16.Litigation
Except as described in the Disclosure Documents or on Schedule 5.16, there is no (a) action, suit, or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the HoldCo Borrower, threatened, to which it is or may be a party or to which its or, to the knowledge of the HoldCo Borrower, its subsidiaries’ business or property is or may be subject, (b) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to the HoldCo Borrower or, to the knowledge of the HoldCo Borrower, its subsidiaries, or (c) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which the HoldCo Borrower or, to the knowledge of the HoldCo Borrower, its subsidiaries is or may be subject, that, in the case of clauses (a), (b), and (c) above (i) would, individually or in the aggregate have a Material Adverse Effect or (ii) challenging the validity of this Agreement or the Collateral and Intercreditor Agreement.
5.17.Financial Statements; Material Liabilities
The financial statements included in the Disclosure Documents (and set forth on Schedule 5.17) present fairly in all material respects the financial position of the OpCo Borrower as of the dates thereof and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (subject to normal year-end adjustments and footnote disclosure in the case of interim financial statements). The OpCo Borrower and its subsidiaries do not have any material liabilities that are not disclosed in the Disclosure Documents.
5.18.No Material Adverse Change in Business
With respect to the OpCo Borrower and its subsidiaries, except as disclosed in the Disclosure Documents, since December 31, 2025: (i) there has been no change in the membership interest or units of the OpCo Borrower or any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, business, properties, or results of operations of the OpCo Borrower and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid, or made by the OpCo Borrower on any class of its limited liability company interests, (iii) there has been no change in the limited liability company interests, short-term indebtedness, long-term indebtedness, net current assets, or net assets of the OpCo Borrower and its subsidiaries, that is material and adverse, and (iv) neither the OpCo Borrower nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood, or other calamity, whether or not covered by insurance, that is material and adverse.

5.19.Investment Company Act
The HoldCo Borrower is not and, after the borrowing of the HoldCo Loans and the application of the proceeds thereof as described in the Disclosure Documents, will not be an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).
5.20.Regulations T, U, X
Neither the borrowing of the HoldCo Loans, nor the application of the proceeds thereof by the HoldCo Borrower as described in the Disclosure Documents, will violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System.
5.21.Anti-Corruption Laws, Anti-Terrorism and Money Laundering Laws
(a)None of the HoldCo Borrower, any of its subsidiaries, or, to the HoldCo Borrower’s Knowledge, any director, officer or employee of the HoldCo Borrower or any subsidiary (i) is in violation of any Anti-Terrorism and Money Laundering Laws, (ii) is in violation of any Anti-Corruption Laws, or (iii) to the HoldCo Borrower’s Knowledge, has taken any action directly or indirectly that the HoldCo Borrower reasonably believes gives rise to circumstances presently in existence that could constitute a violation of any Anti-Corruption Laws or Anti-Terrorism and Money Laundering Laws.
(b)The HoldCo Borrower has instituted and maintains policies and procedures, including appropriate controls, reasonably designed to promote compliance by the HoldCo Borrower and its subsidiaries, and its and their directors, officers, employees, and authorized agents with Anti-Corruption Laws and Anti-Terrorism and Money Laundering Laws (to the extent applicable).
(c)The proceeds of the HoldCo Loans will not be used by the HoldCo Borrower and any of its subsidiaries, directly or knowingly indirectly, in violation of any Anti-Corruption Laws or Anti-Terrorism and Money Laundering Laws (to the extent applicable), including through the making of any bribe or unlawful payment.
5.22.Sanctions
(a)Neither the borrowing of the HoldCo Loans nor the use of proceeds of the HoldCo Loans by the HoldCo Borrower or any subsidiary will violate or cause any violation by any Person party to this Agreement of applicable Sanctions Regulations.
(b)None of the HoldCo Borrower nor, to the knowledge of the HoldCo Borrower, any subsidiary, nor any director, officer, or employee of any of the foregoing, is a Restricted Person.
(c)The HoldCo Borrower has instituted and maintains policies and procedures, including appropriate controls, reasonably designed to promote compliance by the HoldCo Borrower and its subsidiaries, and its and their directors, officers, employees, and authorized agents with Sanctions Regulations.

5.23.Taxes
(a)None of the HoldCo Borrower or, to the knowledge of the HoldCo Borrower, any of its subsidiaries is classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.
(b)The HoldCo Borrower and its subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the HoldCo Borrower or a subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.
(c)The HoldCo Borrower knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.24.Insurance
All insurance required to be maintained by the OpCo Borrower on the date hereof pursuant to the insurance requirements set forth in Exhibit E (Insurance Requirements) to the CFAA has been obtained and is in full force and effect; the OpCo Borrower and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and all premiums due and payable on the date hereof on all such insurance have been paid.
5.25.ERISA
The HoldCo Borrower does not maintain, contribute to or have an obligation to maintain or contribute to, and has not, at any time within the past six years, maintained, contributed to or been obligated to maintain or contribute to, or have any liability in respect of, any employee benefit plan which is subject to Title I or Title IV of ERISA or section 4975 of the Code (a “U.S. Plan”), including any liability of any U.S. Plan of any ERISA Affiliate, other than joint and several contingent liability of an ERISA Affiliate that is not material and is not reasonably expected to be imposed on the HoldCo Borrower. The HoldCo Borrower has never been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in section 4975 of the Code) with respect to any U.S. Plan.
5.26.Material Project Documents
(a)The P1 EPC Contracts, the Initial Offtake Agreements, and each RG Facility Agreement are each in full force and effect (assuming due execution, authorization, and delivery by the parties thereto other than the OpCo Borrower), subject to any conditions subsequent contained therein and each constitutes a valid and binding obligation of the OpCo Borrower and each other party thereto. As of the date hereof, all conditions precedent to the obligations of the parties under the P1 EPC Contracts, the Initial Offtake Agreements, and each RG Facility Agreement that are required for the current stage of Development have been satisfied or waived.
(b)Except as disclosed in the Disclosure Documents the OpCo Borrower is not in default of any of the P1 EPC Contracts, the Initial Offtake Agreements, or any RG Facility Agreement, and no default by any other party thereto exists under any provision of any of the P1 EPC Contracts, the Initial Offtake Agreements, or any RG Facility Agreement.
5.27.Solvency
(a)On the Closing Date, after giving pro forma effect to the borrowing of the HoldCo Loans and the use of proceeds therefrom as indicated in the Disclosure Documents, the HoldCo Borrower will be Solvent.
(b)As used in this Section 5.26, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the HoldCo Borrower is not less than the total amount required to pay the liabilities of the HoldCo Borrower on its total existing debt and other liabilities (including contingent liabilities) as they become absolute and matured; (ii) the HoldCo Borrower is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the borrowing of the HoldCo Loans as contemplated by this Agreement and the Disclosure Documents, the HoldCo Borrower does not intend to, and does not believe that it will, incur debts or other liabilities beyond its ability to pay as such debts and other liabilities mature; and (iv) the HoldCo Borrower is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the HoldCo Borrower is engaged.
5.28.HoldCo Security Documents
(a)As of the Closing Date, the HoldCo Security Agreement is effective to create, in favor of the HoldCo Collateral Agent for the benefit of the HoldCo Secured Parties, as collateral security for the payment and performance of the obligations secured thereby, a valid and enforceable security interest in the Collateral covered or purported to be covered thereby.
(b)The prior filing of the UCC 1 financing statements in connection with the HoldCo Security Documents, with the priority created thereby are sufficient to perfect by such recordation or filing in each jurisdiction where required to perfect the lien and security interest in personal property and fixtures described therein, and it is not necessary to make any new filings or take any other action to perfect, or to maintain the perfection, of such liens and security interests.
5.29.HoldCo Secured Debt
The HoldCo Loans will constitute HoldCo Secured Debt that is pari passu with all other HoldCo Secured Debt and will be secured by the Collateral equally and ratably with all other HoldCo Secured Debt.

5.30.Indebtedness; Liens
(a)As of the Closing Date, the HoldCo Borrower has no Indebtedness other than HoldCo Loans.
(b)As of the Closing Date, (i) there is no Lien on any assets or property of the HoldCo Borrower other than Permitted Liens and (ii) except for Permitted Liens, neither the HoldCo Borrower nor any subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(c)Except for the HoldCo Secured Debt Documents, the P1 Financing Documents, any Material Project Documents, or as otherwise disclosed on Schedule 5.30, neither the HoldCo Borrower nor any of its subsidiaries is a party to, or otherwise subject to any provision contained in, its organizational documents, any instrument evidencing Indebtedness for borrowed money of the HoldCo Borrower or such subsidiary, or any agreement related thereto that limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the HoldCo Borrower.
5.31.Accounts
No Loan Party has any deposit accounts, securities accounts, commodity accounts, or other bank accounts other than the HoldCo Accounts and the Distribution Account.
5.32.Accounting Controls
The HoldCo Borrower and, to the knowledge of the HoldCo Borrower, its subsidiaries maintain a system of accounting controls that is sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
5.33.HoldCo Financing Documents
Each of the HoldCo Financing Documents is in full force and effect and constitutes a valid and binding obligation of the HoldCo Borrower.
6.CONDITIONS PRECEDENT
6.1.Conditions to Closing Date
The occurrence of the Closing Date and the effectiveness of the HoldCo Commitments are subject to the satisfaction of each of the following conditions precedent to the satisfaction of each of the HoldCo Administrative Agent and the HoldCo Lenders, unless, in each case, waived by each of the HoldCo Administrative Agent and the HoldCo Lenders:
(a)Delivery of HoldCo Financing Documents. The HoldCo Administrative Agent and HoldCo Lenders shall have received true, correct, and complete copies of the following documents, each of which shall have been duly authorized, executed, and delivered by the parties thereto:
(i)this Agreement;
(ii)the Collateral and Intercreditor Agreement;
(iii)the HoldCo Security Agreement;
(iv)the HoldCo Pledge Agreement;
(v)the Fee Letters; and
(vi)any HoldCo Notes (to the extent requested by any HoldCo Lender at least three Business Days prior to the Closing Date).
(b)Representations and Warranties. The representations and warranties of the HoldCo Borrower in this Agreement shall be true and correct when made and on the Closing Date.
(c)Performance. The HoldCo Borrower shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on the Closing Date.
(d)Officer’s Certificate. The HoldCo Borrower shall have delivered to the HoldCo Administrative Agent and HoldCo Lenders an Officer’s Certificate, dated the Closing Date, certifying (i) that the conditions specified in clause (b), clause (c) and clause (g) have been fulfilled and (ii) as to (A) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and (B) the HoldCo Borrower’s organizational documents as then in effect.
(e)Opinions from Counsel. The HoldCo Administrative Agent and HoldCo Lenders shall have received, in form and substance reasonably satisfactory to the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders (with sufficient copies thereof for each addressee), the opinion of Latham & Watkins LLP, transaction counsel to each of the Loan Parties.
(f)Payment of Fees. Without limiting Section 3.11, the HoldCo Borrower shall have paid on the Closing Date (i) the reasonable and documented fees, charges, and disbursements of the HoldCo Lenders’ special counsel referred to in Section 6.1(e) to the extent reflected in a written statement of such counsel rendered to the HoldCo Borrower at least three Business Day prior to the Closing Date (or such lesser time as may be agreed by the HoldCo Borrower) and (ii) the fees payable pursuant to any Fee Letter.

(g)Changes in Corporate Structure. Except as contemplated in the Disclosure Documents, the HoldCo Borrower shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following May 11, 2026.
(h)Sufficient Funds. The HoldCo Administrative Agent and HoldCo Lenders shall have received an Officer’s Certificate, dated the Closing Date, certifying the existence of sufficient funds needed to achieve Substantial Completion under each P1 EPC Contract by the Date Certain.
(i)Collateral. The Collateral shall be subject to the perfected first priority Lien (subject only to Permitted Liens) established pursuant to, and to the extent required to be perfected as of the Closing Date under, the HoldCo Security Documents.
(j)Rating of HoldCo Loans. Each HoldCo Lender shall have received evidence reasonably satisfactory to counsel for the HoldCo Lenders that the HoldCo Loans have been assigned a rating equal to or better than BBB- by Kroll.
(k)CUSIP Number. On or prior to the Closing Date, a “CUSIP” Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the HoldCo Loans.
(l)No Default. On the Closing Date, the HoldCo Financing Documents (other than this Agreement) shall be in full force and effect, and no Default or Event of Default (as such terms are defined in each such HoldCo Financing Document) under any HoldCo Financing Document shall have occurred and be continuing.
(m)Bank Regulatory Requirements. Each HoldCo Lender shall have received, or had access to, to the extent requested at least three Business Days prior to the Closing Date:
(i)a Beneficial Ownership Certification from the HoldCo Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and
(ii)all documentation and other information required by bank regulatory authorities under applicable KYC Requirements.
6.2.Conditions to Borrowing Date
The obligation of each HoldCo Lender to make its HoldCo Loans on the Borrowing Date is subject to the satisfaction or waiver of the following conditions:
(a)Notice of HoldCo Loan Borrowing. The HoldCo Administrative Agent shall have received a duly executed Borrowing Notice, as required by and in accordance with Section 2.2.
(b)Payment of Fees. The HoldCo Administrative Agent shall have received for its own account, or for the account of each HoldCo Lender under this Agreement entitled thereto, all fees due and payable pursuant to this Agreement, the Fee Letters, and any other

HoldCo Financing Document and all costs and expenses (including costs, fees, and expenses of legal counsel) payable hereunder or thereunder for which invoices have been presented.
(c)Absence of Default. No Default or Event of Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by the HoldCo Financing Documents.
7.COVENANTS
The HoldCo Borrower covenants and agrees that until the Credit Agreement Discharge Date, it shall perform or observe or cause to be performed or observed (as applicable) each of the following obligations set forth in this Article 7 in favor and for the benefit of the HoldCo Administrative Agent and each HoldCo Lender.
7.1.Distributions
(a)The HoldCo Borrower will not make or agree to make, directly or indirectly, any Distributions (other than HoldCo Extraordinary Distributions) unless on the Distribution Date each of the following conditions has been satisfied:
(i)no Default or Event of Default has occurred and is continuing;
(ii)the Consolidated Historical DSCR as of the Fiscal Quarter most recently ended or then ending is at least 1.25 to 1.00;
(iii)the Consolidated Projected DSCR for the next four Fiscal Quarter period is at least 1.25 to 1.00; provided, that the HoldCo Borrower may, at its option, exclude any amounts comprising scheduled bullet or balloon principal payments of HoldCo Secured Debt that was pre-funded with proceeds of Indebtedness; and
(iv)the BX HoldCo DSRA is funded in cash and/or by DSR LC in an amount equal to or greater than its then-required DSRA Reserve Amount; provided, that for purposes of the definition of “DSRA Reserve Amount” set forth in the Collateral and Intercreditor Agreement, the amount required to be funded pursuant to this Agreement shall be the HoldCo Loan DSRA Reserve Amount;
(v)the Project Completion Date has occurred;
(vi)the HoldCo Borrower shall have delivered to the HoldCo Administrative Agent a certificate of an Authorized Officer of the HoldCo Borrower, dated the Distribution Date, certifying that each of the conditions set forth in clauses (i) through (v) above has been satisfied as of such date.
(b)To the extent the HoldCo Borrower receives Project Extraordinary Distributions from the OpCo Borrower and the HoldCo Borrower delivers information reasonably satisfactory to the HoldCo Administrative Agent showing that the conditions for making such Project Extraordinary Distributions under the P1 Financing Documents have been satisfied, the HoldCo Borrower may:

(i)make HoldCo Extraordinary Distributions with respect to such Project Extraordinary Distributions described in clauses (a), (c), (i) and (l) thereof;
(ii)make HoldCo Extraordinary Distributions with respect to such Project Extraordinary Distributions described in clause (h) thereof so long as no Event of Default has occurred and is continuing or would reasonably be expected to result therefrom; and
(iii)make HoldCo Extraordinary Distributions with respect to such Project Extraordinary Distributions described in clauses (b), (d), (e), (f), (g), (j) and (k) thereof, provided that no Default or Event of Default has occurred and is continuing or would reasonably be expected to result therefrom.
7.2.Use of Proceeds
(a)The HoldCo Borrower shall use the proceeds of the HoldCo Loans solely for (a) voluntary equity contributions to the OpCo Borrower and the payment of fees and transaction expenses in respect of the transactions hereunder in accordance with the funds flow memorandum delivered to the HoldCo Administrative Agent on or prior to the Closing Date and (b) general and administrative expenses of the HoldCo Borrower.
7.3.Incurrence of Indebtedness
(a)The HoldCo Borrower will not, directly or indirectly, create, incur, assume, permit, suffer to exist or otherwise be or become liable with respect to, contingently or otherwise (collectively, “incur”) any Indebtedness other than Permitted Indebtedness.
(b)The HoldCo Borrower will not incur any Replacement Debt unless (i) no Event of Default has occurred and is continuing or would reasonably be expected to result from the incurrence thereof, (ii) the HoldCo Borrower shall have demonstrated, by delivery of an updated base case forecast, that (after taking into account the incurrence of such Replacement Debt) the Consolidated Projected DSCR for each rolling four Fiscal Quarter period commencing on the first Quarterly Payment Date after the incurrence of such Replacement Debt and through the Credit Agreement Maturity Date shall not be less than 1.40:1.00; provided, that for purposes of this clause (ii), the Consolidated Projected CFADS used to calculate the Consolidated Projected DSCR shall assume, if such Replacement Debt is incurred prior to the Project Completion Date, that all commitments for HoldCo Secured Debt and Project Senior Secured Debt will be fully drawn, (iii) the weighted average life to maturity of the Replacement Debt shall be longer than the weighted average life to maturity of the HoldCo Secured Debt being replaced, (iv) the final maturity date of the Replacement Debt shall occur after the maturity date of the HoldCo Secured Debt being replaced, (v) upon the incurrence of such Replacement Debt, a Rating Reaffirmation shall have occurred, and (vi) the HoldCo Borrower shall have delivered to the HoldCo Administrative Agent an Officer’s Certificate certifying as to the satisfaction of the conditions set forth in this Section 7.3(a).
(c)The HoldCo Borrower will not incur any Supplemental Debt unless (i) no Default or Event of Default has occurred and is continuing or would reasonably be expected to result from the incurrence thereof, (ii) the HoldCo Borrower shall have demonstrated, by delivery of an updated base case forecast, that (after taking into account the incurrence of such Supplemental Debt) the Consolidated Projected DSCR for each rolling four Fiscal Quarter period commencing on the first Quarterly Payment Date after the incurrence of such Supplemental Debt and through the Credit Agreement Maturity Date shall not be less than 1.40:1.00; provided, that for purposes of this clause (ii), the Consolidated Projected CFADS used to calculate the Consolidated Projected DSCR shall assume that all commitments for HoldCo Secured Debt and Project Senior Secured Debt will be fully drawn as of the date on which such Supplemental Debt is incurred, (iii) upon the incurrence thereof, a Rating Reaffirmation shall have occurred, and (iv) the HoldCo Borrower shall have delivered to the HoldCo Administrative Agent an Officer’s Certificate certifying as to the satisfaction of the conditions set forth in this Section 7.3(c).
(d)The HoldCo Borrower will not incur any Relevering Debt unless (i) no Default or Event of Default has occurred and is continuing or would reasonably be expected to result from the incurrence thereof, (ii) the Project Completion Date shall have occurred, (iii) the HoldCo Borrower shall have demonstrated, by delivery of an updated base case forecast, that (after taking into account the incurrence of such Relevering Debt) the Consolidated Projected DSCR for each rolling four Fiscal Quarter period commencing on the first Quarterly Payment Date after the incurrence of such Relevering Debt and through the Credit Agreement Maturity Date shall not be less than 1.40:1.00, (iv) upon the incurrence of such Relevering Debt, a Rating Reaffirmation shall have occurred confirming that any Specified Rating Agency then rating the HoldCo Loans shall rate the HoldCo Loans equal to or better than the Required Rating, (v) Substantial Completion under, and as defined in, the T1/T2 EPC Contract (as defined in the P1 Common Terms Agreement) of the Train 2 Facility shall have occurred, and (vi) the HoldCo Borrower shall have delivered to the HoldCo Administrative Agent an Officer’s Certificate certifying as to the satisfaction of the conditions set forth in this Section 7.3(d).
7.4.Maintenance of Liens
(a)Without limiting the right of the HoldCo Borrower to consummate Asset Sales in accordance with the terms hereof, the HoldCo Borrower will preserve and maintain good, legal and valid title to, or rights in, the Collateral free and clear of Liens (other than Permitted Liens).
(b)The HoldCo Borrower shall not permit any Project Financing Entity to, create, incur, assume, suffer to occur or permit to subsist any Lien upon or with respect to any of its property, revenues or assets (real, personal or mixed, tangible or intangible) whether now owned or hereafter acquired, except for Project Permitted Liens.
7.5.Maintenance of Ratings
The HoldCo Borrower shall use its commercially reasonable efforts to cause the HoldCo Loans to be rated by any Specified Rating Agency.

7.6.Insurance
The HoldCo Borrower shall cause the OpCo Borrower to maintain insurance in accordance with the requirements of the P1 Financing Documents.
7.7.[Reserved]
7.8.Books, Records and Inspections; Accounting and Audit Matters.
The HoldCo Borrower shall keep proper books of record in accordance with GAAP in all material respects and permit representatives and advisors of the HoldCo Administrative Agent, upon reasonable notice, no more than twice per calendar year (unless an Event of Default has occurred and is continuing), to examine, excerpts from its books, records and documents and to make copies thereof, all at such times during normal business hours as such representatives may reasonably request upon thirty days’ advance notice.
7.9.Sanctions
The HoldCo Borrower shall not, and shall not permit or authorize any Person to, directly or knowingly indirectly, engage in any dealing or transaction (including using, lending, making payments of, contributing or otherwise making available, all or any part of, the proceeds of the HoldCo Loans or other transactions contemplated by this Agreement or any other HoldCo Financing Document), with any Person if such transaction (a) involves or is for the benefit of any Restricted Person or any Sanctioned Country except to the extent permitted for a Person required to comply with Sanctions Regulations, (b) would cause any HoldCo Lender to be in violation of, or the target of, applicable Sanctions Regulations, or (c) in any other manner that could reasonably be expected to result in any Person participating in the HoldCo Loans being in breach of any Sanctions Regulations (if any to the extent applicable to any of them) or becoming a Restricted Person.
7.10.Accounts
(a)The HoldCo Borrower shall not establish any bank accounts other than the HoldCo Accounts or the Distribution Account.
7.11.Limitation on Formation of Controlled Subsidiaries
The HoldCo Borrower shall not form or create any new Controlled Subsidiaries other than the Project Financing Entities, and, during any period when such RG Facility Entities remain Controlled Subsidiaries, the RG Facility Entities (as defined in the P1 Common Terms Agreement).
7.12.Consolidated Historical DSCR
(a)Together with the delivery of financial statements in accordance with Section 8.1(a)(ii) in respect of each full Fiscal Quarter occurring after the Financial Covenant Start Date, the HoldCo Borrower shall calculate and deliver to the HoldCo Administrative Agent and the HoldCo Lenders its calculation of the Consolidated Historical DSCR.

(b)The HoldCo Borrower shall not permit the Consolidated Historical DSCR as of the end of any Fiscal Quarter from and following the Financial Covenant Start Date to be less than 1.05 to 1.00; provided, that, notwithstanding anything to the contrary herein or in any HoldCo Financing Document, if the Consolidated Historical DSCR as of the end of any Fiscal Quarter following the Financial Covenant Start Date is (or would be) less than 1.05 to 1.00, then any direct or indirect owner of the HoldCo Borrower shall have the right to provide cash to the HoldCo Borrower, not later than twenty Business Days following the date of delivery of the calculation of the Consolidated Historical DSCR as required pursuant to Section 7.12(a) by (i) transferring from the Distribution Account to the HoldCo Accounts or (ii) causing the Equity Owners to deposit in the HoldCo Accounts such amount as, when added to the otherwise applicable Cash Flow for purposes of calculating Consolidated Historical CFADS for the applicable period, would cause the Consolidated Historical DSCR for such period to equal or exceed 1.05 to 1.00 (and upon such transfer or deposit, any default under this Section 7.12(b) shall be deemed immediately cured) (provided, that the HoldCo Borrower shall not have the right to cure a default of this Section 7.12(b) by operation hereof in respect of more than six Fiscal Quarters in aggregate prior to the Credit Agreement Maturity Date and in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters in which no cure of a default of this Section 7.12(b) shall have been made (it being expressly understood and agreed that a cure of a default of this Section 7.12(b) may be exercised in consecutive Fiscal Quarters)).
7.13.Merger, Consolidation, or Sale of Assets
The HoldCo Borrower may not, directly or indirectly: consolidate, amalgamate or merge with or into another Person (regardless of whether the HoldCo Borrower is the surviving entity); convert into another form of entity or continue in another jurisdiction where such conversion or continuance would be adverse in any material respect to the HoldCo Lenders; sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; or dissolve, liquidate, terminate, reorganize or wind up nor take any action to amend or modify its corporate constituent or governing documents where such amendment would be adverse in any material respect to the HoldCo Lenders, unless (a) a Rating Reaffirmation shall have occurred or (b) any such action or transaction has been approved by the HoldCo Administrative Agent acting at the instruction of the Majority HoldCo Lenders.
7.14.Maintenance of Existence, Etc.
Except as otherwise expressly permitted by Section 7.19(a), the HoldCo Borrower shall maintain its limited liability company existence as a Delaware limited liability company.
7.15.Taxes
The HoldCo Borrower shall (a) file (or cause to be filed) all tax returns required to be filed by such HoldCo Borrower and (b) pay and discharge (or caused to be paid and discharged), before the same shall become delinquent, after giving effect to any applicable extensions, all Taxes imposed on such HoldCo Borrower or its property, unless such Taxes are subject to a Contest and such Contest, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.
7.16.Compliance with Government Rules, Etc.
(a)The HoldCo Borrower shall comply in all material respects with all material Government Rules applicable to such HoldCo Borrower.
(b)The HoldCo Borrower shall comply in all material respects with Sanctions Regulations.
(c)The HoldCo Borrower agrees that if it receives any written notice that the HoldCo Borrower is or becomes a Restricted Person (such occurrence, a “Sanctions Violation”), such HoldCo Borrower shall within a reasonable time (i) give written notice to the HoldCo Administrative Agent of such Sanctions Violation and (ii) comply with all applicable Sanctions Regulations with respect to such Sanctions Violation, and the HoldCo Borrower hereby authorizes and consents to the HoldCo Administrative Agent reasonable steps to comply with all applicable Sanctions Regulations with respect to any such Sanctions Violation, including the “freezing” or “blocking” of assets and reporting such action to the applicable Sanctions Authority.
(d)The proceeds of the HoldCo Loans will not be used by the HoldCo Borrower, directly or knowingly indirectly, in violation of any Anti-Corruption Laws or Anti-Terrorism and Money Laundering Laws (to the extent applicable), including through the making of any bribe or unlawful payment.
7.17.Separateness
The HoldCo Borrower shall comply at all times with the separateness provisions set forth on Schedule 7.17.
7.18.Nature of Business
The HoldCo Borrower shall not engage in any business or activities, or own any material assets, other than (a) the direct or indirect ownership of the Project Financing Entities and any business activities reasonably related thereto, (b) through such ownership of the Project Financing Entities, the Permitted Business, and (c) any other transactions contemplated by the HoldCo Financing Documents.
7.19.Fundamental Changes
(a)The HoldCo Borrower shall not change its legal form without providing the HoldCo Administrative Agent with at least thirty days’ prior notice.
(b)The HoldCo Borrower shall not amend its Organic Documents in a manner that would have a Material Adverse Effect.
(c)The HoldCo Borrower shall not, and shall not permit its Controlled Subsidiaries to, amend the Licenses (including, without limitation, the DOE Export Authorization and the FERC Authorization) in a manner that would have a Material Adverse Effect.

7.20.Transactions with Affiliates; Settlements
The HoldCo Borrower will not, directly or indirectly, enter into any transaction with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate) except: (i) transactions on terms no less favorable to the HoldCo Borrower than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (based on then-current market conditions for transactions of a similar nature and duration and taking into account such factors as the characteristics of the goods and services, the market for such goods and services (including any applicable regulatory conditions), tax effects of the transaction, the location of the P1 Project and the counterparties), or, if no comparable arm’s-length transaction with a Person that is not an Affiliate is available, then on terms reasonably determined by the HoldCo Borrower to be fair and reasonable; (ii) any officer or director indemnification agreement or any similar arrangement entered into by the HoldCo Borrower in the ordinary course of business and payments pursuant thereto; and (iii) Distributions made in accordance with the HoldCo Financing Documents.
7.21.Project Financing Entity Covenants
The HoldCo Borrower shall not vote its interests in any Project Financing Entity, and shall not permit any Controlled Subsidiary of the HoldCo Borrower to vote its interests in any Project Financing Entity, in a manner that would allow:
(a)any termination, amendment, modification, supplement or waiver of any provision of the Organic Documents of any Project Financing Entity or any other Controlled Subsidiary of the HoldCo Borrower in a manner that would be material and adverse to the interests of the HoldCo Lenders (without limiting the foregoing, it is agreed and understood that any amendment, modification, supplement or waiver that changes a distribution policy is deemed to be material and adverse to the interests of the HoldCo Lenders);
(b)the sale, lease, transfer, or other disposal of any assets comprising the P1 Project (excluding, in each case, for the elimination of doubt, (i) any transactions permitted by the P1 Financing Documents, (ii) any pledge of Equity Interests by the OpCo Pledgor in accordance with the P1 Financing Documents, and (iii) any grant of security interest by the OpCo Borrower in accordance with the P1 Financing Documents);
(c)any Project Financing Entity to incur Indebtedness other than (i) any Indebtedness that is not “Permitted Indebtedness” (as defined in the P1 Common Terms Agreement) so long as, after giving pro forma effect to such incurrence, the Consolidated Projected DSCR for each rolling four Fiscal Quarter period is at least 1.40 to 1.00 or (ii) “Permitted Indebtedness” (as defined in the P1 Common Terms Agreement);
(d)any Project Financing Entity to amend, modify, supplement, waive, or terminate, or consent to the amendment, modification, supplement, waiver, or termination of, any provision of any P1 Financing Document in a manner that would be material and adverse to the interests of the HoldCo Lenders; provided, that, (i) without limiting the foregoing, it is agreed and understood that any amendment, modification, supplement or waiver to such P1 Financing Documents that either (A) adds any distribution condition or cash sweep mechanism not included in any P1 Financing Document as of the date hereof or

(B) modifies any distribution condition in effect as of the date hereof in a manner that (1) is not included in any other P1 Financing Document as of the date hereof and (2) reduces or has the effect of reducing the cash flow available for distribution (including, in each case of clauses (A) and (B), adding or modifying any distribution condition which would require a “Historical DSCR” or “Contracted Project DSCR” (each as defined in the P1 Common Terms Agreement) that is higher than 1.25 to 1.00) shall be deemed to be material and adverse to the interests of the HoldCo Lenders, in each case, unless (x) a Rating Reaffirmation shall have occurred with respect to the HoldCo Loans, (y) consent from the Majority HoldCo Lenders shall have been obtained or (z) the HoldCo Loans have been or will be concurrently repaid in full; provided, that, in the case of clause (z), the HoldCo Borrower shall have first consulted with the HoldCo Lenders regarding the proposed repayment and (ii) notwithstanding anything herein to the contrary, any such amendment, modification, supplement, waiver, or termination of, any provision of any P1 Financing Document that adds a distribution condition or modifies any distribution condition with respect to Project Extraordinary Distributions shall be deemed not to be material and adverse to the interests of the HoldCo Lenders; provided, that, the exception in this clause (ii) shall not apply to any modification of the definition of “Extraordinary Distributions” (as defined in the P1 Financing Documents as of the date hereof);
(e)any OpCo Borrower to amend, modify, supplement, waive, or terminate or consent to the amendment, modification, supplement, waiver, or termination of any provision of any Material Project Document to which the OpCo Borrower is a party in a manner that would have a Material Adverse Effect;
(f)the OpCo Borrower to sponsor, maintain, administer, or have any obligation to contribute to, or any liability under any defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code or any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA or plan that provides for post-retirement welfare benefits;
(g)the OpCo Borrower to incur any Permitted Subordinated Debt (as defined in the P1 Financing Documents to which the OpCo Borrower is a party);
(h)any Project Financing Entity to create, incur, assume, or suffer to exist any Lien on any of its property or assets, other than “Permitted Liens” as defined in the P1 Collateral and Intercreditor Agreement (as in effect on the date hereof or as amended as permitted by this Agreement);
(i)any Project Financing Entity to enter into any agreement or arrangement that prohibits, restricts, or imposes any condition upon the ability of such Project Financing Entity to pay dividends or other distributions to the HoldCo Borrower or to make or repay loans or advances to the HoldCo Borrower, other than (i) restrictions contained in the P1 Financing Documents (as in effect on the date hereof or as amended, supplemented or modified as permitted by Section 7.21(d)), (ii) customary restrictions contained in agreements governing Project Permitted Indebtedness, and (iii) restrictions arising under applicable law; and

(j)any Project Financing Entity to amend, modify, supplement, waive, or terminate, or consent to the amendment, modification, supplement, waiver, or termination of, any provision of any Licenses (including, without limitation, the DOE Export Authorization and the FERC Authorization) in a manner that would have a Material Adverse Effect.
7.22.GAAP
The HoldCo Borrower shall not change its Fiscal Year without the prior written consent of the HoldCo Administrative Agent. The HoldCo Borrower shall not change its accounting or financial reporting policies other than as permitted in accordance with GAAP.
7.23.Margin Stock
The HoldCo Borrower shall not use any part of the proceeds of any HoldCo Loans to purchase or carry any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The HoldCo Borrower shall not use any proceeds of the HoldCo Loans in a manner that could violate or be inconsistent with the provisions of Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.
7.24.Anti-Layering
Notwithstanding anything to the contrary contained herein, the HoldCo Borrower will not, and will cause the OpCo Pledgor and the OpCo Borrower not to, create or incur any Indebtedness, other than any Indebtedness that is permitted by Section 7.21(c), that is (1) (x) secured by Liens that are contractually or structurally subordinated to the Liens securing the obligations under the P1 Financing Documents and (y) secured by Liens that are contractually or structurally senior to the Liens securing the HoldCo Secured Obligations; or (2) (x) subordinated in right of payment to the obligations under the P1 Financing Documents and (y) senior in right of payment to the HoldCo Loans.
7.25.ERISA
The HoldCo Borrower shall not sponsor, maintain, administer, or have any obligation to contribute to, or any liability under, any defined benefit pension plan subject to Title IV of ERISA or Section 412 of the Code or any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, or any plan that provides for post-retirement welfare benefits.
7.26.Accounts Control
The HoldCo Borrower shall cause all HoldCo Accounts to be subject to a Control Agreement in favor of the HoldCo Collateral Agent and shall maintain such Control Agreements in full force and effect at all times.
7.27.RG Facility Entities
The HoldCo Borrower shall, at all times maintain, its indirect legal and beneficial ownership of all of the Equity Interests (including, for avoidance of doubt, Voting Interest) in each RG Facility

Entity, in each case, subject only to adjustment in accordance with the limited liability company agreement of such RG Facility Entity as permitted by “Permitted Indebtedness” (as defined in the P1 Common Terms Agreement, as in effect as of the date hereof or as amended, waived or modified in a manner permitted by this Agreement).
8.REPORTING COVENANTS
The HoldCo Borrower covenants and agrees that until the Credit Agreement Discharge Date, it shall perform each of the obligations set forth in this Article 8 in favor and for the benefit of the HoldCo Administrative Agent and each HoldCo Lender.
8.1.Reports
(a)The HoldCo Borrower shall furnish or cause to be furnished to the HoldCo Administrative Agent (i) annual audited consolidated financial statements of the HoldCo Borrower prepared in accordance with GAAP (together with notes thereto and a report thereon by an independent accountant of established national reputation), such statements to be so furnished within 120 days after the end of the Fiscal Year covered thereby and (ii) unaudited consolidated financial statements of the HoldCo Borrower for each of the first three Fiscal Quarters of each Fiscal Year and the corresponding quarter and year-to-year period of the prior year prepared in all material respects on a basis consistent with the annual consolidated financial statements furnished pursuant to clause (i) of this clause (a), such statements to be so furnished within sixty days after the end of each such quarter; provided, that the HoldCo Borrower shall give each HoldCo Lender prior written notice, which may be by email, of the posting or filing of any financial statements pursuant to this Section 8.1(a); and provided, further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by email, the HoldCo Borrower will promptly deliver paper copies or email them, as the case may be, to such holder.
(b)The HoldCo Borrower may comply with this Section 8.1 by posting the information described herein on a website or online data system no later than the date that the HoldCo Borrower is required to provide those reports to the HoldCo Administrative Agent and maintaining such posting for so long as any HoldCo Loans remain outstanding. Access to such reports on such website or online data system may be subject to a confidentiality acknowledgment and password protection; provided, that, no other conditions may be imposed on access to such reports other than a representation by the Person accessing such reports that it is the HoldCo Administrative Agent or a HoldCo Lender.
(c)Delivery of such reports, information and documents to the HoldCo Administrative Agent is for informational purposes only and the HoldCo Administrative Agent’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the HoldCo Borrower’s compliance with any of its covenants hereunder (as to which the HoldCo Administrative Agent is entitled to rely exclusively on Officer’s Certificates).
(d)Notwithstanding the foregoing, any reports or other information required to be filed, delivered or furnished pursuant to this Section 8.1 shall be deemed filed, delivered or furnished if filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system).
(e)Not later than thirty days after the end of each month up to and including the month during which the Project Term Conversion Date occurs, the HoldCo Borrower shall deliver to the HoldCo Administrative Agent and HoldCo Lenders a monthly construction report from the Independent Engineer regarding the construction activities in relation to the P1 Project carried out during such month based on the report delivered by the CASA Advisor under Section 3.3(j) (Requirements of Independent Engineers) of the P1 CASA and such other information reasonably requested by the Independent Engineer.
(f)As soon as practicable and in any event, unless otherwise specified, the HoldCo Borrower shall deliver within five Business Days after the HoldCo Borrower obtains Knowledge of any of the following, written notice to the HoldCo Administrative Agent of:
(i)any Default or Event of Default and describing any action being taken or proposed to be taken with respect thereto;
(ii)promptly upon becoming aware thereof, written notice, including reasonable details, of (i) any event specific to the HoldCo Borrower, any Project Financing Entity, or the P1 Project which is reasonably likely to have a Material Adverse Effect or (ii) the occurrence of any Project Event of Default;
(iii)a change in ultimate beneficial ownership information of the HoldCo Borrower required to be provided in the Beneficial Ownership Certification most recently delivered to the HoldCo Administrative Agent;
(iv)any ERISA Event that could reasonably be expected to result in material liability to any Loan Party under ERISA or under the Code with respect to any Plan or Multiemployer Plan; and
(v)no later than five Business Days after such documents are delivered under the applicable P1 Financing Document, all audited and unaudited financial statements, certifications, and reports required to be delivered by the OpCo Borrower pursuant to the P1 Financing Documents.
(g)The HoldCo Borrower shall provide to the HoldCo Administrative Agent such other information reasonably requested by the HoldCo Administrative Agent.
(h)Notwithstanding anything to the contrary herein, the HoldCo Borrower shall not be obligated under this Article 8 to disclose any information that is (or provide any notices that are) protected by attorney-client privilege, constitutes attorney work product, is a trade secret or not permitted to be disclosed under the terms of non-disclosure agreements (provided, that the HoldCo Borrower shall use commercially reasonable efforts to obtain consent for such disclosures).
(i)The HoldCo Borrower shall deliver, or cause to be delivered, to the HoldCo Administrative Agent each notice provided to the P1 Administrative Agent in accordance with Section 10.2 (Notice of Defaults, Events of Default and Other Events) of the P1 Credit Agreement.
(j)In connection with each of the financial statements delivered to the HoldCo Administrative Agent pursuant to this Section 8.1, the HoldCo Borrower shall provide the HoldCo Administrative Agent with an Officer’s Certificate executed by a Authorized Officer of the HoldCo Borrower certifying that:
(i)such financial statements fairly present in all material respects the financial condition and results of operations of the HoldCo Borrower on the dates and for the periods indicated on a consolidated basis in accordance with GAAP, subject, in the case of quarterly financial statements, to the absence of notes and normal year-end audit adjustments; and
(ii)no Default or Event of Default exists as of the date of such certificate or, if any Default or Event of Default exists, describing the same in reasonable detail and describing what action the HoldCo Borrower has taken and proposes to take with respect thereto.
8.2.Compliance Certificate
(a)The HoldCo Borrower shall deliver to the HoldCo Administrative Agent, within ninety days after the end of each Fiscal Year, an Officer’s Certificate stating that to the signing Authorized Officer’s knowledge no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred and is continuing, describing all such Defaults or Events of Default of which he or she has knowledge and what action the HoldCo Borrower is taking or proposes to take with respect thereto).
(b)So long as any of the HoldCo Loans are outstanding, the HoldCo Borrower will deliver to the HoldCo Administrative Agent, forthwith upon any Authorized Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the HoldCo Borrower is taking or proposes to take with respect thereto.
9.EVENTS OF DEFAULT
Each of the following events or occurrences set forth in this Article 9 shall constitute an Event of Default. To the extent that any Project Event of Default giving rise to an Event of Default under Section 9.9(b) is remedied, waived, or otherwise ceases to be continuing, the corresponding Event of Default hereunder shall automatically and correspondingly be deemed to have been remedied or shall otherwise cease to be continuing.
9.1.Non-Payment of HoldCo Secured Obligations
(a)The HoldCo Borrower shall (i) fail to pay when due any principal of any HoldCo Loans or any Replacement Debt, Supplemental Debt, or Relevering Debt (unless (x) such failure is caused by an administrative or technical error and (y) payment is made within three Business Days of its due date) or (ii) fail to pay when due any interest in respect of the

HoldCo Loans or any Replacement Debt, Supplemental Debt, or Relevering Debt, and such failure continues unremedied for a period of three Business Days.
(b)The HoldCo Borrower shall fail to pay any other HoldCo Secured Obligation payable by them under any HoldCo Financing Document or any instrument governing Replacement Debt, Supplemental Debt, or Relevering Debt, other than those set forth in Section 9.1(a) above, and such failure continues unremedied for a period of ten Business Days.
(c)A “CTA Event of Default” (as defined in the P1 Common Terms Agreement) shall have occurred under Section 7.1 (Non-Payment of Senior Secured Debt) of the P1 Common Terms Agreement, with respect to the OpCo Borrower.
9.2.Cross-Acceleration
(a)Any default shall occur with respect to any Indebtedness (other than any amount due in respect of Permitted Subordinated Debt) of the HoldCo Borrower having drawn or undrawn principal amounts in excess of $20,000,000 in the aggregate and shall have continued beyond any applicable grace period, the effect of which has been to cause the entire amount of such Indebtedness under this Section 9.2(a) to become due (whether by redemption, purchase, offer to purchase or otherwise) and such Indebtedness under this Section 9.2(a) remains unpaid or the acceleration of its stated maturity unrescinded.
(b)A “CTA Event of Default” (as defined in the P1 Common Terms Agreement) shall have occurred under Section 7.2 (Cross-Acceleration) of the P1 Common Terms Agreement with respect to the OpCo Borrower.
9.3.Breaches of Covenant
(a)The HoldCo Borrower default in the due performance and observance of any of their obligations under any of the following Section 7.1, Section 7.2, Section 7.3, Section 7.12, Section 7.14, or Section 7.19(b) of this Agreement.
(b)The HoldCo Borrower default in the due performance and observance of any of their obligations under Section 7.9, Section 7.13, Section 7.16, or Section 7.19(a) or of this Agreement and such Default continues unremedied for a period of sixty days after the date on which the HoldCo Borrower receive written notice of such Default from the HoldCo Administrative Agent.
(c)Failure by the HoldCo Borrower or the HoldCo Pledgor to comply in any material respect with any covenant or agreement hereunder (other than as otherwise set forth in this Article 9) or in any other HoldCo Financing Document; provided, that if such Default is capable of cure, no Event of Default shall have occurred pursuant to this Section 9.3(c) if such Default has been cured within ninety days after HoldCo Borrower’s Knowledge of such Default.
9.4.Breaches of Representations and Warranties
Any representation or warranty made by the HoldCo Borrower herein or in any certificate or other document delivered by it in connection herewith proves to have been incorrect when made and a Material Adverse Effect could reasonably be expected to result therefrom, unless the facts or circumstances underlying such misrepresentation are capable of being remedied and thereafter are remedied within sixty days after the date on which the HoldCo Borrower receives written notice from the HoldCo Administrative Agent that such representation or warranty proved to have been incorrect at the time made or deemed made.
9.5.Bankruptcy
(a)A Bankruptcy shall occur with respect to any of the HoldCo Borrower or the HoldCo Pledgor.
(b)a Bankruptcy shall occur with respect to any RG Facility Entity.
(c)A “CTA Event of Default” (as defined in the P1 Common Terms Agreement) shall have occurred under Section 7.5(a) (Bankruptcy) of the P1 Common Terms Agreement with respect to the OpCo Borrower.
9.6.Liens
The Liens in favor of the HoldCo Secured Parties under the HoldCo Security Documents shall at any time cease to constitute valid and perfected Liens granting a first priority security interest in any material portion of the Collateral (subject to Permitted Liens).
9.7.Litigation
A final judgment or series of judgments in excess of $20,000,000 in the aggregate (net of insurance proceeds which are reasonably expected to be paid) against the HoldCo Borrower shall be rendered by one or more Government Authorities, arbitral tribunals or other bodies having jurisdiction over the HoldCo Borrower, and the same remains unpaid or unstayed for a period of ninety or more days from the date of entry of such judgment or series of judgments.
9.8.Illegality or Unenforceability
This Agreement or any other HoldCo Financing Document (other than any HoldCo Secured Debt Instrument), or any material provision thereof, (a) is declared by a court of competent jurisdiction to be illegal or unenforceable and such unenforceability or illegality is not cured within five Business Days following the date of entry of such judgment (provided, that such five Business Day period will apply only so long as the relevant party is attempting in good faith to cure such unenforceability), (b) should otherwise cease to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration or termination in accordance with its terms in the ordinary course (and not related to any default hereunder or thereunder)), or (c) is expressly terminated, contested or repudiated by the HoldCo Borrower, or the HoldCo Pledgor, as applicable, and to the extent party thereto.
9.9.Project Events of Default
(a)A “CTA Event of Default” under Section 7.3 (Breaches of Covenant) of the P1 Common Terms Agreement shall have occurred, but only with respect to a breach of any of Section 4.5 (Compliance with Material Government Approvals), Section 4.7 (Project

Construction), Section 5.2 (Fundamental Changes), Section 5.12 (RG Facility Entity Voting), or Section 5.13 (Amendments to RG Facility Agreements) of the P1 Common Terms Agreement (in each case, as in effect on the date hereof).
(b)Other than as set forth in Section 9.9(a), a Project Event of Default shall have occurred and is continuing and such Project Event of Default shall not have been waived or made subject to forbearance in writing by the applicable Project Senior Secured Debt Holders under the applicable Project Senior Secured Debt Instruments. Notwithstanding the immediately preceding sentence, a Project Event of Default (other than with respect to those listed in Section 9.9(a)) shall be deemed to have occurred and be continuing (notwithstanding any waiver or forbearance by the applicable Project Senior Secured Debt Holders) if the facts and circumstances giving rise to such Project Event of Default would reasonably be expected to result in a Material Adverse Effect.
9.10.Designated Offtake Agreements; Major Project Documents
(a)The OpCo Borrower shall have breached its obligation under its applicable Project Senior Secured Debt Instruments to maintain the requisite capacity under its Designated Offtake Agreements and shall not have made the mandatory prepayment or prepayment offer, in each case, as required by the applicable Project Senior Secured Debt Instruments as a result thereof as and when required under the applicable Project Senior Secured Debt Instruments.
(b)Any Major Project Document at any time for any reason shall have ceased to be valid and binding or in full force and effect or shall be materially Impaired (in each case, except in connection with its expiration in accordance with its terms in the ordinary course (and not related to any default or early termination right thereunder)) or the enforceability thereof is disaffirmed in writing by or on behalf of any party thereto, the result of which would reasonably be expected to have a Material Adverse Effect.
(c)Any default or event of default by the OpCo Borrower shall have occurred and be continuing under any Major Project Document the result of which would reasonably be expected to have a Material Adverse Effect.
9.11.Required Export Authorizations; Major Government Approvals
(a)Any Required Export Authorization shall become Impaired in respect of a Designated Offtake Agreement and the OpCo Borrower shall not have mitigated or otherwise made the mandatory prepayment or prepayment offer required by the applicable Project Senior Secured Debt Instruments as a result thereof as and when required under the applicable Project Senior Secured Debt Instruments.
(b)Any Major Government Approval shall be Impaired and such Impairment results in a Project Event of Default that could reasonably be expected to have a Material Adverse Effect, unless (i) the HoldCo Borrower provides a reasonable remedial plan (which remedial plan sets forth in reasonable detail the proposed steps to be taken to cure such Impairment), no later than thirty Business Days following the date that the HoldCo Borrower has Knowledge of the occurrence of such Impairment, (ii) the HoldCo

Borrower diligently pursues the implementation of such remedial plan, and (iii) such Impairment is cured no later than ninety Business Days following the occurrence thereof (or such longer period, if any, presented by any administrative, legal, regulatory, or statutory time period applicable thereto but only as may be reasonably necessary to cure such Impairment or required by a Government Authority.
9.12.ERISA Events
An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
9.13.Project Completion Date
The Project fails to achieve the Project Completion Date on or before the Date Certain.
9.14.Abandonment
An Event of Abandonment (as defined in the P1 Common Terms Agreement) occurs or is deemed to have occurred.
10.REMEDIES
10.1.Acceleration Upon Bankruptcy
If any Event of Default described in Section 9.5 occurs with respect to the HoldCo Borrower, all outstanding HoldCo Commitments, if any, shall automatically terminate, the outstanding principal amount of the HoldCo Loans and all other Obligations shall automatically be and become immediately due and payable without notice, demand or further act of the HoldCo Administrative Agent or the HoldCo Lenders.
10.2.Acceleration Upon Other Event of Default
If any Event of Default occurs for any reason other than set forth in Section 10.1 and is continuing (unless cured during any applicable cure period), the HoldCo Administrative Agent may, or upon the direction of the Majority HoldCo Lenders shall, by written notice to the HoldCo Borrower, take any or all of the following actions:
(a)declare the outstanding principal amount of the HoldCo Loans and all other Obligations that are not already due and payable to be immediately due and payable (it being understood, for the avoidance of doubt, that no Call Protection Amount or premium shall be payable); and
(b)terminate all outstanding HoldCo Commitments.
The full unpaid amount of such HoldCo Loans and other Obligations that have been declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, as the case may be, and such outstanding HoldCo Commitments shall terminate. Any declaration made pursuant to this Section 10.2 may, should the Majority HoldCo Lenders in their sole and absolute discretion so elect, be rescinded by written notice to the HoldCo Borrower at any time after the principal of the HoldCo Loans has become due and payable, but before any judgment or decree for the payment of the monies so due, or any part thereof, has been entered; provided, that no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.
10.3.Action Upon Event of Default
Subject to the terms of the Collateral and Intercreditor Agreement, if any Event of Default occurs for any reason and is continuing (after giving effect to any cure of the applicable Event of Default), then, the HoldCo Administrative Agent may, or upon the direction of the Majority HoldCo Lenders shall, by written notice to the HoldCo Borrower of its intention to exercise any remedies hereunder, under the other HoldCo Financing Documents or at law or in equity, and without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived by the HoldCo Borrower, exercise any or all of the following rights and remedies, in any combination or order that the HoldCo Administrative Agent or the Majority HoldCo Lenders may elect, in addition to such other rights or remedies as the HoldCo Administrative Agent and the HoldCo Lenders may have hereunder, under the other HoldCo Financing Documents or at law or in equity:
(a)pursuant to the terms of the Collateral and Intercreditor Agreement, vote in favor of the taking of any and all actions necessary or desirable to implement any available remedies with respect to the Collateral under any of the HoldCo Collateral Documents;
(b)without any obligation to do so, make disbursements or HoldCo Loans as provided in Section 2.1 to or on behalf of the HoldCo Borrower to cure any Event of Default hereunder as the Majority HoldCo Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the HoldCo Lenders’ interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate, shall be HoldCo Secured Obligations, notwithstanding that such expenditures may, together with amounts theretofore advanced under this Agreement, exceed the amount of the HoldCo Commitments; or
(c)take (or vote in favor of the taking) other action at law or in equity as may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the HoldCo Borrower under this Agreement or the Collateral and Intercreditor Agreement.
10.4.Application of Proceeds
Subject to the terms of the Collateral and Intercreditor Agreement, any moneys received by the HoldCo Administrative Agent from the HoldCo Collateral Agent after the occurrence and during the continuance of an Event of Default and the period during which remedies have been initiated shall be applied in full or in part by the HoldCo Administrative Agent against the Obligations in the following order of priority (but without prejudice to the rights of the HoldCo Lenders, subject to the terms of the Collateral and Intercreditor Agreement, to recover any shortfall from the HoldCo Borrower):

(a)first, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel) payable to the HoldCo Administrative Agent in its capacity as such;
(b)second, to payment of that portion of the Obligations constituting fees, costs, expenses (and interest owing thereon (if any)) and any other amounts (including fees, costs and expenses of counsel and amounts payable under Article 4) payable to the HoldCo Lenders ratably in proportion to the amounts described in this clause (b) payable to them, as certified by the HoldCo Administrative Agent;
(c)third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including default interest) with respect to the HoldCo Loans payable to the HoldCo Lenders ratably in proportion to the respective amounts described in this clause (c) payable to them, as certified by the HoldCo Administrative Agent;
(d)fourth, to payment, on a pro rata basis, of that principal amount of the HoldCo Loans payable to the HoldCo Lenders (in inverse order of maturity), ratably among the HoldCo Lenders in proportion to the respective amounts described in this clause (d) held by them, as certified by the HoldCo Administrative Agent; and
(e)fifth, the balance, if any, after all of the Obligations have been paid in full, to the HoldCo Borrower or as otherwise required by applicable Government Rule.
11.THE HOLDCO ADMINISTRATIVE AGENT
11.1.Appointment and Authority
(a)Each of the HoldCo Lenders hereby appoints, designates and authorizes Wilmington Trust, National Association, as its HoldCo Administrative Agent under and for purposes of each HoldCo Financing Document to which the HoldCo Administrative Agent is a party, and in its capacity as the HoldCo Administrative Agent, to act on its behalf as HoldCo Secured Creditor Representative for the HoldCo Lenders. Wilmington Trust, National Association hereby accepts this appointment and agrees to act as the HoldCo Administrative Agent for the HoldCo Lenders in accordance with the terms of this Agreement, and to act as HoldCo Secured Creditor Representative for the HoldCo Lenders. Each of the HoldCo Lenders appoints and authorizes the HoldCo Administrative Agent to enter into and act on behalf of such HoldCo Lender under each HoldCo Financing Document to which it is a party and, in the absence of other written instructions from the Majority HoldCo Lenders received from time to time by the HoldCo Administrative Agent (with respect to which the HoldCo Administrative Agent agrees that it will comply, except as otherwise provided in this Section 11.1 or as otherwise advised by counsel, and subject in all cases to the terms of the Collateral and Intercreditor Agreement), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the HoldCo Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in any HoldCo Financing Document, the HoldCo Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the HoldCo

Administrative Agent have or be deemed to have any fiduciary relationship with any HoldCo Lender or other Credit Agreement HoldCo Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any HoldCo Financing Document or otherwise exist against the HoldCo Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the HoldCo Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Government Rule. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The provisions of this Section 11.1 are solely for the benefit of the HoldCo Administrative Agent and the HoldCo Lenders, and neither the HoldCo Borrower nor any other Person shall have rights as a third party beneficiary of any of such provisions other than the HoldCo Borrower’s rights under Section 11.7(a) and Section 11.7(b).
11.2.Rights as a HoldCo Lender
Each Person serving as the HoldCo Administrative Agent hereunder or under any other HoldCo Financing Document shall have the same rights and powers in its capacity as a HoldCo Lender as any other HoldCo Lender and may exercise the same as though it were not the HoldCo Administrative Agent. Each such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the HoldCo Borrower or Affiliates of the HoldCo Borrower as if such Person were not the HoldCo Administrative Agent hereunder and without any duty to account therefor to any HoldCo Lender.
11.3.Exculpatory Provisions
(a)The HoldCo Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other HoldCo Financing Documents. Without limiting the generality of the foregoing, the HoldCo Administrative Agent shall not:
(i)be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other HoldCo Financing Documents that the HoldCo Administrative Agent is required to exercise as directed in writing by the Majority HoldCo Lenders (or such other number or percentage of the HoldCo Lenders as shall be expressly provided for herein or in the other HoldCo Financing Documents); provided, that the HoldCo Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may require the HoldCo Administrative Agent to expend or risk its own funds or expose the HoldCo Administrative Agent to liability or that is contrary to any HoldCo Financing Document or applicable Government Rule;

(iii)except as expressly set forth herein and in the other HoldCo Financing Documents, have any duty to disclose, nor shall the HoldCo Administrative Agent be liable for any failure to disclose, any information relating to the HoldCo Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the HoldCo Administrative Agent or any of its Affiliates in any capacity; or
(iv)incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the HoldCo Administrative Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, other unavailability of the Federal Reserve Bank wire or facsimile or other wire communication facility).
(b)The HoldCo Administrative Agent shall not be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Majority HoldCo Lenders (or such other number or percentage of the HoldCo Lenders as may be necessary, or as the HoldCo Administrative Agent may believe in good faith to be necessary, under the circumstances as provided in Section 12.1) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a final and Non-Appealable judgment of a court of competent jurisdiction. The HoldCo Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to a responsible officer of the HoldCo Administrative Agent in writing by the HoldCo Borrower or a HoldCo Lender
(c)The HoldCo Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with this Agreement or any other HoldCo Financing Document, (ii) the contents of any certificate, report, or other document delivered hereunder or thereunder or in connection herewith or therewith (including any HoldCo Financing Document to which it is not a party), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or continuance of any Default or Event of Default, (iv) the validity, enforceability, effectiveness, or genuineness of this Agreement, any other HoldCo Financing Document or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any HoldCo Security Document, or (v) the satisfaction of any condition set forth in Article 6 or elsewhere herein, other than to confirm receipt of any items expressly required to be delivered to the HoldCo Administrative Agent.
(d)Any permissive right, authority, or discretion granted to the HoldCo Administrative Agent under any HoldCo Financing Document (including any right to take or omit to take any action) shall not be construed as a duty or obligation to take (or omit to take) any such action. The HoldCo Administrative Agent shall have no liability for the exercise or non-exercise of any such permissive right, except to the extent that any losses, claims, damages, liabilities or related expenses arising therefrom have been determined by a final and non-appealable judgment of a court of competent jurisdiction to have directly resulted from the HoldCo Administrative Agent’s gross negligence or willful misconduct, as determined by a final and Non-Appealable judgment of a court of competent jurisdiction.
11.4.Reliance by HoldCo Administrative Agent
The HoldCo Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The HoldCo Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a HoldCo Loan that by its terms must be fulfilled to the satisfaction of any HoldCo Lender, the HoldCo Administrative Agent may presume that such condition is satisfactory to such HoldCo Lender unless the HoldCo Administrative Agent has received notice to the contrary from such HoldCo Lender prior to the making of such HoldCo Loan. Before the HoldCo Administrative Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The HoldCo Administrative Agent will not be liable for any action it takes, suffers, or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The HoldCo Administrative Agent may consult with legal counsel (who may be counsel for the HoldCo Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.5.Delegation of Duties
The HoldCo Administrative Agent may perform any and all of its duties and exercise any and all its rights and powers hereunder or under any other HoldCo Financing Document by or through any one or more sub-agents appointed by the HoldCo Administrative Agent. The HoldCo Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article 11 shall apply to any such sub-agent and to the Related Parties of the HoldCo Administrative Agent, and shall apply to all of their respective activities in connection with their acting as or for the HoldCo Administrative Agent. The HoldCo Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and Non-Appealable judgment that the HoldCo Administrative Agent acted with gross negligence or willful misconduct in the selection or supervision of such sub-agents.
11.6.Request for Indemnification by the HoldCo Lenders
The HoldCo Administrative Agent shall be fully justified in taking, refusing to take, or continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the HoldCo Lenders against any and all liability and expense which may be incurred by it by reason of taking, refusing to take or continuing to take any such action.

11.7.Resignation or Removal of HoldCo Administrative Agent
(a)The HoldCo Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other HoldCo Financing Documents at any time by giving thirty days’ prior notice to the HoldCo Borrower, the HoldCo Collateral Agent, and the HoldCo Lenders. In the event Wilmington Trust, National Association is no longer the HoldCo Administrative Agent, any successor HoldCo Administrative Agent may be removed at any time with cause by the Majority HoldCo Lenders. Any such resignation or removal shall take effect upon the appointment of a successor HoldCo Administrative Agent, in accordance with this Section 11.7.
(b)Upon any notice of resignation by the HoldCo Administrative Agent or upon the removal of the HoldCo Administrative Agent by the Majority HoldCo Lenders or any HoldCo Lender in accordance with Section 11.7(a), the Majority HoldCo Lenders shall appoint a successor HoldCo Administrative Agent, hereunder and under each other HoldCo Financing Document to which the HoldCo Administrative Agent is a party, such successor HoldCo Administrative Agent to be a commercial bank (i) that has a combined capital and surplus of at least $1,000,000,000 and (ii) that is a FATCA Exempt Party; provided, that if no Default or Event of Default shall then be continuing, appointment of a successor HoldCo Administrative Agent shall also be acceptable to the HoldCo Borrower (such acceptance not to be unreasonably withheld, conditioned or delayed). The fees payable by the HoldCo Borrower to a successor HoldCo Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the HoldCo Borrower and such successor.
(c)If no successor HoldCo Administrative Agent has been appointed by the Majority HoldCo Lenders within thirty days after the date such notice of resignation was given by such resigning HoldCo Administrative Agent, such HoldCo Administrative Agent’s resignation shall nevertheless become effective and the Majority HoldCo Lenders shall thereafter perform all the duties of such HoldCo Administrative Agent hereunder and/or under any other HoldCo Financing Document until such time, if any, as the Majority HoldCo Lenders appoint a successor HoldCo Administrative Agent. If no successor HoldCo Administrative Agent has been appointed by the Majority HoldCo Lenders within thirty days after the date the Majority HoldCo Lenders elected to remove such Person, any Credit Agreement HoldCo Secured Party may petition any court of competent jurisdiction for the appointment of a successor HoldCo Administrative Agent. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor HoldCo Administrative Agent, who shall serve as HoldCo Administrative Agent hereunder and under each other HoldCo Financing Document to which it is a party until such time, if any, as the Majority HoldCo Lenders appoint a successor HoldCo Administrative Agent, as provided above.
(d)Upon the acceptance of a successor’s appointment as HoldCo Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) HoldCo Administrative Agent, and the retiring (or removed) HoldCo Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other HoldCo Financing Documents and the replaced HoldCo Administrative Agent shall make available to the successor

HoldCo Administrative Agent such records, documents and information in the replaced HoldCo Administrative Agent’s possession and provide such assistance as the successor HoldCo Administrative Agent may reasonably request in connection with its appointment as the successor HoldCo Administrative Agent. After the retirement or removal of the HoldCo Administrative Agent hereunder and under the other HoldCo Financing Documents, the provisions of this Article 11 and Section 12.8 shall continue in effect for the benefit of such retiring (or removed) Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Person was acting in its capacity as HoldCo Administrative Agent.
(e)Any corporation or association into which the HoldCo Administrative Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the HoldCo Administrative Agent is a party, will be and become the successor HoldCo Administrative Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
11.8.No Amendment to Duties of HoldCo Administrative Agent Without Consent
The HoldCo Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other HoldCo Financing Document that affects its rights or duties hereunder or thereunder unless such HoldCo Administrative Agent shall have given its prior written consent, in its capacity as HoldCo Administrative Agent thereto.
11.9.Non-Reliance on HoldCo Administrative Agent and HoldCo Lenders
Each of the HoldCo Lenders acknowledges that it has, independently and without reliance upon the HoldCo Administrative Agent, any other HoldCo Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make its extensions of credit. Each of the HoldCo Lenders also acknowledges that it will, independently and without reliance upon the HoldCo Administrative Agent any other HoldCo Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other HoldCo Financing Document or any related agreement or any document furnished hereunder or thereunder.
11.10.Copies
The HoldCo Administrative Agent shall give prompt notice to each HoldCo Lender of receipt of each written notice or request required or permitted to be given to the HoldCo Administrative Agent by the HoldCo Borrower pursuant to the terms of this Agreement or any other HoldCo Financing Document (unless concurrently delivered to the HoldCo Lenders by the HoldCo Borrower). The HoldCo Administrative Agent will distribute to each HoldCo Lender each document and other written communication received by the HoldCo Administrative Agent from the HoldCo Borrower for distribution to the HoldCo Lenders by the HoldCo Administrative Agent in accordance with the terms of this Agreement or any other HoldCo Financing Document.
11.11.Erroneous Payments.
(a)If the HoldCo Administrative Agent (i) notifies a HoldCo Lender or any Person who has received funds on behalf of a HoldCo Lender (any such HoldCo Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the HoldCo Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the HoldCo Administrative Agent) received by such Payment Recipient from the HoldCo Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such HoldCo Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the HoldCo Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the HoldCo Administrative Agent pending its return or repayment as contemplated below in this Section 11.11 and held in trust for the benefit of the HoldCo Administrative Agent, and such HoldCo Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the HoldCo Administrative Agent may, in its sole discretion, specify in writing), return to the HoldCo Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the HoldCo Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the HoldCo Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the HoldCo Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the HoldCo Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting the immediately preceding clause (a), each HoldCo Lender or any Person who has received funds on behalf of a HoldCo Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment, or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution, or otherwise) from the HoldCo Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the HoldCo Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the HoldCo Administrative Agent (or any of its Affiliates), or (z) that such HoldCo Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the HoldCo Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such HoldCo Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y), and (z)) notify the HoldCo Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the HoldCo Administrative Agent pursuant to this Section 11.11(b).
For the avoidance of doubt, the failure to deliver a notice to the HoldCo Administrative Agent pursuant to this Section 11.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.11(a) or on whether or not an Erroneous Payment has been made.
(c)Each HoldCo Lender hereby authorizes the HoldCo Administrative Agent to set off, net and apply any and all amounts at any time owing to such HoldCo Lender under any HoldCo Financing Document, or otherwise payable or distributable by the HoldCo Administrative Agent to such HoldCo Lender under any HoldCo Financing Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the HoldCo Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the HoldCo Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any HoldCo Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the HoldCo Administrative Agent’s notice to such HoldCo Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (i) such HoldCo Lender shall be deemed to have assigned its HoldCo Loans (but not its HoldCo Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the HoldCo Administrative Agent may specify) (such assignment of the HoldCo Loans (but not HoldCo Commitments) of the

Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the HoldCo Administrative Agent in such instance)), and is hereby (together with the HoldCo Borrower) deemed to execute and deliver a Lender Assignment Agreement with respect to such Erroneous Payment Deficiency Assignment, and such HoldCo Lender shall deliver any HoldCo Notes evidencing such HoldCo Loans to the HoldCo Borrower or the HoldCo Administrative Agent (but the failure of such Person to deliver any such HoldCo Notes shall not affect the effectiveness of the foregoing assignment), (ii) the HoldCo Administrative Agent as the assignee HoldCo Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the HoldCo Administrative Agent as the assignee HoldCo Lender shall become a HoldCo Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning HoldCo Lender shall cease to be a HoldCo Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable HoldCo Commitments which shall survive as to such assigning HoldCo Lender, (iv) the HoldCo Administrative Agent and the HoldCo Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (v) the HoldCo Administrative Agent will reflect in the Register its ownership interest in the HoldCo Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the HoldCo Commitments of any HoldCo Lender and such HoldCo Commitments shall remain available in accordance with the terms of this Agreement.
(e)Subject to Section 12.4, the HoldCo Administrative Agent may, in its discretion, sell any HoldCo Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable HoldCo Lender shall be reduced by the net proceeds of the sale of such HoldCo Loan (or portion thereof), and the HoldCo Administrative Agent shall retain all other rights, remedies, and claims against such HoldCo Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable HoldCo Lender (i) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the HoldCo Administrative Agent on or with respect to any such HoldCo Loans acquired from such HoldCo Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such HoldCo Loans are then owned by the HoldCo Administrative Agent) and (ii) may, in the sole discretion of the HoldCo Administrative Agent, be reduced by any amount specified by the HoldCo Administrative Agent in writing to the applicable HoldCo Lender from time to time.
(f)The parties hereto agree that (i) irrespective of whether the HoldCo Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the HoldCo Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a HoldCo Lender, to the rights and interests of such HoldCo Lender, as the case may be) under the HoldCo Financing Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the HoldCo Borrower; provided, that this Section 11.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the HoldCo Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the HoldCo Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the HoldCo Administrative Agent from, or on behalf of (including through the exercise of remedies under any HoldCo Financing Document), the HoldCo Borrower for the purpose of a payment on the Obligations.
(g)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense, or right of set-off or recoupment with respect to any demand, claim, or counterclaim by the HoldCo Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(h)Notwithstanding anything to the contrary herein or in any other HoldCo Financing Document, neither any Loan Party nor any of its respective Affiliates shall have any obligations or liabilities (including the payment of any assignment or processing fee payable to the HoldCo Administrative Agent in connection therewith) directly or indirectly arising out of this Section 11.11 in respect of any Erroneous Payment (other than having consented to the assignment referenced in clause (d) above).
(i)Each party’s obligations, agreements, and waivers under this Section 11.11 shall survive the resignation or replacement of the HoldCo Administrative Agent, any transfer of rights or obligations by, or the replacement of, a HoldCo Lender, the termination of the applicable HoldCo Commitments, or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any HoldCo Financing Document.
12.MISCELLANEOUS PROVISIONS
12.1.Amendments, Etc.
(a)Without Consent of HoldCo Lenders.
(i)Notwithstanding clause (b) and subject to the terms of the Collateral and Intercreditor Agreement, the HoldCo Borrower and the HoldCo Administrative Agent may amend or supplement this Agreement or any other HoldCo Financing Document without the consent of any HoldCo Lender and the HoldCo Collateral Agent:
(A)to cure any ambiguity, defect, or inconsistency;

(B)to make any change that would provide any additional rights or benefits to the HoldCo Lenders or that does not adversely affect the legal rights hereunder of any HoldCo Lender;
(C)to provide for a successor HoldCo Administrative Agent in accordance with the provisions of this Agreement; or
(D)to provide for the assumption of the HoldCo Borrower’s obligations to the HoldCo Lenders by a successor to the HoldCo Borrower pursuant to Section 7.13;
(ii)Upon the request of the HoldCo Borrower accompanied by a resolution duly adopted by the authorized governing body authorizing the execution of any such amendment, and upon receipt by the HoldCo Administrative Agent of the documents described in Section 11.4, HoldCo Administrative Agent will join with the HoldCo Borrower in the execution of any amendment authorized or permitted by the terms of this Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but the HoldCo Administrative Agent will not be obligated to enter into such amendment that affects its own rights, duties or immunities under this Agreement or otherwise.
(b)With Consent of HoldCo Lenders.
(i)Except as otherwise provided in this Section 12.1 and subject to the terms of the Collateral and Intercreditor Agreement, neither this Agreement nor any provision hereof may be amended, modified, or waived unless in writing signed by the HoldCo Borrower and the Majority HoldCo Lenders or the HoldCo Administrative Agent as directed by the Majority HoldCo Lenders, and each such amendment, modification, or waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, that
(A)the consent of each HoldCo Lender (in each case, other than any HoldCo Lender that is a Loan Party, an Equity Owner or an Affiliate or Controlled Subsidiary thereof) directly and adversely affected thereby will be required with respect to any amendment, modification or waiver in order to:
(1)extend or increase any HoldCo Commitment;
(2)extend the maturity date or postpone any date scheduled for any payment of principal, fees, or interest (as applicable) under Section 3.1, Section 3.2, Section 3.8, or Section 3.11 or any date fixed by the HoldCo Administrative Agent for the payment of fees or other amounts due to the HoldCo Lenders (or any of them) hereunder;
(3)reduce the principal of, or the interest or rate of interest specified herein on, any HoldCo Loan or any Fees or other amounts

(including any amounts payable pursuant to Section 3.8) payable to any HoldCo Lender hereunder;
(4)change the pro-rata treatment, sharing of payments, order of application of any reduction in any HoldCo Commitments or any prepayment of HoldCo Loans from the application thereof set forth in the applicable provisions of Section 2.4, Section 3.7, Section 3.8, Section 3.12, Section 3.13, or Section 10.4, respectively, in any manner; or
(5)contractually subordinate the Liens in favor of the HoldCo Collateral Agent over the Collateral under and pursuant to the HoldCo Security Documents to Liens over the Collateral securing any other Indebtedness (it being understood that this clause (5) shall not (i) override the permission for (x) Permitted Liens or (y) Indebtedness permitted by HoldCo Financing Documents or (ii) apply to the incurrence of financing provided to the HoldCo Borrower pursuant to Section 364 of the Bankruptcy Code or any similar proceeding under any other applicable Debtor Relief Laws);
(ii)amend, modify, waive, or supplement the terms of Section 12.4.
(iii)Upon the request of the HoldCo Borrower accompanied by a resolution duly adopted by the authorized governing body of the HoldCo Borrower authorizing the execution of any such amendment, and upon the filing with the HoldCo Administrative Agent of evidence satisfactory to the HoldCo Administrative Agent of the consent of the HoldCo Lenders as aforesaid, and upon receipt by the HoldCo Administrative Agent of the documents described in Section 11.4, the HoldCo Administrative Agent will join with the HoldCo Borrower in the execution of such amendment unless such amendment directly affects the HoldCo Administrative Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the HoldCo Administrative Agent may in its discretion, but will not be obligated to, enter into such amendment.
(iv)It is not necessary for the consent of the HoldCo Lenders under this clause (b) to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.
(v)Promptly after an amendment or waiver under this clause (b) becomes effective, the HoldCo Borrower will mail or cause to be mailed to the HoldCo Lenders affected thereby a notice briefly describing the amendment or waiver and executed or true and correct copies of each amendment, waiver or consent effected. Any failure of the HoldCo Borrower to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, waiver or consent.

(c)In determining whether the HoldCo Lenders of the required principal amount of HoldCo Loans have concurred in any direction, waiver or consent, any HoldCo Lender that is a Loan Party, an Equity Owner or an Affiliate or Controlled Subsidiary thereof will be considered as though not outstanding. For purposes of determining whether the HoldCo Administrative Agent will be protected in relying on any such direction, waiver or consent, only HoldCo Lenders that the HoldCo Administrative Agent knows is a Loan Party, an Equity Owner or an Affiliate or Controlled Subsidiary thereof will be so disregarded.
12.2.Entire Agreement
(a)This Agreement, the other HoldCo Financing Documents and any agreement, document, or instrument attached hereto or referred to herein, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.
(b)In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.
12.3.Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.
(b)SUBMISSION TO JURISDICTION. TO THE EXTENT PERMITTED BY GOVERNMENT RULES, EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER HOLDCO FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER HOLDCO FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER HOLDCO

FINANCING DOCUMENT AGAINST THE HOLDCO BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IF GOVERNMENT RULES DO NOT PERMIT A CLAIM, ACTION OR PROCEEDING REFERRED TO IN THE FIRST SENTENCE OF THIS SECTION 12.3(b) TO BE FILED, HEARD OR DETERMINED IN OR BY THE COURTS SPECIFIED THEREIN.
(c)WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER HOLDCO FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 12.3(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY GOVERNMENT RULES, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)Service of Process. Each Party hereto irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its then effective notice addresses pursuant to Section 12.11.
(e)Immunity. To the extent that the HoldCo Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the HoldCo Borrower hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the HoldCo Financing Documents and, without limiting the generality of the foregoing, agrees that the waiver set forth in this Section 12.3(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and is intended to be irrevocable for purposes of such act.
(f)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER HOLDCO FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER HOLDCO FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.3.

12.4.Assignments
(a)The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that the HoldCo Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each of the HoldCo Lenders and the HoldCo Administrative Agent (and any attempted assignment or other transfer by the HoldCo Borrower without such consent shall be null and void), and no HoldCo Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with Section 12.4(b) and Section 12.4(c), (ii) by way of participation in accordance with Section 12.4(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.4(e) (and any other attempted assignment or transfer by any Party hereto shall be null and void).
(b)
(i)Subject to Section 12.4(h), this Section 12.4(b) and Section 12.4(c) any HoldCo Lender may at any time after the Closing Date assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including its participations in the HoldCo Loans at the time owing to it).
(ii)If the assignee is not a HoldCo Lender prior to such assignment, it shall deliver to the HoldCo Administrative Agent an administrative questionnaire and all documentation and other information required by bank regulatory authorities under applicable KYC Requirements.
(iii)Except in the case of an assignment of the entire remaining amount of the assigning HoldCo Lender’s HoldCo Loans, the outstanding HoldCo Loans subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the HoldCo Administrative Agent or, if a “Trade Date” is specified in the Lender Assignment Agreement, as of such date) shall not be less than $100,000 and in integral multiples of $1,000, unless the HoldCo Borrower otherwise consents. The parties to each assignment shall execute and deliver to the HoldCo Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the HoldCo Administrative Agent’s sole discretion and shall be waived in the case of an assignment by a HoldCo Lender to one or more of its Affiliates).
(iv)Subject to acceptance and recording thereof by the HoldCo Administrative Agent pursuant to Section 2.5(b), from and after the effective date specified in each Lender Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a HoldCo Lender under this Agreement, and the assigning HoldCo Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning HoldCo Lender’s rights and obligations under this Agreement, such HoldCo Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4.1 hereof and Section 8.6 (Expenses) of the HoldCo Security Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment.
(v)Upon request, the HoldCo Borrower (at their expense) shall execute and deliver the applicable HoldCo Notes to the assignee HoldCo Lender and/or revised HoldCo Notes to the assigning HoldCo Lender reflecting such assignment.
(vi)Any assignment or transfer by a HoldCo Lender of rights or obligations under this Agreement that does not comply with this Section 12.4(b) shall be treated for purposes of this Agreement as a sale by such HoldCo Lender of a participation in such rights and obligations in accordance with Section 12.4(d).
(c)The HoldCo Administrative Agent shall maintain the Register in accordance with Section 2.5(b) above. Notwithstanding anything to the contrary in this Agreement, (i) the HoldCo Loans (and any HoldCo Notes evidencing such HoldCo Loans) are registered obligations, (ii) the rights, title and interests of the HoldCo Lenders and their assignees in and to any HoldCo Loans shall be transferable only upon notation of such transfer in the Register and (iii) no assignment of a HoldCo Loan shall be effective until recorded therein. This Section 12.4 shall be construed such that the HoldCo Loans are at all times maintained in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) and within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Treasury Regulations).
(d)Any HoldCo Lender may, at any time, without the consent of, or notice to, the HoldCo Borrower or the HoldCo Administrative Agent, sell participations to any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (each, a “Participant”) in all or a portion of such HoldCo Lender’s rights or obligations under this Agreement (including all or a portion of its HoldCo Commitment or the HoldCo Loans owing to it); provided, that (i) such HoldCo Lender’s obligations under this Agreement shall remain unchanged, (ii) such HoldCo Lender remains solely responsible to the other parties hereto for the performance of such obligations and such participation shall not give rise to any legal privity between the HoldCo Borrower and the Participant, and (iii) the HoldCo Borrower, the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the other HoldCo Lenders shall continue to deal solely and directly with such HoldCo Lender in connection with such HoldCo Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each HoldCo Lender shall be responsible for the indemnity under Section 12.8 with respect to any payments made by such HoldCo Lender to its Participant(s). Any agreement or instrument pursuant to which a HoldCo Lender sells such a participation shall provide that such HoldCo Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such HoldCo Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the proviso to Section 12.1(a) that directly affects such Participant. The HoldCo Borrower agrees that each Participant shall be entitled to the benefits of Section 4.2 (subject to the requirements and limitations therein, including the requirements under Section 4.2(g) (it being understood that any documentation required under Section 4.2 shall be delivered to the participating HoldCo Lender)) to the same extent as if it were a HoldCo Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 12.4; provided, that such Participant (A) agrees to be subject to the provisions of Section 4.1 as if it were an assignee under clause (b) of this Section 12.4 and (B) shall not be entitled to receive any greater payment under Section 4.2, with respect to any participation, than its participating HoldCo Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each HoldCo Lender that sells a participation agrees, at the HoldCo Borrower’s request and expense, to use reasonable efforts to cooperate with the HoldCo Borrower to effectuate the provisions of Section 4.1 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.14 as though it were a HoldCo Lender; provided, that such Participant agrees to be subject to Section 3.13 as though it were a HoldCo Lender. Each HoldCo Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the HoldCo Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the applicable HoldCo Loans or other obligations under the HoldCo Financing Documents (the “Participant Register”); provided, that no HoldCo Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any HoldCo Financing Document) to any other Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) and within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any related United States Treasury Regulations (or any other relevant or successor provisions of the Code or of such United States Treasury Regulations). The entries in the Participant Register shall be conclusive absent manifest error, and such HoldCo Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the HoldCo Administrative Agent (in its capacity as HoldCo Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Any HoldCo Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its HoldCo Notes, if any) to secure obligations of such HoldCo Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction; provided, that no such pledge or assignment shall release such HoldCo Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such HoldCo Lender as a Party hereto.
(f)Any HoldCo Lender may at any time, assign all or a portion of its rights and obligations with respect to HoldCo Loans under this Agreement to a Person who is or will become,

after such assignment, an Affiliated Lender through (i) Dutch auctions open to all HoldCo Lenders on a pro rata basis in accordance with the procedures set forth on Exhibit F hereto or (ii) open market purchases on a pro rata or non-pro rata basis, in each case subject to the following limitations:
(i)the assigning HoldCo Lender and the Affiliated Lender purchasing such HoldCo Lender’s HoldCo Loans shall execute and deliver to the HoldCo Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto (an “Affiliated Lender Assignment Agreement”);
(ii)Affiliated Lenders will not receive information provided solely to HoldCo Lenders by the HoldCo Administrative Agent or any HoldCo Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the HoldCo Lenders and the HoldCo Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its HoldCo Loans or HoldCo Commitments required to be delivered to HoldCo Lenders pursuant to Article 2;
(iii)the aggregate principal amount of HoldCo Loans held at any one time by Affiliated Lenders shall not exceed 25% of the principal amount of all HoldCo Loans at such time outstanding (measured at the time of purchase) (such percentage, the “Affiliated Lender Cap”); provided, that, to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all HoldCo Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and
(iv)as a condition to each assignment pursuant to this Section 12.4(f), the HoldCo Administrative Agent shall have been provided a notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such HoldCo Loans against the HoldCo Administrative Agent, in its capacity as such.
(g)The words “execution,” “signed,” “signature,” and words of like import in any Lender Assignment Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(h)All assignments by a HoldCo Lender of all or a portion of its rights and obligations hereunder with respect to any then outstanding HoldCo Commitments shall be made only as an assignment of the same percentage of outstanding HoldCo Commitments and HoldCo Loans and a proportionate part of all the assigning HoldCo Lender’s rights and obligations under this Agreement with respect to the HoldCo Loans and HoldCo Commitments.
(i)No sale, assignment, transfer, negotiation, or other disposition of the interests of any HoldCo Lender hereunder or under the other HoldCo Financing Documents shall be allowed if it could reasonably be expected to require securities registration under any laws or regulations of any applicable jurisdiction.
12.5.Benefits of Agreement
Nothing in this Agreement or any other HoldCo Financing Document, express or implied, shall be construed to give to any Person, other than the parties hereto, the HoldCo Intercreditor Agent, the HoldCo Collateral Agent, each of their successors and permitted assigns under this Agreement or any other HoldCo Financing Document, Participants to the extent provided in Section 12.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the HoldCo Administrative Agent, the HoldCo Collateral Agent, the HoldCo Intercreditor Agent, and the HoldCo Lenders, any benefit or any legal or equitable right or remedy under this Agreement.
12.6.Costs and Expenses
The HoldCo Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by each of the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders and their Affiliates (including all reasonable fees, costs, and expenses of one counsel plus one local counsel each for (i) the HoldCo Lenders and their Affiliates, and (ii) HoldCo Administrative Agent in each relevant jurisdiction (provided, that, in the case of the continuation of an Event of Default, any HoldCo Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the HoldCo Borrower shall pay all reasonable fees, cost, and expenses of such additional counsel)) in connection with the preparation, negotiation, syndication, execution, and delivery of this Agreement and the other HoldCo Financing Documents, (b) all reasonable and documented out of pocket expenses incurred by the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders (including all reasonable fees, costs, and expenses of one counsel plus one local counsel each for (i) the HoldCo Lenders and their Affiliates, and (ii) HoldCo Administrative Agent in each relevant jurisdiction (provided, that, in the case of the continuation of an Event of Default, any HoldCo Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the HoldCo Borrower shall pay all reasonable fees, cost, and expenses of such additional counsel)) in connection with any amendments, modifications or waivers of the provisions of this Agreement and the other HoldCo Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated), (c) all reasonable and documented out-of-pocket expenses incurred by the HoldCo Administrative Agent and the HoldCo Collateral Agent (including all reasonable fees, costs, and expenses of one counsel plus one local counsel each for (i) the HoldCo Lenders and their Affiliates, and (ii) HoldCo Administrative Agent in each relevant jurisdiction (provided, that, in the case of the continuation of an Event of Default, any HoldCo Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the HoldCo Borrower shall pay all reasonable fees, cost, and expenses of such additional counsel)) in connection with the administration of this Agreement and the other HoldCo Financing Documents (whether or not the transactions contemplated hereby or thereby are consummated), (d) all reasonable and documented out-of-pocket expenses incurred by the Credit Agreement HoldCo Secured Parties (including all reasonable fees, costs, and expenses of one counsel plus one local counsel each for (i) the HoldCo Lenders and their Affiliates, and (ii) HoldCo Administrative Agent in each relevant jurisdiction (provided, that, in the case of the continuation of an Event of Default, any HoldCo Lender may retain separate counsel in the event of an actual conflict of interest (which may be multiple counsel, but only the least number necessary to resolve such conflict of interest) and the HoldCo Borrower shall pay all reasonable fees, cost, and expenses of such additional counsel)) in connection with the enforcement or protection (other than in connection with assignment of HoldCo Loans or HoldCo Commitments) of their rights in connection with this Agreement and the other HoldCo Financing Documents, including their rights under this Section 12.6, including in connection with any workout, restructuring or negotiations in respect of the Obligations. Notwithstanding the foregoing, in the event that the HoldCo Collateral Agent reasonably believes that a conflict exists in using one counsel, the HoldCo Collateral Agent may engage its own counsel. During the continuation of any Event of Default, the HoldCo Borrower shall pay (against direct invoices) the reasonable and documented fees and expenses of any other consultants and advisors of the Credit Agreement HoldCo Secured Parties; provided, that (without limiting the obligation of the HoldCo Borrower to pay such reasonable and documented fees and expenses) such fees and expenses shall be subject to separate fee agreements entered into by the HoldCo Borrower acting reasonably.
12.7.Counterparts; Effectiveness
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the HoldCo Administrative Agent and when the HoldCo Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the electronic records, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Government Rule, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
12.8.Indemnification
(a)The HoldCo Borrower hereby agree to indemnify each Credit Agreement HoldCo Secured Party and each Related Party of any of the foregoing Persons (each such Person being called a “Credit Agreement Indemnitee”) against, and hold each Credit Agreement Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including all reasonable fees, costs and expenses of counsel or consultants for any Credit Agreement Indemnitee), incurred by any Credit Agreement

Indemnitee or asserted against any Credit Agreement Indemnitee by any Person arising out of, in connection with, or as a result of:
(i)the execution or delivery of this Agreement, any other HoldCo Financing Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration (other than expenses that do not constitute out-of-pocket expenses) or enforcement thereof;
(ii)any HoldCo Loan or the use or proposed use of the proceeds therefrom;
(iii)any actual or alleged Release or threatened Release of Hazardous Materials on, from or related to the P1 Project that could reasonably result in an Environmental Claim related in any way to any property indirectly owned or operated by the HoldCo Borrower or any Environmental Affiliate or any liability pursuant to an Environmental Law related in any way to the HoldCo Borrower;
(iv)any actual or prospective claim (including Environmental Claims), litigation, investigation, or proceeding relating to any of the foregoing, whether based on common law, contract, tort, or any other theory, whether brought by the HoldCo Borrower or any of the HoldCo Borrower’s members, managers or creditors or by any other Person, and regardless of whether any Credit Agreement Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other HoldCo Financing Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Credit Agreement Indemnitee; or
(v)any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the HoldCo Borrower, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by any Credit Agreement HoldCo Secured Party or any Affiliates or Related Parties of any of the foregoing;
provided, that such indemnity shall not, as to any Credit Agreement Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final and Non-Appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Credit Agreement Indemnitee, or in the case of any Credit Agreement Indemnitee other than the HoldCo Administrative Agent, breach by such Credit Agreement Indemnitee of any provisions of any HoldCo Financing Document to which it is a party.
(b)To the extent that the HoldCo Borrower for any reason fails to pay any amount required under Section 12.6 or Section 12.8(a) above to be paid by it to any of the HoldCo Administrative Agent or any Related Party of any of the foregoing, each HoldCo Lender severally agrees to pay to the HoldCo Administrative Agent or such Related Party, as the case may be, such HoldCo Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, based on the aggregate of such HoldCo Lender’s HoldCo Commitments to the aggregate of all HoldCo Commitments; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the HoldCo Administrative Agent, in its capacity as such, or against any Related Party of any of the foregoing acting for the HoldCo Administrative Agent, in its capacity as such. The obligations of the HoldCo Lenders under this Section 12.8(b) are subject to the provisions of Section 2.5. The obligations of the HoldCo Lenders to make payments pursuant to this Section 12.8(b) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any HoldCo Lender to make payments on any date required hereunder shall not relieve any other HoldCo Lender of its corresponding obligation to do so on such date, and no HoldCo Lender shall be responsible for the failure of any other HoldCo Lender to do so.
(c)Without duplication of any indemnification provision in any HoldCo Financing Document providing for indemnification by any HoldCo Secured Party in favor of the HoldCo Collateral Agent, the HoldCo Intercreditor Agent or any Related Party of any of the foregoing, to the extent that the HoldCo Borrower for any reason fail to pay any amount required under any HoldCo Financing Document or any analogous costs and expenses or indemnity provisions of any HoldCo Financing Document to be paid by it to any of the HoldCo Intercreditor Agent, the HoldCo Collateral Agent or any Related Party of any of the foregoing, each HoldCo Lender severally agrees to pay to the HoldCo Intercreditor Agent, the HoldCo Collateral Agent or such Related Party, as the case may be, the ratable share of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the aggregate of such HoldCo Lender’s HoldCo Commitments to the aggregate of all HoldCo Commitments; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the HoldCo Intercreditor Agent, the HoldCo Collateral Agent or the applicable Related Party, in its capacity as such. The obligations of the HoldCo Lenders to make payments pursuant to this Section 12.8(c) are several and not joint and shall survive the payment in full of the Obligations and the termination of this Agreement. The failure of any HoldCo Lender to make payments on any date required hereunder shall not relieve any other HoldCo Lender of its corresponding obligation to do so on such date, and no HoldCo Lender shall be responsible for the failure of any other HoldCo Lender to do so.
(d)All amounts due under this Section 12.8 shall be payable promptly after demand therefor.
(e)The HoldCo Borrower agrees that, without the Credit Agreement Indemnitee’s prior written consent, they will not settle, compromise, or consent to the entry of any judgment in any pending or threatened (in writing) claim, action or proceeding in respect of which indemnification could be sought by or on behalf of such Credit Agreement Indemnitee under this Section 12.8 (whether or not any Credit Agreement Indemnitee is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise, or consent includes an unconditional release of such Credit Agreement Indemnitee from all liability arising out of such claim, action or proceeding. In the event that a Credit Agreement Indemnitee is requested or required to appear as a witness in any action brought by or on behalf of or against the HoldCo Borrower or any Affiliate thereof in which such Credit Agreement Indemnitee is not named as a defendant, the HoldCo Borrower agrees to reimburse such Credit Agreement Indemnitee for all reasonable expenses incurred by it in connection with such Credit Agreement Indemnitee appearing and preparing to appear as such a witness, including the reasonable and documented fees and disbursements of its legal counsel. In the case of any claim brought against a Credit Agreement Indemnitee for which the HoldCo Borrower may be responsible under this Section 12.8, the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders agree (at the expense of the HoldCo Borrower) to execute such instruments and documents and cooperate as reasonably requested by the HoldCo Borrower in connection with the HoldCo Borrower’s defense, settlement, or compromise of such claim, action or proceeding.
(f)The HoldCo Intercreditor Agent, the HoldCo Collateral Agent and the Related Parties of any of the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Intercreditor Agent are express third party beneficiaries of this Section 12.8.
(g)This Section 12.8 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
12.9.Interest Rate Limitation
Notwithstanding anything to the contrary contained in any HoldCo Financing Document, the interest paid or agreed to be paid under the HoldCo Financing Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Government Rule (the “Maximum Rate”). If the HoldCo Administrative Agent or any HoldCo Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of such HoldCo Lender’s HoldCo Loans or, if it exceeds such unpaid principal, refunded to the HoldCo Borrower. In determining whether the interest contracted for, charged, or received by the HoldCo Administrative Agent or any HoldCo Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Government Rule, (a) characterize any payment that is not principal as an expense, fee, or premium, rather than interest, (b) exclude prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
12.10.No Waiver; Cumulative Remedies
No failure by any Credit Agreement HoldCo Secured Party to exercise, and no delay by any such Person in exercising, any right, remedy, power, or privilege hereunder or under any other HoldCo Financing Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided, and provided under each other HoldCo Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

12.11.Notices and Other Communications.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by facsimile or sent by email to the address(es), facsimile number or email address specified for the HoldCo Borrower, the HoldCo Administrative Agent, the HoldCo Collateral Agent, or the HoldCo Lenders, as applicable, on Schedule 12.11.
(b)Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, they shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications shall be effective as provided in Schedule 12.11.
(c)Unless otherwise prescribed, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not received during the normal business hours of the recipient, such notice or communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in Schedule 12.11 of notification that such notice or communication is available and identifying the website address therefor. Notwithstanding the above, all notices delivered by the HoldCo Borrower to the HoldCo Administrative Agent through electronic communications shall be followed by the delivery of a hard copy.
(d)Each of the HoldCo Borrower, the HoldCo Administrative Agent, and the HoldCo Collateral Agent may change its address, facsimile, email address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each HoldCo Lender may change its address, facsimile, email address, or telephone number for notices and other communications hereunder by notice to the HoldCo Borrower, the HoldCo Administrative Agent, and the HoldCo Collateral Agent.
(e)The HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders shall be entitled to rely and act upon any written notices purportedly given by or on behalf of the HoldCo Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The HoldCo Borrower shall indemnify the HoldCo Administrative Agent, the HoldCo Collateral Agent, the HoldCo Lenders, and the Related Parties of each of them for all losses, costs, expenses, and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the HoldCo Borrower. All telephonic notices to and other telephonic communications with the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders

by the HoldCo Borrower may be recorded by the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders, as applicable, and each of the parties hereto hereby consents to such recording.
(f)Notwithstanding the above, nothing herein shall prejudice the right of the HoldCo Administrative Agent, the HoldCo Collateral Agent, any of the HoldCo Lenders to give any notice or other communication pursuant to any HoldCo Financing Document in any other manner specified in such HoldCo Financing Document.
(g)The HoldCo Borrower hereby agrees that it will provide to the HoldCo Administrative Agent all information, documents and other materials that it is obligated to furnish to the HoldCo Administrative Agent pursuant to the HoldCo Financing Documents, including all notices, requests, financial statements, financial and other reports, certificates. and other information materials, but excluding any such communication that (i) relates to any HoldCo Loan Borrowing, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default, or (iv) is required to be delivered to satisfy any condition precedent to any HoldCo Loan Borrowing (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the HoldCo Administrative Agent at the email addresses specified in Schedule 12.11. In addition, the HoldCo Borrower agrees to continue to provide the Communications to the HoldCo Administrative Agent in the manner specified in the HoldCo Financing Documents but only to the extent requested by the HoldCo Administrative Agent.
(h)The HoldCo Borrower further agrees that the HoldCo Administrative Agent may make the Communications available to the HoldCo Lenders by posting the Communications on an internet website that may, from time to time, be notified to the HoldCo Lenders or a substantially similar electronic transmission system (the “Platform”). The costs and expenses incurred by the HoldCo Administrative Agent in creating and maintaining the Platform shall be paid by HoldCo Borrower in accordance with Section 12.6.
(i)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE HOLDCO ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE HOLDCO ADMINISTRATIVE AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE HOLDCO ADMINISTRATIVE AGENT OR ANY AFFILIATE THEREOF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE HOLDCO BORROWER, ANY HOLDCO LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR

CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE HOLDCO BORROWER’s OR ANY AGENT PARTY’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
12.12.Patriot Act Notice
Each of the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders hereby notifies the HoldCo Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the HoldCo Borrower, which information includes the name and address of the HoldCo Borrower and other information that will allow the HoldCo Administrative Agent, the HoldCo Collateral Agent, and such HoldCo Lender, as applicable, to identify the HoldCo Borrower in accordance with the Patriot Act.
12.13.Payments Set Aside
To the extent that any payment by or on behalf of the HoldCo Borrower is made to the HoldCo Administrative Agent, the HoldCo Collateral Agent, or any HoldCo Lender, or the HoldCo Administrative Agent, the HoldCo Collateral Agent, or any HoldCo Lender (as the case may be) exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the HoldCo Administrative Agent, the HoldCo Collateral Agent, or such HoldCo Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy or insolvency proceeding or otherwise, then (a) to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied by such payment shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each HoldCo Lender severally agrees to pay to the HoldCo Administrative Agent or the HoldCo Collateral Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the HoldCo Administrative Agent or the HoldCo Collateral Agent, as the case may be plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the HoldCo Lenders under this Section 12.13 shall survive the payment in full of the Obligations and the termination of this Agreement.
12.14.Right of Setoff
Each of the HoldCo Lenders and each of their respective Affiliates, is hereby authorized at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by applicable Government Rule, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such HoldCo Lender or any such Affiliate to, or for the credit or the account of, the HoldCo Borrower against any and all of the Obligations of the HoldCo Borrower now or hereafter existing under this Agreement or any other HoldCo Financing Document to such HoldCo Lender, irrespective of whether or not such HoldCo

Lender shall have made any demand under this Agreement or any other HoldCo Financing Document and although such obligations of the HoldCo Borrower may be contingent or unmatured or are owed to a branch or office of such HoldCo Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the HoldCo Lenders and their respective Affiliates under this Section 12.14 are in addition to other rights and remedies (including other rights of setoff) that such HoldCo Lender or their respective Affiliates may have. Each of the HoldCo Lenders agrees to notify the HoldCo Borrower and the HoldCo Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
12.15.Severability
If any provision of this Agreement or any other HoldCo Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity, and enforceability of the remaining provisions of this Agreement and the other HoldCo Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.16.Survival
Notwithstanding anything in this Agreement to the contrary, Section 4.1, Section 11.6, Section 12.3, Section 12.6, Section 12.8, Section 12.11, Section 12.13, this Section 12.16, Section 12.18, and Section 12.20 shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder and in any other HoldCo Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties shall be considered to have been relied upon by the Credit Agreement HoldCo Secured Parties regardless of any investigation made by any Credit Agreement HoldCo Secured Party or on their behalf and notwithstanding that the Credit Agreement HoldCo Secured Parties may have had notice or knowledge of any Default or Event of Default at the time of the HoldCo Loan Borrowing, and shall continue in full force and effect as of the date made or any date referred to herein as long as any HoldCo Loan or any other Obligation hereunder or under any other HoldCo Financing Document shall remain unpaid or unsatisfied.
12.17.Treatment of Certain Information; Confidentiality
The HoldCo Administrative Agent, the HoldCo Collateral Agent, and each of the HoldCo Lenders agree to maintain the confidentiality of the Credit Agreement Information, except that Credit Agreement Information may be disclosed: (a) to its Affiliates (including branches) and to its and its Affiliates’ respective shareholders, members, partners, directors, officers, employees, agents, advisors, auditors, service providers and representatives (provided, that the Persons to whom such disclosure is made will be informed prior to disclosure of the confidential nature of such Credit Agreement Information and instructed to keep such Credit Agreement Information confidential); (b) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it or to any Federal Reserve Bank or central bank in connection with a pledge or assignment pursuant to Section 12.4(e); (c) to the extent required by applicable Government Rule or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other HoldCo Financing Document or any suit, action or proceeding relating to this Agreement or any other HoldCo Financing Document or the enforcement of rights hereunder or thereunder (including any actual or prospective purchaser of Collateral); (f) subject to an agreement containing provisions substantially the same as those of this Section 12.17, to (i) any assignee of, or Participant in, or any prospective assignee of, or Participant in, any of its rights or obligations under this Agreement (or such assignee or Participant’s or prospective assignee or Participant’s professional advisor), (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the HoldCo Borrower, or (iii) any Person (and any of its officers, directors, employees, agents or advisors) that may enter into or support, directly or indirectly, or that may be considering entering into or supporting, directly or indirectly, either (A) contractual arrangements with the HoldCo Administrative Agent, the HoldCo Collateral Agent, such HoldCo Lender, or any Affiliates thereof, pursuant to which all or any portion of the risks, rights, benefits or obligations under or with respect to any HoldCo Loan or HoldCo Financing Document is transferred to such Person or (B) an actual or proposed securitization or collateralization of, or similar transaction relating to, all or a part of any amounts payable to or for the benefit of any HoldCo Lender under any HoldCo Financing Document (including any rating agency); (g) with the consent of the HoldCo Borrower (which consent shall not unreasonably be withheld, conditioned or delayed); (h) to any state, federal, or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating the HoldCo Administrative Agent, the HoldCo Collateral Agent, any HoldCo Lender, or any of their respective Affiliates; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Credit Agreement Information relating to the HoldCo Borrower received by it from any HoldCo Lender, the HoldCo Administrative Agent, or the HoldCo Collateral Agent, as applicable); (j) to any party providing (and any brokers arranging) any Credit Agreement HoldCo Secured Party insurance or reinsurance or other direct or indirect credit protection (including credit default swaps) with respect to its HoldCo Loans; (k) to the CUSIP Service Bureau, Clearpar or Loanserv or any similar agency in connection with the issuance and monitoring of CUSIP numbers, Private Placement Numbers (“PPNs”) or any other similar numbers with respect to the HoldCo Loans (it being understood and agreed that any HoldCo Lender may apply for the issuance of one or more CUSIP numbers, PPNs or any other similar numbers with respect to any of the HoldCo Loans without the consent of the Loan Parties); or (l) in the case of any HoldCo Lender that is a Blackstone Entity only, the disclosure of the existence of this Agreement and the HoldCo Loans hereunder, its participation therein, and a summary of the terms hereof in any marketing publication and the HoldCo Borrower’s logo may be used in connection with such publication. In addition, the HoldCo Administrative Agent, the HoldCo Collateral Agent, or any HoldCo Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the HoldCo Administrative Agent, the HoldCo Collateral Agent, and the HoldCo Lenders in connection with the numbering, administration, settlement and management of this Agreement, the other HoldCo Financing Documents, the HoldCo Commitments, and the HoldCo Loan Borrowings. For the purposes of this Section 12.17, “Credit Agreement Information” means written information that is furnished by or on behalf of the HoldCo Borrower, the HoldCo

Pledgor, the Equity Owners, or any of their Affiliates to the HoldCo Administrative Agent, the HoldCo Collateral Agent, or any HoldCo Lender pursuant to or in connection with any HoldCo Financing Document, relating to the assets and business of the HoldCo Borrower, the HoldCo Pledgor, the Equity Owners, or any of their Affiliates, but does not include any such information that (x) is or becomes generally available to the public other than as a result of a breach by the HoldCo Administrative Agent, the HoldCo Collateral Agent, such HoldCo Lender of its obligations hereunder, (y) is or becomes available to the HoldCo Administrative Agent, the HoldCo Collateral Agent, or such HoldCo Lender from a source other than the HoldCo Borrower, the HoldCo Pledgor, the Equity Owners, or any of their Affiliates, as applicable, that is not, to the knowledge of the HoldCo Administrative Agent, the HoldCo Collateral Agent, or such HoldCo Lender, acting in violation of a confidentiality obligation with the HoldCo Borrower, the HoldCo Pledgor, the Sponsor, or any of their Affiliates, as applicable, or (z) is independently compiled by the HoldCo Administrative Agent, the HoldCo Collateral Agent, or such HoldCo Lender, as evidenced by their records, without the use of the Credit Agreement Information. Any Person required to maintain the confidentiality of Credit Agreement Information as provided in this Section 12.17 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Credit Agreement Information as such Person would accord to its own confidential information.
12.18.Waiver of Consequential Damages, Etc.
Except with respect to any indemnification obligations of the HoldCo Borrower under Section 11.6 and Section 12.8 or any other indemnification provisions of the HoldCo Borrower under any other HoldCo Financing Document, to the fullest extent permitted by applicable Government Rule, no Party hereto shall assert, and each Party hereto hereby waives, any claim against any other Party hereto or their Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other HoldCo Financing Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any HoldCo Loan or the use of the proceeds thereof. No Party hereto or its Related Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other HoldCo Financing Documents or the transactions contemplated hereby or thereby.
12.19.Waiver of Litigation Payments
To the extent that any Party hereto may, in any action, suit, or proceeding brought in any of the courts referred to in Section 12.3(b) or elsewhere arising out of or in connection with this Agreement or any other HoldCo Financing Document to which it is a party, be entitled to the benefit of any provision of law requiring any other Party hereto in such action, suit or proceeding to post security for the costs of such Person or to post a bond or to take similar action, each such Person hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the State of New York or, as the case may be, the jurisdiction in which such court is located.

12.20.Reinstatement
This Agreement and the obligations of the HoldCo Borrower hereunder shall automatically be reinstated if, and to the extent that, for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to the HoldCo Borrower or any other Person or as a result of any settlement or compromise with any Person (including the HoldCo Borrower) in respect of such payment, and the HoldCo Borrower shall pay the Credit Agreement HoldCo Secured Parties on demand all of their reasonable costs and expenses (including reasonable fees, expenses and disbursements of counsel) incurred by such parties in connection with such rescission or restoration.
12.21.No Recourse
The obligations of the HoldCo Borrower under this Agreement and each other HoldCo Financing Document to which they are a party, and any certificate, notice, instrument or document delivered pursuant hereto or thereto, are obligations solely of the HoldCo Borrower and do not constitute a debt or obligation of (and no recourse shall be made with respect to) any direct or indirect equity holder of any HoldCo Pledgor or the Sponsor (other than to the extent of any Collateral pledged by such Person, in each case, in accordance with the HoldCo Financing Documents), the OpCo Borrower, or any of their respective Affiliates (other than the HoldCo Borrower), or any shareholder, partner, member, officer, director or employee of the HoldCo Pledgor or the Sponsor or such Affiliates (collectively, the “Non-Recourse Parties”), except as hereinafter set forth in this Section 12.21 or as expressly provided in any HoldCo Financing Document to which such Non-Recourse Party is a party. No action under or in connection with this Agreement or any other HoldCo Financing Documents to which the HoldCo Borrower is a party shall be brought against any Non-Recourse Party, and no judgment for any deficiency upon the obligations hereunder or thereunder shall be obtainable by any HoldCo Secured Party against any Non-Recourse Party, except as hereinafter expressly set forth in this Section 12.21 or as expressly provided in any HoldCo Financing Document to which such Non-Recourse Party is a party. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Section 12.21 shall in any manner or way (a) restrict the remedies available to the HoldCo Intercreditor Agent, the HoldCo Collateral Agent, or any other HoldCo Secured Party to realize upon the Collateral or under any HoldCo Financing Document, or constitute or be deemed to be a release of the obligations secured by (or impair the enforceability of) the Liens and the security interests and possessory rights created by or arising from any HoldCo Financing Document or (b) release, or be deemed to release, any Non-Recourse Party from liability for its own willful misrepresentation, fraudulent actions, gross negligence or willful misconduct or from any of its obligations or liabilities under any HoldCo Financing Document to which such Non-Recourse Party is a party. The limitations on recourse set forth in this Section 12.21 shall survive the Credit Agreement Discharge Date.
12.22.Collateral and Intercreditor Agreement
Any actions, consents, approvals, authorizations or discretion taken, given, made or exercised, or not taken, given, made or exercised by the HoldCo Administrative Agent, acting as the HoldCo Secured Creditor Representative on behalf of the HoldCo Lenders in accordance with the Collateral and Intercreditor Agreement, shall be binding on each HoldCo Lender.

Notwithstanding anything to the contrary herein, in the case of any inconsistency between this Agreement and the Collateral and Intercreditor Agreement, the Collateral and Intercreditor Agreement shall govern.
12.23.Termination
This Agreement shall terminate and shall have no force and effect (except with respect to the provisions that expressly survive termination of this Agreement) upon the occurrence of the Credit Agreement Discharge Date.
12.24.No Fiduciary Duty
The HoldCo Borrower acknowledges and agrees that (a) no fiduciary, advisory, or agency relationship between the HoldCo Borrower and any Credit Agreement HoldCo Secured Party or any of their Affiliates is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or any HoldCo Financing Document, irrespective of whether any Credit Agreement HoldCo Secured Party or their Affiliates have advised or is advising the HoldCo Borrower on other matters, (b) the Credit Agreement HoldCo Secured Parties and their Affiliates, on the one hand, and the HoldCo Borrower, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor does the HoldCo Borrower rely on, any fiduciary duty on the part of any Credit Agreement HoldCo Secured Party or any of their Affiliates, and (c) the HoldCo Borrower waives, to the fullest extent permitted by law, any claims that the HoldCo Borrower may have against any Credit Agreement HoldCo Secured Party or any of its Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Credit Agreement HoldCo Secured Parties and their respective Affiliates shall have no liability (whether direct or indirect) to the HoldCo Borrower in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the HoldCo Borrower, including the HoldCo Borrower’s equity holders, employees, or other creditors.
12.25.Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any HoldCo Financing Document or in any other agreement, arrangement or understanding among any such parties, each Party hereto acknowledges that any liability of any Affected Financial Institution arising under any HoldCo Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any Party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other HoldCo Financing Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
12.26.Cashless Settlement.
Notwithstanding anything to the contrary contained in this Agreement, any HoldCo Lender may exchange, continue or rollover all or a portion of its HoldCo Loans in connection with any refinancing, extension, loan modification, or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the HoldCo Borrower, the HoldCo Administrative Agent, and such HoldCo Lender.
12.27.Restricted Lenders
Notwithstanding anything to the contrary in Section 5.22 or Sections 7.9 of this Agreement, in relation to each HoldCo Lender that is incorporated in a non-US jurisdiction or that otherwise notifies the HoldCo Administrative Agent to this effect (each a “Restricted Lender”), the representations and undertakings in the provisions of such Sections shall only apply for the benefit of such Restricted Lender and shall only be given by the HoldCo Borrower to such Restricted Lender to the extent that the sanctions provisions would not result in any violation of, conflict with or liability under (a) EU Regulation (EC) 2271/96, (b) section 7 of the foreign trade rules (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 no. 3 and Section 19 paragraph 3 no. 1(a) foreign trade law (AWG) (Außenwirtschaftsgesetz)), or (c) a similar anti-boycott statute or other applicable Government Rule as in effect in that Restricted Lender’s home jurisdiction.
[Remainder of page intentionally blank. Next page is signature page.]

Rio Grande LNG Intermediate HoldCo Borrower, LLC
as the HoldCo Borrower

By: /s/ Matthew Schatzman
Name: Matthew Schatzman
Title: President and Chief Executive Officer

[Signature Page to Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the HoldCo Administrative Agent

By: /s/ Jessica A. Jankiewicz
Name: Jessica A. Jankiewicz
Title: Vice President

[Signature Page to Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the HoldCo Collateral Agent

By: /s/ D. Amedeo Morreale
Name: D. Amedeo Morreale
Title: Vice President

[Signature Page to Credit Agreement]

Accepted and agreed to as of
the date first above written:

Arrow PTF LP
By: Blackstone ISG-I Advisors L.L.C., its investment manager

By:    /s/ Robert Young
Name: Robert Young
Title: Managing Director and General Counsel

[Signature Page to Credit Agreement]

BCSA – Q FUND LP
By: QCSA Associates LLC, its general partner

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

[Signature Page to Credit Agreement]

Bankers Life and Casualty Company
By: Blackstone Asset Based Finance Advisors LP,
pursuant to a power of attorney now and hereafter
granted to it as its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

[Signature Page to Credit Agreement]

American General Life Insurance Company
By: Blackstone ISG-I Advisors L.L.C.,
pursuant to powers of attorney now and hereafter granted to it

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Everest Reinsurance Company
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Everlake Life Insurance Company
By: Blackstone ISG-I Advisors L.L.C.,
pursuant to powers of attorney now and hereafter
granted to it

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Fidelity & Guaranty Life Insurance Company
By: Blackstone ISG-I Advisors L.L.C., pursuant to
powers of attorney now and hereafter granted to it

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Mizuho Capital Markets LLC,
a Delaware limited liability company

By: Mizuho Securities USA LLC, in its
Capacity as manager

By:    /s/ Michael Kowal
Name: Michael Kowal
Title: Managing Director

[Signature Page to Credit Agreement]

Genworth Life Insurance Company
By: Blackstone Private Credit Strategies LLC,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Genworth Life and Annuity Insurance Company
By: Blackstone Private Credit Strategies LLC,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Genworth Life Insurance Company of New York
By: Blackstone Private Credit Strategies LLC,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Nationwide Mutual Insurance Company
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it as its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Nationwide Life Insurance Company
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it as its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

New York Life Insurance and Annuity Corporation
By: Blackstone ISG-I Advisors L.L.C., its investment adviser

By:    /s/ Robert Young
Name: Robert Young
Title: Managing Director and General Counsel

[Signature Page to Credit Agreement]

New York Life Insurance Company
By: Blackstone Asset Based Finance Advisors LP

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

[Signature Page to Credit Agreement]

Pacific Life Insurance Company
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

RGA Reinsurance Company
By: Blackstone Private Credit Strategies LLC,
pursuant to the power of attorney now and hereafter
granted to it as its Investment Manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Security Life of Denver Insurance Company
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Protective Life Insurance Company
By: Resolution Re Ltd., its investment manager

By: Blackstone ISG-I Advisors L.L.C., its subadviser

By:    /s/ Robert Young
Name: Robert Young
Title: Managing Director and General Counsel

[Signature Page to Credit Agreement]

Midland National Life Insurance Company
By: Sammons Financial Group Asset Management, LLC,
pursuant to powers of attorney now and hereafter granted to it

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

North American Company for Life and Health Insurance
By: Sammons Financial Group Asset Management, LLC,
pursuant to powers of attorney now and hereafter granted to it

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter granted to it

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

United Healthcare Insurance Company
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it as its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Sierra Health and Life Insurance Company, Inc.
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it as its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Care Improvement Plus South Central Insurance Company
By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it as its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Blackstone Global Credit Strategy Lower Tier LP
By: Blackstone Private Credit Strategies LLC, its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

[Signature Page to Credit Agreement]

Blackstone Asset Based Finance Collective
Investment Fund (a subtrust of The Blackstone
Credit Collective Investment Trust)
By: Blackstone Asset Based Finance Advisors LP,
pursuant to the power of attorney now and hereafter
granted to it as its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

[Signature Page to Credit Agreement]

Ammolite Special Account A-1 LP
By: Blackstone Private Credit Strategies LLC,
its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

[Signature Page to Credit Agreement]

Ammolite Special Account B LP
By: Blackstone Private Credit Strategies LLC,
its investment manager

By:    /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Person

[Signature Page to Credit Agreement]

Accepted and agreed to as of
the date first above written:

NEW YORK LIFE INSURANCE COMPANY
By: NYL Investors LLC, its Investment Manager

By:    /s/ Jennifer Kusa
Name: Jennifer Kusa
Title: Senior Director

[Signature Page to Credit Agreement]

Accepted and agreed to as of
the date first above written:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By: NYL Investors LLC, its Investment Manager

By:    /s/ Jennifer Kusa
Name: Jennifer Kusa
Title: Senior Director

[Signature Page to Credit Agreement]

Accepted and agreed to as of
the date first above written:

PSP Investments Credit USA LLC
By:    /s/ Ian Palmer
Name: Ian Palmer
Title: Authorized Signatory

By:    /s/ Edwin Durgy
Name: Edwin Durgy
Title: Authorized Signatory

[Signature Page to Credit Agreement]

Accepted and agreed to as of
the date first above written:

JAPONICA IMC LP,
acting by its general manager, Japonica IMC GP Inc.

By:    /s/ Kenton Freitag
Name: Kenton Freitag
Title: President

[Signature Page to Credit Agreement]

Appendix I
Credit Agreement
DEFINITIONS
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliated Lender” means, at any time, any HoldCo Lender that is an Equity Owner, or any Affiliate of an Equity Owner (other than the HoldCo Pledgor, the HoldCo Borrower, any Debt Fund Affiliate, or any natural Person) or a Non-Debt Fund Affiliate of an Equity Owner at such time.
“Affiliated Lender Assignment Agreement” has the meaning assigned to such term in Section 12.4(f)(i).
“Affiliated Lender Cap” has the meaning assigned to such term in Section 12.4(f)(iii).
“Agent Parties” has the meaning assigned to such term in Section 12.11(i).
“Aggregate HoldCo Commitment” means $1,000,000,000.00, as the same may be reduced in accordance with Section 2.4.
“Agreement” has the meaning assigned to such term in the Preamble.
“Annual Facility Budget” means “Annual Facility Budget” as defined in the P1 Common Terms Agreement.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78m, 78dd-1 through 78dd-3 and 78ff, et seq., and all similar laws, rules, and regulations of any jurisdiction prohibiting bribery and corruption, including the U.K. Bribery Act, applicable to the HoldCo Borrower or any of its subsidiaries at the relevant time.
“Anti-Terrorism and Money Laundering Laws” means the USA Patriot Act of 2001, the U.S. Money Laundering Control Act of 1986, the Bank Secrecy Act, 18 U.S.C. Sections 1956 and 1957, Title 31 Part 103 of the U.S. Code of Federal Regulations, and any other similar federal Government Rule having the force of law and relating to money laundering, terrorism financing, and any regulations promulgated under any of the foregoing, applicable to the HoldCo Borrower or any of its subsidiaries at the relevant time.
“Approved Owners” means (a) Global Infrastructure Management, LLC, (b) Devonshire Investment Pte. Ltd., (c) MIC TI Holding Company 2 RSC Limited, (d) Global LNG North America Corp., (e) any Qualified Mezzanine Entity, and (f) to the extent satisfying the KYC Requirements, any other Person approved by the Majority HoldCo Lenders.
“Asset Sale Proceeds” has the meaning assigned to such term in the P1 Collateral and Intercreditor Agreement.
“Available Cash” means, as of any date of determination, the aggregate amount of cash actually received by the HoldCo Borrower, net of the payment of expenses of the HoldCo Borrower that are permitted by the HoldCo Financing Documents.

|US-DOCS\171446403.25||

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means 11 U.S.C. § 101 et. seq.
“Base Case Forecast” means the financial projections in the form attached as Exhibit G.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Blackstone Entity” means Blackstone Alternative Credit Advisors LP, its Affiliates and funds, accounts and clients managed, advised or sub-advised by any of them.
“Borrowing Date” means June 17, 2026 or such other date as may be agreed to by the HoldCo Lenders.
“Borrowing Notice” means each request for HoldCo Loan Borrowing of HoldCo Loans substantially in the form of Exhibit B and delivered in accordance with Section 2.2.
“Business Day” means any day other than a Saturday, Sunday, or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York, New York.
“Call Protection Amount” means:
(a)at any time prior to the First Call Protection End Date, the greater of (i) (A) the sum of the present values of the remaining scheduled payments of principal and interest on the HoldCo Loan to be prepaid, discounted to the prepayment date (assuming the HoldCo Loans matured on the First Call Protection End Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus fifty basis points less (B) interest accrued to, but excluding, the prepayment date and (ii) 101% of the principal amount of the HoldCo Loan to be prepaid; and
(b)at any time on or after the First Call Protection End Date and prior to the Second Call Protection End Date, 101% of the principal amount of the HoldCo Loan to be prepaid.
“CASA Advisor” means “CASA Advisor” as defined in the P1 Common Terms Agreement.
2

“Cash Flow” means, for any period, the sum of all funds received or, as applicable in the relevant context, projected to be received, by the HoldCo Borrower or the OpCo Borrower, as applicable, during such period, including (without duplication) the following:
(a)all cash paid (or, as applicable, solely for purposes of determining Consolidated Projected CFADS, projected to be paid) to the HoldCo Borrower (in connection with distributions received from the OpCo Borrower) or the OpCo Borrower (in connection with the ownership or operation of the P1 Project); and
(b)all interest and investment earnings paid to the HoldCo Borrower or the OpCo Borrower, as applicable, or accrued to the HoldCo Accounts during such period on amounts on deposit in the HoldCo Accounts (excluding interest and investment earnings that accrue on the amounts on deposit in the BX HoldCo DSRA).
provided, that “Cash Flow” shall not include (v) Loss Proceeds, (w) any proceeds of any HoldCo Loans or any other Indebtedness incurred by the HoldCo Borrower or the OpCo Borrower, as applicable, (x) the proceeds of any Asset Sale that is not permitted by the HoldCo Financing Documents or the P1 Financing Documents, as applicable, (y) amounts received, whether by way of a capital contribution from any direct or indirect holders of Equity Interests of the HoldCo Borrower or the OpCo Borrower, as applicable (except to the extent specifically provided in this Agreement and then solely for the purposes specified therein), or (z) any other extraordinary or non-cash income received by the HoldCo Borrower or the OpCo Borrower, as applicable, under GAAP.
“Cash Interest Election Notice” means a notice by the HoldCo Borrower during the Deemed PIK Period to pay interest in cash, substantially in the form attached as Exhibit D or otherwise in a form reasonably satisfactory to the HoldCo Administrative Agent.
“CFAA” means the Amended and Restated Common Facilities Access Agreement, dated as of September 4, 2025, by and among, inter alia, the OpCo Borrower, the Sponsor, and the RG Facility Entities.
“CFCo” means Rio Grande LNG Common Facilities LLC, a Delaware limited liability company.
“Change in Law” means (a) the adoption or introduction of any law, rule, directive, guideline, decision, or regulation after the Closing Date, (b) any change in law, rule, directive, guideline, decision, or regulation, or in the interpretation or application thereof by any Government Authority charged with its interpretation or administration after the Closing Date, or (c) compliance by any HoldCo Lender, by any lending office of such HoldCo Lender, or by such HoldCo Lender’s holding company, if any, with any written request, guideline, decision or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Government Authority charged with its interpretation or administration made or issued after the Closing Date; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements, and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued, or implemented.
3

“Change of Control” means:
(a)prior to the Project Term Conversion Date, the Sponsor and the Approved Owners collectively fail to directly or indirectly hold legally and beneficially more than 50% of the total voting and economic Equity Interests of the HoldCo Borrower and voting Equity Interests of the HoldCo Pledgor;
(b)prior to the Project Term Conversion Date, the Sponsor fails to directly or indirectly hold legally and beneficially any voting and economic Equity Interests of the HoldCo Borrower;
(c)on and after the Project Term Conversion Date, the Sponsor, any Approved Owners, any Qualified Public Company, any Qualified Investment Entity, any Qualified Offtaker Investor, and any Qualified Energy Company collectively fail to directly or indirectly hold legally and beneficially more than 50% of the total voting and economic Equity Interests of the HoldCo Borrower;
(d)at any time, the HoldCo Pledgor fails to hold, directly, legally and beneficially 100% of the total voting and economic Equity Interests in the HoldCo Borrower;
(e)at any time, the HoldCo Borrower fails to hold, directly, legally and beneficially 100% of the total voting and economic Equity Interests in the OpCo Pledgor; or
(f)at any time, the OpCo Pledgor fails to hold, directly, legally and beneficially 100% of the total voting and economic Equity Interests in the OpCo Borrower;
provided, that in clauses (a) and (c), any Equity Interests of the HoldCo Borrower or the HoldCo Pledgor that are held legally and beneficially through an entity of which the Sponsor, any Approved Owners, any Qualified Investment Entity, any Qualified Offtaker Investor, or any Qualified Energy Company, as applicable, is the general partner and has the power, whether by contract, equity ownership, or otherwise, to direct or cause the direction of the policies and management of such entity, shall be included when calculating such percentage; provided, further, that for purposes of clauses (a) and (c) and the definition of Approved Owners, (x) “Global Infrastructure Management, LLC” means Global Infrastructure Management, LLC, and to the extent satisfying the HoldCo Lenders’ KYC Requirements, each of their Related Entities and their Affiliates, where (1) “Affiliates” means (i) any Person that is managed or advised by Global Infrastructure Management, LLC or its Related Entities or (ii) any trustee, custodian, or nominee of any fund managed or advised by Global Infrastructure Management, LLC or its Related Entities and (2) “advised” means being in receipt of an implementing advice in relation to the management of investments of that Person which (other than in relation to actually making decisions to implement such advice) is substantially the same as the services which would be provided by a fund manager of the relevant Person, (y) “Devonshire Investment Pte. Ltd.” means Devonshire Investment Pte. Ltd., its Related Entities and its Affiliates, where “Affiliates” means any Person that is, or is managed or advised by, GIC Private Limited or its Related Entities and (z) “MIC TI Holding Company 2 RSC Limited” means MIC TI Holding Company 2 RSC Limited, its Related Entities and its Affiliates, where “Affiliates” means the government of the Emirate of Abu Dhabi and any Person it Controls, whether directly or indirectly.
4

“Change of Control Triggering Event” means the occurrence of a Change of Control; provided, that, a Change of Control shall not be deemed to have occurred if the HoldCo Borrower shall have received written confirmation that a Rating Reaffirmation shall have occurred.
“Closing Date Fee Letter” means that certain fee letter, dated as of the Borrowing Date, by and among the HoldCo Borrower, Blackstone Asset Based Finance Advisors LP, Blackstone Holdings Finance Co. L.L.C. and the HoldCo Administrative Agent.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral and Intercreditor Agreement” means the Collateral and Intercreditor Agreement, dated as of June 17, 2026, by and among the HoldCo Borrower, the HoldCo Intercreditor Agent, the HoldCo Collateral Agent, and each of the HoldCo Secured Creditor Representatives from time to time party thereto.
“Communications” has the meaning assigned to such term in Section 12.11(g).
“Consolidated Administrative Expenses” means all costs and expenses paid or payable by the HoldCo Borrower or any Project Financing Entity including: (a) the fees (other than fees constituting commitment fees, letter of credit fees (including any fronting fee, standby fee, or exposure fee payable in respect of any letter of credit) and participation fees), costs, and expenses of the creditors to the HoldCo Borrower or such Project Financing Entity and (b) Taxes (excluding income Taxes), but excluding payments of Indebtedness and non-cash charges (such as depreciation, amortization or other bookkeeping entries of a similar nature).
“Consolidated Debt Service” means, for any period, the sum of (without duplication):
(a)all fees scheduled to become due and payable during such period in respect of Project Permitted Indebtedness and the HoldCo Secured Debt;
(b)interest (other than PIK Interest) on the obligations in respect of Project Permitted Indebtedness and HoldCo Secured Debt (taking into account any secured interest rate hedge agreements) scheduled to become due and payable during such period; and
(c)scheduled principal payments of Project Permitted Indebtedness and the HoldCo Secured Debt to become due and payable during such period.
“Consolidated Historical CFADS” means, for any period, an amount equal to (a) the amount (without duplication) of Cash Flow received by the HoldCo Borrower and the Project Financing Entities during such period (provided, that with respect to the Project Financing Entities, such Cash Flow shall be calculated solely to reflect amounts deposited into the P1 Debt Payment Account pursuant to Section 3.3(c)(iii) (P1 Revenue Account) of the P1 Accounts Agreement) minus (b) all Consolidated Administrative Expenses paid during such period (other than any non-recurring fee paid to any HoldCo Secured Party) (provided, that with respect to the Project Financing Entities, such Consolidated Administrative Expenses shall be calculated solely to reflect amounts paid pursuant to Sections 3.3(c)(i) and 3.3(c)(ii) (P1 Revenue Account) of the P1 Accounts Agreement) which amounts under this clause (b) shall exclude non-recurring losses and other amounts, in each case, to the extent funded with proceeds of voluntary equity contributions or Indebtedness.
5

“Consolidated Historical DSCR” means, as at the end of each Fiscal Quarter (subject to the proviso below), the ratio of (a) Consolidated Historical CFADS for the preceding four Fiscal Quarter period to (b) the aggregate amount of Consolidated Debt Service (other than (i) the principal of Indebtedness payable on the maturity date thereof, (ii) commitment fees, front-end fees, and up-front fees paid out of the proceeds of Indebtedness, (iii) amounts payable under hedge agreements that are not in respect of interest rates, (iv) without duplication of amounts in clause (iii), hedge termination amounts under hedge agreements, (v) for purposes of satisfying the conditions set forth in Section 7.3, any incremental carrying costs of HoldCo Secured Debt and the costs associated with arranging, issuing, and incurring the HoldCo Secured Debt, and (vi) for purposes of satisfying the conditions set forth in Section 7.3, any incremental carrying costs of “Replacement Debt” (as defined in the P1 Common Terms Agreement) and the costs associated with arranging, issuing, and incurring the Replacement Debt by the HoldCo Borrower) paid or payable during the preceding four Fiscal Quarter period.
“Consolidated Projected CFADS” means, for any period, an amount equal to (a) the amount (without duplication) of Cash Flow projected to be received by the HoldCo Borrower and the Project Financing Entities during such period (provided, that with respect to the Project Financing Entities, such Cash Flow shall be calculated solely to reflect Cash Flow from Contracted Revenues) minus (b) all Consolidated Administrative Expenses projected to be paid by the HoldCo Borrower and the Project Financing Entities during such period (other than any non-recurring fee projected to be payable to any creditor in respect of Project Permitted Indebtedness or the HoldCo Secured Debt), which amounts under this clause (b) (i) with respect to the Project Financing Entities, shall be (A) calculated solely to reflect amounts paid pursuant to Sections 3.3(c)(i) and 3.3(c)(ii) (P1 Revenue Account) of the P1 Accounts Agreement, (B) be as set forth in the then-applicable Annual Facility Budget in respect of the periods covered thereby, and (C) in respect of all other future periods, be reasonably consistent with the then-applicable Annual Facility Budget (other than extraordinary expenditures in respect of the periods covered by the Annual Facility Budget which are not reasonably expected to be payable in such future periods) and (ii) shall exclude any such amounts that (x) are related to the lifting of LNG or (y) are P1 Project Costs (as defined in the P1 Financing Documents), RCI EPC CAPEX (as defined in the Definitions Agreement), or RCI Owners’ Costs (as defined in the Definitions Agreement), in each case, to the extent funded with Indebtedness or equity.
“Consolidated Projected DSCR” means, for the applicable period, the ratio of (a) Consolidated Projected CFADS to (b) Consolidated Debt Service (other than (i) the principal of Indebtedness that constitutes working capital debt, revolving loans, or similar Indebtedness and the principal amount of the Indebtedness payable on the maturity date thereof, (ii) commitment fees, front-end fees, and up-front fees paid out of the proceeds of Indebtedness, (iii) amounts payable under hedge agreements that are not in respect of interest rates, (iv) without duplication of amounts in clause (iii), hedge termination amounts under hedge agreements, (v) for purposes of satisfying the conditions set forth in Section 7.3, any incremental carrying costs of HoldCo Secured Debt and the costs associated with arranging, issuing, and incurring the HoldCo Secured Debt, and (vi) for purposes of satisfying the conditions set forth in Section 7.3, any incremental carrying costs of “Replacement Debt” (as defined in the P1 Common Terms Agreement) and the costs associated with arranging, issuing, and incurring Replacement Debt by the OpCo Borrower.
“Consultant” means “Consultant” as defined in the P1 Common Terms Agreement.
“Contest” or “Contested” means, with respect to any Person, with respect to any Taxes or any Lien imposed on property of such Person by any Government Authority for Taxes (each, a “Subject Claim”),
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a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as appropriate reserves have been established with respect to any such Subject Claim in accordance with GAAP.
“Contracted Revenues” means “Contracted Revenues” as defined in the P1 Common Terms Agreement.
“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and, in any event, any Person owning (directly or indirectly) at least 50% of the voting securities of another Person shall be deemed to Control that Person.
“Control Agreement” means “HoldCo Control Agreement” as defined in the Collateral and Intercreditor Agreement.
“Controlled Subsidiary” means, with respect to any specified Person, a corporation, partnership, joint venture, limited liability company or other Person of which a majority of the Equity Interests of such Person having ordinary voting power or authority for the election or appointment of directors, managers or other governing body (other than Equity Interests having such power or authority only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly or indirectly through one or more intermediaries, or both, by such specified Person.
“Credit Agreement Discharge Date” means the date on which:
(a)the HoldCo Administrative Agent, and the HoldCo Lenders shall have received payment in full in cash of all of the Obligations and all other amounts owing to the HoldCo Administrative Agent, and the HoldCo Lenders under the HoldCo Financing Documents (other than Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable Credit Agreement HoldCo Secured Parties); and
(b)the HoldCo Commitments shall have terminated, expired or been reduced to zero Dollars.
“Credit Agreement HoldCo Secured Parties” means the HoldCo Lenders, the HoldCo Administrative Agent, the HoldCo Collateral Agent, and each of their respective successors and permitted assigns, in each case in connection with this Agreement and the HoldCo Loans.
“Credit Agreement Indemnitee” has the meaning assigned to such term in Section 12.8(a).
“Credit Agreement Information” has the meaning assigned to such term in Section 12.17.
“Credit Agreement Maturity Date” means the June 17, 2033.
“Date Certain” means the “Date Certain” as defined in the P1 Common Terms Agreement.
“DBRS” means DBRS, Inc., or if applicable, its successor.
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“Debt Fund Affiliate” means any Affiliate of the HoldCo Pledgor other than the HoldCo Borrower or any Project Financing Entity that is, in each case, a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course, is not organized for the purpose of making equity investments, and with respect to which (a) any such Debt Fund Affiliate has in place customary information barriers between it and the applicable Equity Owner and any Affiliate of the applicable Equity Owner that is not primarily engaged in the investing activities described above, (b) its managers have fiduciary duties to the investors thereof independent of and in addition to their duties to the applicable Equity Owner and any Affiliate of the applicable Equity Owner, and (c) the Equity Owners and investment vehicles managed or advised by any Equity Owner that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not, either directly or indirectly, make investment decisions for such entity.
“Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the HoldCo Borrower or its subsidiaries (other than the obligations to use the proceeds of any HoldCo Loans to repay or to otherwise terminate commitments as indicated in the Disclosure Documents) or would cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
“Debt Service” means, for any period, the sum of (without duplication):
(a)all fees scheduled to become due and payable (or, for purposes of the Consolidated Historical DSCR, paid) during such period in respect of any HoldCo Secured Debt;
(b)interest on the HoldCo Secured Obligations (taking into account any hedge agreements) scheduled to become due and payable (or for the purposes of the Consolidated Historical DSCR (or any other measure of past financial performance in a HoldCo Secured Debt Instrument), paid) during such period; and
(c)scheduled principal payments of the HoldCo Secured Debt to become due and payable (or, for purposes of the Consolidated Historical DSCR, paid) during such period.
“Debtor Relief Plan” means a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.
“Deemed PIK Period” has the meaning assigned to such term in Section 3.4(a).
“Default” means an event or condition which, with the giving of notice, lapse of time or upon a declaration or determination being made (or any combination thereof), would become an Event of Default. For the elimination of doubt, an event or condition which, with the giving of notice, lapse of time, or upon a declaration or determination being made (or any combination thereof), would become a Project Event of Default shall not be a Default under any HoldCo Financing Document until and unless such event or condition has become a Project Event of Default.
“Default Rate” means an interest rate (before as well as after judgment) equal to the Interest Rate plus 2.00% per annum.
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“Definitions Agreement” means that certain Amended and Restated Definitions Agreement, dated as of September 4, 2025, by and among the Sponsor, the OpCo Borrower, Rio Grande LNG Common Facilities LLC, Rio Grande LNG Gas Marketing LLC, and the RG Facility Entities, as acceded to by Rio Grande LNG Train 4, LLC, pursuant to that certain accession agreement, dated as of September 9, 2025, and as further acceded to by Rio Grande LNG Train 5, LLC, pursuant to that certain accession agreement, dated as of October 16, 2025.
“Delivered” refers to quantities of LNG sold “cost, insurance and freight,” “cost and freight”, “delivered ex ship,” “delivered at terminal,” or otherwise where the OpCo Borrower is responsible for the transportation of LNG to a delivery point other than at the Rio Grande Facility under the terms of the relevant Offtake Agreement.
“Designated Offtake Agreements” means the “Designated Offtake Agreements” as defined in the P1 Common Terms Agreement.
“Development” means the development, acquisition, ownership, occupation, construction, financing, equipping, testing, repair, operation, maintenance and use of the Project and the import and export of LNG from the P1 Project. “Develop” and “Developed” shall have the correlative meanings.
“Distribution Date” means, with respect to any specific Distribution, the date such Distribution is made.
“Distributions” means:
(a)any dividend or other distribution by the HoldCo Borrower (in cash, property of such HoldCo Borrower, securities, obligations, or other property) on, or other dividends or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement, or other acquisition by such HoldCo Borrower of, any portion of any Equity Interest in such HoldCo Borrower; and
(b)all payments (in cash, property, securities, obligations, or other property of the HoldCo Borrower) of principal of, interest on and other amounts with respect to, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement, or other acquisition of, any Indebtedness for borrowed money owed to the HoldCo Pledgor or any Affiliate thereof.
For the avoidance of doubt, amounts paid by the HoldCo Borrower or any of its subsidiaries to the Equity Owners or their Affiliates under any commercial agreement entered into by the Equity Owners or their Affiliates permitted pursuant to the HoldCo Financing Documents shall not be considered Distributions.
“DOE Export Authorization” means (a) the Order Granting Long-Term Multi-Contract Authorization to Export LNG to Free Trade Agreement Nations issued by DOE/HGEO in FE Docket No. 15-190-LNG in its Order No. 3869 on August 17, 2016, and (b) the Opinion and Order Granting Long-Term Multi-Contract Authorization to Export LNG to Non-Free Trade Agreement Nations issued by DOE/HGEO in FE Docket No. 15-190-LNG in its Order No. 4492 on February 10, 2020, as amended to extend the term in DOE/HGEO Order No. 4492-A issued on October 21, 2020.
“DOE/HGEO” means the U.S. Department of Energy, Hydrocarbons and Geothermal Energy Office, including all former and future names of that office within the Department of Energy.
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“Dollars” or “$” means the lawful currency of the United States of America.
“DSRA Reserve Amount” has the meaning assigned to such term in the Collateral and Intercreditor Agreement.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Affiliate” means any Person, to the extent a HoldCo Borrower could reasonably be expected to have liability as a result of the HoldCo Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the HoldCo Borrower’s obligation is by contract or operation of Government Rule.
“Environmental Claim” has the meaning assigned to such term in the Definitions Agreement.
“Environmental Laws” has the meaning assigned to such term in the Definitions Agreement.
“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options, or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights, or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“Equity Owners” means any direct or indirect holders of Equity Interests of the OpCo Borrower.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any corporation or trade or business which is a member of any group of organizations: (a) described in Section 414(b) or Section 414(c) of the Code of which the HoldCo Borrower is a member and (b) solely for purposes of potential liability under Section 302(b) of ERISA and Section 412(b) of the Code and the lien created under Section 303(k) of ERISA and Section 430(k) of the Code, described in Section 414(m) or Section 414(o) of the Code of which the HoldCo Borrower is a member.
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“ERISA Event” means:
(a)any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan, other than events for which the 30-day notice period has been waived by current regulation under PBGC Regulation Subsections .27, .28, .29 or .31;
(b)the failure with respect to any Plan to meet the minimum funding requirements of Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, whether or not waived;
(c)the filing pursuant to Section 412(c) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
(d)the incurrence by the HoldCo Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e)the filing of notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA;
(f)the institution of proceedings to terminate a Plan by PBGC or to appoint a trustee to administer any Plan;
(g)the withdrawal by the HoldCo Borrower or any of its ERISA Affiliates from a multiple employer plan (within the meaning of Section 4064 of ERISA) during a plan year in which it was a “substantial employer”, as such term is defined under Section 4064 of ERISA, upon the termination of a Multiemployer Plan or the cessation of operations under a Plan pursuant to Section 4062(e) of ERISA;
(h)the incurrence by the HoldCo Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan;
(i)the attainment of any Plan of “at risk” status within the meaning of Section 430 of the Code or Section 303 of ERISA;
(j)the receipt by the HoldCo Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the HoldCo Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical, endangered or critical and declining status, within the meaning of the Code or Title IV of ERISA;
(k)the failure of the HoldCo Borrower or any ERISA Affiliate to pay when due any amount that has become liable to the PBGC, any Plan or trust established thereunder pursuant to Title IV of ERISA or the Code;
(l)the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 436(f) of the Code;
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(m)the HoldCo Borrower or any of its Controlled Subsidiaries engages in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that is not otherwise exempt by statute, regulation or administrative pronouncement; or
(n)the imposition of a lien under ERISA or the Code with respect to any Plan or Multiemployer Plan.
“Erroneous Payment” has the meaning assigned to such term in Section 11.11(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 11.11(d).
“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 11.11(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 11.11(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 11.11(f).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the events described in Article 9.
“Excluded Taxes” means, with respect to the HoldCo Administrative Agent, any HoldCo Lender, or any other recipient of any payment to be made by or on account of any obligation of the HoldCo Borrower under any HoldCo Financing Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Person being organized under the laws of, or having its principal office or, in the case of a HoldCo Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a HoldCo Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Person with respect to an applicable interest in a HoldCo Financing Document pursuant to a law in effect on the date on which (i) such Person acquires such interest in the HoldCo Financing Document (other than pursuant to an assignment request by the HoldCo Borrower under Section 4.1) or (ii) such Person changes its lending office, except in each case to the extent, pursuant to Section 4.2, amounts with respect to such Taxes were payable either to such Person’s assignor immediately before such Person became a Party hereto or to such Person immediately before it changed its lending office, (c) Taxes attributable to such Person’s failure to comply with Section 4.2(g) or Section 4.2(h), and (d) any U.S. federal withholding Tax imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Government Authorities and implementing such Sections of the Code.
“FATCA Deduction” means a deduction or withholding from a payment under a HoldCo Financing Document required by FATCA.
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“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Fee Letters” means each of:
(a)the HoldCo Collateral and Intercreditor Agent Fee Letter;
(b)the HoldCo Administrative Agent Fee Letter; and
(c)the Closing Date Fee Letter.
“Fees” means, collectively, each of the fees payable by the HoldCo Borrower for the account of any HoldCo Lender or the HoldCo Administrative Agent pursuant to Section 3.11.
“FERC Authorization” means the authorization to site, construct, and operate the P1 Train Facilities and the Common Facilities originally issued by FERC in its Order in Docket No. CP16-454 on November 22, 2019, as amended and modified by various subsequent orders by FERC in that docket, including the order on remand issued on August 29, 2025, and the order denying rehearing of that order issued on March 19, 2026, as such FERC orders may be amended, supplemented, clarified, restated, reissued, or otherwise modified from time to time by FERC.
“FERC” means the Federal Energy Regulatory Commission, or a successor thereto.
“Financial Covenant Start Date” means the first Quarterly Payment Date to occur on or after the date that is ninety days following the Project Term Conversion Date.
“First Call Protection End Date” means the date that is the third anniversary of the Closing Date.
“Flow of Funds Direction Letter” means the Flow of Funds Direction Letter, dated as of June 16, 2026, delivered by the HoldCo Borrower to the HoldCo Administrative Agent.
“Historical CFADS” means, for any period, an amount equal to (a) the amount of Cash Flow received by the HoldCo Borrower during such period minus (b) all operating costs of the HoldCo Borrower paid during such period (other than any non-recurring fee paid to any HoldCo Secured Party) which amounts under this clause (b) shall exclude non-recurring losses and other amounts, in each case, to the extent funded with proceeds of voluntary equity contributions or Indebtedness.
“HoldCo Account Bank” means JPMorgan Chase Bank, N.A..
“HoldCo Collateral Accounts” means any deposit or securities account of the HoldCo Borrower which is subject to a Control Agreement.
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“HoldCo Administrative Agent” means Wilmington Trust, National Association, not in its individual capacity, but solely as HoldCo Administrative Agent for the HoldCo Loans hereunder, and each other Person that may, from time to time, be appointed as successor HoldCo Administrative Agent pursuant to Section 11.7.
“HoldCo Administrative Agent Fee Letter” means the Fee Letter, dated as of June 17, 2026, between the HoldCo Borrower and Wilmington Trust, National Association.
“HoldCo Collateral and Intercreditor Agent Fee Letter” means Fee Schedule, dated as of May 26, 2026, between the HoldCo Borrower and Wilmington Trust, National Association.
“HoldCo Borrower” has the meaning assigned to such term in the Preamble.
“HoldCo Collateral Agent” means Wilmington Trust, National Association, or any successor to it appointed pursuant to the terms of the Collateral and Intercreditor Agreement.
“HoldCo Commitment” means the commitment of each HoldCo Lender to make HoldCo Loans as set forth opposite the name of such HoldCo Lender in the columns entitled “HoldCo Loan Commitment” in Schedule 2, or if such HoldCo Lender has entered into one or more Lender Assignment Agreements, as set forth opposite the name of such HoldCo Lender in the Register maintained by the HoldCo Administrative Agent pursuant to Section 2.5(b) as such HoldCo Lender’s HoldCo Commitment, as the same may be reduced in accordance with Section 2.4.
“HoldCo Commitment Percentage” means, as to any HoldCo Lender at any time, the percentage that such HoldCo Lender’s HoldCo Commitment then constitutes of the Aggregate HoldCo Commitment.
“HoldCo Extraordinary Distributions” means Distributions using the proceeds of any Project Extraordinary Distributions received by the HoldCo Borrower to the extent the applicable Project Extraordinary Distributions are not a reimbursement of equity contributions by the HoldCo Borrower using the proceeds of the HoldCo Loans.
“HoldCo Financing Documents” means (a) this Agreement, (b) the Fee Letters, (c) the Collateral and Intercreditor Agreement, (d) each HoldCo Security Document, (e) the HoldCo Notes, (f) the Flow of Funds Direction Letter, and (g) each other document designated as a HoldCo Financing Document by the HoldCo Borrower on the one hand and the HoldCo Intercreditor Agent on the other hand; provided, that, for all purposes under the HoldCo Financing Documents other than for purposes of satisfying conditions precedent to Closing Date under Section 6.1, the Flow of Funds Direction Letter shall not constitute a HoldCo Financing Document.
“HoldCo Intercreditor Agent” means Wilmington Trust, National Association, or any successor to it, appointed pursuant to the terms of the Collateral and Intercreditor Agreement.
“HoldCo Lenders” means those HoldCo Lenders identified on Schedule 2 and each other Person that acquires the rights and obligations of any such HoldCo Lender pursuant to Section 12.4(b).
“HoldCo Loan” means any loan by a HoldCo Lender to the HoldCo Borrower pursuant to Section 2.1(a) and Section 2.5.
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“HoldCo Loan Borrowing” means each disbursement of HoldCo Loans by the HoldCo Lenders (or the HoldCo Administrative Agent on their behalf) on any single date to the HoldCo Borrower in accordance with Section 2.3.
“HoldCo Loan DSRA Reserve Amount” means as of any date, an amount reasonably projected by the HoldCo Borrower to be the amount necessary to pay the forecasted Debt Service in respect of the HoldCo Loans hereunder from such date through (and including) the next Interest Payment Date taking into account, with respect to interest, the amount of interest that would accrue on the aggregate principal amount of the HoldCo Loans for the next six months; provided, that for purposes of calculation of the amount specified in clause (c) of the definition of “Debt Service”, any final balloon payment or bullet maturity of HoldCo Secured Debt shall not be taken into account and instead only the equivalent of the principal payment on the immediately preceding Interest Payment Date prior to such balloon payment or bullet maturity shall be taken into account.
“HoldCo Notes” means the promissory notes of the HoldCo Borrower, substantially in the form of Exhibit A evidencing HoldCo Loans, in each case duly executed and delivered by an Authorized Officer of the HoldCo Borrower in favor of each HoldCo Lender, including any promissory notes issued by the HoldCo Borrower in connection with assignments of any HoldCo Loan of the HoldCo Lenders, as they may be amended, restated, supplemented or otherwise modified from time to time.
“Fiscal Quarter” means each three-month period commencing on each of January 1, April 1, July 1, and October 1 of any Fiscal Year and ending on the next March 31, June 30, September 30, and December 31, respectively.
“Fiscal Year” means any period of twelve consecutive calendar months beginning on January 1 and ending on December 31 of each calendar year.
“Fitch” means Fitch Ratings, Ltd., or any successor to the rating agency business thereof.
“Foreign Lender” means any HoldCo Lender that is not a U.S. Person.
“GAAP” has the meaning assigned to such term in the Definitions Agreement.
“Gas” has meaning assigned to such term in the Definitions Agreement.
“Government Approval” means (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment, or decree of, by, or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with any Government Authority.
“Government Authority” means any supra-national, federal, state, or local government or political subdivision thereof or quasi-government or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any central bank) and having jurisdiction over the Person or matters in question.
“Government Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Government
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Authority, including all common law, which is applicable to any Person, whether now or hereafter in effect.
“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or Equity Interests of any Person, or an agreement to purchase, sell, or lease (as lessee or lessor) Property of any Person, products, materials, supplies, or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding (a) endorsements for collection or deposit in the ordinary course of business and (b) customary non-financial indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Hazardous Material” has the meaning assigned to such term in the Definitions Agreement.
“Hedge Agreement” means any agreement in respect of any interest rate, swap, forward rate transaction, commodity swap, commodity option, commodity future, interest rate option, interest rate or commodity cap, interest rate, or commodity collar transaction, currency swap agreement, currency future, or option contract, or other similar agreements providing for any swap, cap, collar, put, call, floor, future, option, forward, or other similar transaction or arrangement (or any combination of the foregoing), in each case settled by reference to one or more rates, currencies, commodities, prices or indices, whether entered into for the purposes of hedging or mitigating risk associated with a Person’s business operations or for speculative purposes.
“HMT” means His Majesty’s Treasury, the economic and finance ministry of the United Kingdom.
“HoldCo Borrower” has the meaning assigned to such term in the Preamble.
“HoldCo Pledgor” means Rio Grande LNG Intermediate HoldCo Pledgor, LLC, a Delaware limited liability company.
“Impairment” means, with respect to any Major Project Document, Required Export Authorization, Major Government Approval, or any HoldCo Financing Document:
(a)the rescission, revocation, staying, withdrawal, early termination, cancellation, repeal or invalidity thereof or otherwise ceasing to be in full force and effect;
(b)the suspension or injunction thereof; or
(c)in the case of a Major Government Approval, the inability to satisfy in a timely manner stated conditions to effectiveness thereof.
The verb “Impair” shall have a correlative meaning. The adjective “Impaired” shall have a correlative meaning.
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“Indemnified Taxes” means (a) Taxes imposed on or with respect to any payment made on account of any obligation of the HoldCo Borrower under any HoldCo Financing Document, other than Excluded Taxes and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.
“Independent Engineer” means “Independent Engineer” as defined in the P1 Common Terms Agreement.
“Initial Offtake Agreements” means “Initial Offtake Agreements” as defined in the P1 Common Terms Agreement.
“Initial Offtakers” means “Initial Offtakers” as defined in the P1 Credit Agreement.
“InsuranceCo” means Rio Grande LNG InsuranceCo, LLC, a Delaware limited liability company.
“Interest Payment Date” has the meaning assigned to such term in Section 3.2.
“Interest Rate” means 7.05%.
“Investment Grade” has the meaning set forth in the P1 Credit Agreement.
“IRS” means the Internal Revenue Service.
“Knowledge” means, with respect to the HoldCo Borrower, the actual knowledge of any Person holding any of the positions at the Sponsor (or successor positions to any such positions) set forth in Schedule 1; provided, that each such Person shall be deemed to have knowledge of all events, conditions and circumstances described in any notice delivered to the HoldCo Borrower pursuant to the terms of this Agreement or any other HoldCo Financing Document.
“KYC Requirements” means the consistently applied “know your customer” requirements of the HoldCo Lenders under applicable “know your customer” and Anti-Terrorism and Money Laundering Laws, including the Patriot Act.
“Kroll” means Kroll Bond Rating Agency, Inc., or if applicable, its successor.
“LandCo” means Rio Grande LNG LandCo, LLC, a Delaware limited liability company.
“Lender Assignment Agreement” means a Lender Assignment Agreement, substantially in the form of Exhibit D-1 or such other form as agreed by the applicable assignor and assignee, the HoldCo Borrower and the HoldCo Administrative Agent.
“LNG” has meaning assigned to such term in the Definitions Agreement.
“Loan Parties” means the HoldCo Borrower and the HoldCo Pledgor.
“Loss Proceeds” has the meaning assigned to such term in the P1 Common Terms Agreement.
“Major Government Approval” means each Material Government Approval other than the Required Export Authorizations.
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“Major Project Document” means each of (a) the P1 EPC Contracts, (b) the P1 CASA, and (c) the RG Facility Agreements.
“Majority HoldCo Lenders” means at any time, the HoldCo Lenders holding in excess of 50.00% of the sum of (a) the aggregate undisbursed HoldCo Commitments plus (b) the then aggregate outstanding principal amount of the HoldCo Loans (excluding, in each such case, any HoldCo Lender that is a Loan Party, the Sponsor, or an Affiliate or Controlled Subsidiary thereof or an Affiliated Lender, and each HoldCo Commitment and any outstanding principal amount of any HoldCo Loan of any such HoldCo Lender).
“Material Government Approval” means any material Government Approval that is required in connection with the HoldCo Borrower’s execution, delivery, and performance of the HoldCo Financing Documents.
“Material Project Documents” means the “Material Project Documents” as defined in the P1 Financing Documents.
“Maximum Rate” has the meaning assigned to such term in Section 12.9.
“Mezzanine Financing Facility” means any financing facility entered into at any time by a Person that is a direct or indirect, wholly or partially owning, parent of the HoldCo Pledgor.
“Moody’s” has the meaning assigned to such term in the Definitions Agreement.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the HoldCo Borrower or any ERISA Affiliate in the past five years and which is covered by Title IV of ERISA.
“Non-Appealable” means, with respect to any specified time period allowing a request for rehearing to the applicable Government Authority or an appeal to a court having jurisdiction of any Government Approval or any ruling under any Government Rule, as applicable, that such specified time period has either elapsed without a request for rehearing to the applicable Government Authority or appeal to a court having jurisdiction having been brought or, if such a rehearing or appeal was brought during such time period, such rehearing or appeal has been denied.
“Non-Debt Fund Affiliate” means any Affiliate of an Equity Owner other than (a) the HoldCo Pledgor, the HoldCo Borrower, or any Project Financing Entity, (b) any Debt Fund Affiliates, and (c) any natural Person.
“Non-Recourse Party” has the meaning assigned to such term in Section 12.21.
“Obligations” means, collectively, (a) all Indebtedness, HoldCo Loans, advances, debts, liabilities (including any indemnification or other obligations that survive the termination of the HoldCo Financing Documents), and all other obligations, howsoever arising (including Guarantee obligations), in each case, owed by the HoldCo Borrower to the Credit Agreement HoldCo Secured Parties (or any of them) of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the HoldCo Financing Documents, (b) any and all sums reasonably advanced by any Credit Agreement HoldCo Secured Party in order to preserve the Collateral
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or preserve the security interest of the Credit Agreement HoldCo Secured Parties in the Collateral, and (c) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a) and (b) of this definition, after an Event of Default shall have occurred and be continuing and the HoldCo Loans have been accelerated pursuant to Section 10.1 or Section 10.2, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the HoldCo Lenders of their rights under the HoldCo Security Documents, together with any necessary attorneys’ fees and court costs.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).
“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.
“Officer’s Certificate” means a certificate signed by one Authorized Officer of the HoldCo Borrower, which officer must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer and, if applicable, includes:
(a)a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
“Offtake Agreement” means “Offtake Agreement” as defined in the P1 Common Terms Agreement.
“Offtaker” means each counterparty to an Offtake Agreement (but excluding the HoldCo Borrower).
“OpCo Borrower” means Rio Grande LNG, LLC, a Texas limited liability company.
“OpCo Pledgor” means Rio Grande LNG Holdings, LLC, a Delaware limited liability company.
“Opinion of Counsel” means an opinion or opinions from legal counsel who is reasonably acceptable to the HoldCo Administrative Agent. The counsel may be an employee of, or counsel to, the HoldCo Borrower or to the HoldCo Lenders, as applicable.
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“Organic Document” means, with respect to any Person, (a) if such Person is a corporation, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, (b) if such Person is a limited liability company, its certificate of formation or articles of organization and its limited liability company agreement, and (c) if such Person is a partnership or limited partnership, its certificate of partnership and its partnership agreement.
“Other Connection Taxes” means, with respect to the HoldCo Administrative Agent, any HoldCo Lender, or any other recipient of any payment made pursuant to any obligation of the HoldCo Borrower under any HoldCo Financing Document, Taxes imposed as a result of a former or present connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any HoldCo Financing Document, or sold or assigned an interest in any HoldCo Loan or HoldCo Financing Document).
“Other Taxes” mean any and all present or future stamp or documentary taxes, court, intangible, recording, filing, or similar Taxes arising from any payment made under any HoldCo Financing Document or from the execution, delivery or enforcement of, or otherwise with respect to, any HoldCo Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.1).
“P1 Administrative Agent” means the administrative agent for the secured parties under the P1 Financing Documents.
“P1 CASA” means the “P1 CASA” as defined in the P1 Common Terms Agreement.
“P1 Credit Agreement” means the Credit Agreement, dated as of July 12, 2023, by and among the OpCo Borrower, as the borrower, MUFG Bank, Ltd., as the P1 Administrative Agent, Mizuho Bank, Ltd., as the P1 Collateral Agent, and the senior lenders that are party thereto from time to time.
“P1 Collateral Agent” means the collateral agent for the secured parties under the P1 Financing Documents.
“P1 Collateral and Intercreditor Agreement” means the Collateral and Intercreditor Agreement, dated as of July 12, 2023, by and among, inter alia, the OpCo Borrower, the P1 Intercreditor Agent, and the P1 Collateral Agent.
“P1 Common Terms Agreement” means the Common Terms Agreement, dated as of July 12, 2023 (as amended by that certain Amendment No. 1 to Common Terms Agreement, dated as of November 2, 2023, as further amended by that certain Amendment No. 2 to Common Terms Agreement, dated as of December 28, 2023, and as further amended by that certain Amendment No. 3 to Common Terms Agreement, dated as of September 4, 2025, and as further amended, amended and restated, modified, or supplemented), by and among, inter alia, the OpCo Borrower, as borrower, the senior secured debt holder representatives that are parties thereto from time to time, and MUFG Bank, Ltd., as the P1 intercreditor agent.
“P1 EPC Contracts” means the “P1 EPC Contracts” as defined in the P1 Common Terms Agreement.
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“P1 Financing Documents” means the “P1 Financing Documents” as defined in the P1 Common Terms Agreement.
“P1 Intercreditor Agent” means the intercreditor agent for the secured parties under the P1 Financing Documents.
“P1 Intercreditor Agreement” means that certain Collateral and Intercreditor Agreement, dated as of July 12, 2023, by and among the OpCo Borrower, as borrower, each senior secured debt holder representative that is a party thereto, MUFG Bank, Ltd., as the P1 Intercreditor Agent and Mizuho Bank (USA), as the P1 Collateral Agent.
“P1 Project” means the “Project” as defined in the P1 Financing Documents.
“P1 Senior Lenders” means the “Senior Lenders” as defined in the P1 Credit Agreement.
“Participant” has the meaning assigned to such term in Section 12.4(d).
“Participant Register” has the meaning assigned to such term in Section 12.4(d).
“Party” or “Parties” has the meaning assigned to such term in the Preamble.
“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) of 2001, and the rules and regulations promulgated thereunder from time to time in effect.
“Payment Recipient” has the meaning assigned to such term in Section 11.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Performance Liquidated Damages” has the meaning assigned to such term in the P1 Collateral and Intercreditor Agreement.
“Permitted Business” means (a) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of the Rio Grande Facility, all activity reasonably necessary or undertaken in connection with the foregoing and any activities incidental or related to any of the foregoing, including, the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of any facilities reasonably related to or using by-products of the Rio Grande Facility (including carbon capture and sequestration by the HoldCo Borrower or their Affiliates), (b) the design, engineering, development, procurement, construction, installation, testing, completion, ownership, operation, and maintenance of carbon capture and sequestration projects, all activity reasonably necessary or undertaken in connection with the foregoing, and any activities incidental or related to any of the foregoing, and (c) any business activities reasonably related to the foregoing.
“Permitted Indebtedness” means:
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(a)in the case of the HoldCo Borrower only, HoldCo Secured Debt and all other HoldCo Secured Obligations, including all Indebtedness under HoldCo Secured IR Hedge Agreements;
(b)to the extent constituting Indebtedness, indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course or other cash management services in the ordinary course of business;
(c)other unsecured Indebtedness in aggregate principal amount not to exceed $15,000,000.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, or Government Authority.
“PIK Interest” has the meaning assigned to such term in Section 3.4(a).
“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and/or any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), that is or was maintained or contributed to by the HoldCo Borrower or any ERISA Affiliate.
“Platform” has the meaning assigned to such term in Section 12.11(h).
“Project Additional Senior Secured Debt” means the additional “Senior Secured Debt” as defined in the P1 Common Terms Agreement.
“Project Event of Default” means an “Event of Default” as defined in any P1 Intercreditor Agreement.
“Project Extraordinary Distributions” means “Extraordinary Distributions” as defined in the P1 Financing Documents.
“Project Financing Entities” means the OpCo Pledgor and the OpCo Borrower.
“Project Permitted Indebtedness” means the “Permitted Indebtedness” as defined in the P1 Common Terms Agreement.
“Project Permitted Liens” means the “Permitted Liens” as defined in the P1 Collateral and Intercreditor Agreement.
“Project Permitted Subordinated Debt” means the “Permitted Subordinated Debt” as defined in the P1 Common Terms Agreement.
“Project Senior Secured Debt” means the “Senior Secured Debt” as defined in the P1 Common Terms Agreement.
“Project Senior Secured Debt Holders” means the “Senior Secured Debt Holder” as defined in the P1 Common Terms Agreement.
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“Project Senior Secured Debt Instruments” means the “Senior Secured Debt Instrument” as defined in the P1 Common Terms Agreement.
“Project Term Conversion Date” means the “Term Conversion Date” as defined in the P1 Credit Agreement.
“Qualified Energy Company” means, to the extent satisfying the KYC Requirements, a Person: (a) (1) that is, owns, or is Controlled by, or whose ultimate parent company is, (i) an international reputable oil and gas or LNG company (integrated or non-integrated) substantially involved in the exploration, development, production or marketing of hydrocarbons, (ii) a power company or utility that has not less than 5000 megawatts of power generation assets under ownership, management and operation of which at least 2500 megawatts are attributable to gas-fired power generation assets, or (iii) a utility or trading company, a substantial portion of whose business involves the ownership, transportation, liquefaction, regasification or purchase, sale or trading of gas or LNG, (2) with a tangible net worth of no less than $5,000,000,000, and (3) that is not, or whose ultimate parent company is not, an Affiliate of any Government Authority or (b) that is, or is an Affiliate of the Sponsor or any Approved Owner.
“Qualified Investment Entities” means, to the extent satisfying the KYC Requirements, any Person that is managed or advised by a Qualified Investment House or its Related Entities; where “advised” means being in receipt of implementing advice in relation to the management of investments of a person which (other than in relation to actually making decisions to implement such advice) is substantially the same as the services which would be provided by a fund manager of the relevant Person.
“Qualified Investment House” means (a) Global Infrastructure Management, LLC or (b) any other investment manager who (1) has aggregate assets under management and committed capital in excess of $10,000,000,000 and (2) has satisfied the KYC Requirements.
“Qualified Manager” means an entity that (a) manages (by contract, as the manager of a limited liability company, or the general partner of a limited partnership) or advises infrastructure funds, private equity funds, pension funds, government sponsored funds or other similar funds (including publicly traded entities commonly referred to as “master limited partnerships”), which collectively hold assets that in the aggregate are valued in excess of $5,000,000,000, (b) has the expertise, experience, and technical resources to successfully manage the relevant managed entity’s ownership interest in the Project, and (c) satisfies the KYC Requirements. For purposes of this definition of “Qualified Manager”, “advised” means being in receipt of and implementing advice in relation to the management of investments of that person which (other than in relation to actually making decisions to implement such advice) is substantially the same as the services which would be provided by a fund manager of the relevant person.
“Qualified Mezzanine Entity” means, in connection with a foreclosure under any Mezzanine Financing Facility, a Person that:
(a)is one of (i) an agent under such Mezzanine Financing Facility who acquires, holds, or controls the relevant Equity Interests, as agent, pending further disposition thereof for a period not to exceed 270 days (unless, prior to the expiration of such 270 days, a Rating Reaffirmation shall have occurred), (ii) at any time prior to the Project Term Conversion Date, a Person who receives the relevant Equity Interests through a bona fide foreclosure over the security interests granted in respect of such Mezzanine Financing Facility and such Person is otherwise an Approved Owner (other than as set forth in clause (e) of the
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definition thereof) or one or more of (A) General Atlantic Service Company, L.P., (B) Ares Management Corporation, (C) HPS Investment Partners, LLC, (D) The Carlyle Group Inc., (E) Apollo Global Management, Inc., (F) The Blackstone Group Inc., (G) BlackRock, Inc., (H) GoldenTree Asset Management LP, (I) Sixth Street Partners, LLC, (J) Oaktree Capital Management, L.P., (K) Elda River Capital Management, LLC, (L) Kennedy Lewis Investment Management LLC, (M) Morgan Stanley Infrastructure Partners, (N) Energy Capital Partners, (O) Canada Pension Plan Investment Board, (P) IFM Investors Pty Ltd, (Q) Ardian Holding SAS, (R) King Street Capital Management, L.P., (S) Quantum Capital Group, (T) I Squared Capital Advisors, LLC, (U) Abu Dhabi Investment Authority, (V) Caisse de dépôt et placement du Québec, (W) Brookfield Asset Management Inc., (X) Macquarie Group Limited, (Y) GIC Private Limited, (Z) Ontario Municipal Employees Retirement System, (AA) DWS Group GmbH & Co. KGaA, (BB) Man Group plc, (CC) Brookfield Oaktree Holdings, LLC, (DD) KKR & Co. Inc., (EE) Owl Rock Capital Corporation, and (FF) any Affiliates of the Persons listed in the foregoing clauses (A) through (EE), or (iii) at any time after the Project Term Conversion Date, (A) is either (1) any infrastructure fund, private equity fund, pension fund, government sponsored fund, or other similar fund (including publicly traded entities commonly referred to as “master limited partnerships”) or an investment vehicle owned directly or indirectly by one or more such entities that is a lender under such Mezzanine Financing Facility and is Controlled by a Qualified Manager or (2) the Qualified Manager of any entity referred to in case (1) of this subpart (iii)(A) and, in each of cases (1) and (2) of this subpart (iii)(A) acquires the relevant Equity Interests for its own account or for further disposition thereof or (B) a Person who receives the relevant Equity Interests through a bona fide foreclosure over the security interests granted in respect of such Mezzanine Financing Facility and such Person is (1) otherwise an Approved Owner, Qualified Investment Entity, Qualified Offtaker Investor, or Qualified Energy Company or (2) has caused any Specified Rating Agency to provide a Rating Reaffirmation of the HoldCo Loans that gives effect to the acquisition, holding or control of such Equity Interests by such Person; and
(b)is not, and is not 50% or more owned or otherwise Controlled by, and does not own or Control, a Restricted Person and satisfies the KYC Requirements.
“Qualified Offtake Agreement” means the Initial Offtake Agreements and any other Offtake Agreement that meets each of the following conditions: (a) such Offtake Agreement is entered into for a Qualified Term with a Qualified Offtaker; (b) such Offtake Agreement provides for the delivery of LNG on an FOB or Delivered basis; (c) the OpCo Borrower has delivered to the P1 Administrative Agent notice of the proposed terms of such Offtake Agreement and such terms (other than as specified in the foregoing clauses (a) and (b)) are consistent, in all material respects with (or not materially less favorable in the aggregate to the interests of the OpCo Borrower than) those set forth in any of Qualified Offtake Agreements then in effect; and (d) the execution of such Qualified Offtake Agreement and performance by the OpCo Borrower of its obligations under such Qualified Offtake Agreement shall not result in a breach of any Qualified Offtake Agreement then in effect, or any Required Export Authorization then in-effect and any additional Required Export Authorizations that are necessary in connection with the execution of such Offtake Agreement.
“Qualified Offtaker” means, to the extent satisfying the P1 Senior Lenders’ KYC Requirements:
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(c)(1) any Initial Offtaker so long as, either (i) such Initial Offtaker is not required to provide credit support on the Closing Date in respect of its obligations under the Initial Offtake Agreement to which is a party or (ii) such Initial Offtaker has entered into the applicable Designated Offtake Agreement after the Closing Date that provides for credit support requirements that are either substantially similar to those included in the applicable Initial Offtake Agreement or more favorable to the OpCo Borrower and (2) any entity that, as of the Closing Date, provides a guaranty in respect of an Initial Offtaker’s obligations under the Initial Offtake Agreement to which it is a party;
(d)any Offtaker under any Offtake Agreement which, as of the date it enters into the applicable Designated Offtake Agreement (or, if later, the date on which the applicable Offtake Agreement is designated as a Designated Offtake Agreement as applicable), is, or whose obligations under such Designated Offtake Agreement are guaranteed by an entity that is, Investment Grade;
(e)any Offtaker under any Offtake Agreement that has provided one or more (x) guarantees from a guarantor that is Investment Grade and/or (y) letters of credit issued by a Qualifying LC Issuer, that are each issued for the benefit of the OpCo Borrower in respect of its obligations under its applicable Offtake Agreement, in the case of clauses (x) and/or (y), in an amount (in the aggregate) equal to the greater of:
(1)50% of the present value of the Contracted Revenues from the applicable Designated Offtake Agreement during the remaining Qualified Term of such Designated Offtake Agreement; and
(2)100% of the present value of the Contracted Revenues from the applicable Designated Offtake Agreement during the lesser of (i) the succeeding seven years under such Designated Offtake Agreement and (ii) the remaining term of such Designated Offtake Agreement;
(f)any of Vitol Inc., Glencore Ltd., Trafigura Pte Ltd, Gunvor Singapore Pte Ltd, NFE North Trading, LLC, Mercuria Energy Group Ltd, Petrobras Global Trading B.V., Axpo Singapore Pte Ltd., and Litasco SA; and
(g)so long as the OpCo Borrower has other Designated Offtake Agreements for at least 12.25 MTPA of ACQ with an Offtaker that satisfies the criteria set forth in any of clauses (a) – (d) above, any Offtaker that has, or whose obligations under the applicable Designated Offtake Agreement are guaranteed by an entity that has, a tangible net worth of at least $3,000,000,000 per 1.0 MTPA of ACQ.
“Qualified Offtaker Investors” means (a) any Initial Offtaker that is not required to provide credit support on the Closing Date in respect of its obligations under the Initial Offtake Agreement to which is a party, (b) any entity that, as of the Closing Date, provides a guaranty in respect of an Initial Offtaker’s obligations under the Initial Offtake Agreement to which such Initial Offtaker is a party, (c) any entity that provides a guaranty as contemplated by clause (b) or clause (c) of the definition of “Qualified Offtaker”, (d) any entity referred to in clause (d) or clause (e) of the definition of “Qualified Offtaker”, and (e) to the extent satisfying the P1 Senior Lenders’ KYC Requirements, any entity that Controls any of the foregoing.
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“Qualified Public Company” means any publicly listed indirect parent of the OpCo Borrower following a Qualified Public Offering, so long as following such Qualified Public Offering, no person (other than such entity, the Sponsor, the Approved Owners, Qualified Investment Entities, Qualified Offtaker Investors, Qualified Energy Companies, such publicly listed parent company following such Qualified Public Offering or any underwriter or placement agent participating in such Qualified Public Offering) or persons constituting a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 or any successor provision) (excluding employee benefit plans of the OpCo Borrower or any of its Affiliates and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the beneficial owner, directly or indirectly, of more than 50% of the economic interests in the OpCo Borrower and, directly or indirectly, Controls the OpCo Borrower.
“Qualified Public Offering” means any public offering of the Sponsor or its Affiliates with any indirect ownership interest in the OpCo Borrower or any direct or indirect shareholder of the OpCo Borrower.
“Qualified Term” means (a) with respect to any Designated Offtake Agreement other than a replacement Designated Offtake Agreement, the term of such Offtake Agreement used in the Base Case Forecast when determining the applicable quantum of Senior Secured Debt that could be incurred based on the revenues projected to be generated under such Offtake Agreement and (b) with respect to one or more Offtake Agreements entered into to replace any terminated Designated Offtake Agreement, (1) a term at least as long, taken as a whole, as the remaining term of the terminated Designated Offtake Agreement that such Offtake Agreement(s) are replacing or (2) the term for such replacement Offtake Agreement(s) used in the Base Case Forecast to calculate the quantum of Senior Secured Debt required to be prepaid as a result of the terminated Designated Offtake Agreement and entry into such replacement Offtake Agreement(s).
“Qualifying LC Issuer” means a bank whose long term unsecured and unguaranteed debt is rated by at least one of S&P, Fitch or Moody’s and at least one such rating is equal to or better than “A-” by S&P or Fitch or “A3” by Moody’s and has a combined capital and surplus of at least $1,000,000,000
“Quarterly Payment Date” means “Quarterly Payment Date” as defined in the P1 Common Terms Agreement.
“Rating Reaffirmation” means, with respect to any matter under this Agreement requiring a Rating Reaffirmation, that any Specified Rating Agency has considered the matter and confirmed that, if implemented (or if such matter is an Event of Default, if such event continued), they would reaffirm the then current rating or provide a more favorable rating.
“Recipient” means (a) the HoldCo Administrative Agent or (b) any HoldCo Lender, as applicable.
“Register” has the meaning assigned to such term in Section 2.5(b).
“Regulation D”, “Regulation T”, “Regulation U”, and “Regulation X” means, respectively, Regulation D, Regulation T, Regulation U, and Regulation X of the Board of Governors of the Federal Reserve System.
“Related Entity” means, with respect to any Person, any other person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with such Person.
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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the shareholders, members, partners, directors, officers, employees, agents, and advisors of such Person and of such Person’s Affiliates.
“Release” has the meaning assigned to such term in the Definitions Agreement.
“Required Export Authorization” means the “Required Export Authorizations” as defined in the P1 Financing Documents.
“Required Rating” means BBB- by Kroll or an equivalent rating by another Specified Rating Agency.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Lender” has the meaning assigned to such term in Section 12.27.
“Restricted Person” means a Person that is: (a) the target of Sanctions Regulations; (b) a Person listed on, or acting on behalf of a Person listed on, any Sanctions List; (c) a Person located, organized, or ordinarily resident in a country, territory, or region that is, or whose government is, the target of country-wide or territory-wide comprehensive Sanctions Regulations (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, Kherson, and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic) but excluding, for the elimination of doubt, the United States; or (d) a Person owned more than 50% by or otherwise controlled by a Person or Persons, country, territory, or region in clauses (a) through (c).
“RG Facility Agreements” means the “RG Facility Agreements” as defined in the Definitions Agreement.
“RG Facility Entities” means, collectively, CFCo, LandCo, and InsuranceCo.
“Rio Grande Facility” has the meaning assigned to such term in the Definitions Agreement.
“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions Regulations (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, Kherson, and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).
“Sanctions Authorities” means (a) the United States, (b) the United Nations (acting through the United Nations Security Council as a whole and not each individual member or member state), (c) the European Union (as a whole and not each member state), (d) the United Kingdom, (e) Canada, (f) Germany, or (g) the respective governmental institutions and agencies of any of the foregoing, including OFAC, the United States Department of State, and HMT.
“Sanctions List” means the OFAC SDN List, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of sanctions designation under Sanctions Regulations made by, any of the Sanctions Authorities but excluding, in all cases, to the extent such list is made by any Sanctions Authority and targeted against the United States or Persons in or connected to the United States.
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“Sanctions Regulations” means the applicable economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the Sanctions Authorities, including the OFAC Laws but excluding, in all cases, to the extent administered, enacted or enforced by any other Sanctions Authority against the United States.
“Sanctions Violation” has the meaning assigned to such term in Section 7.16(c).
“Second Call Protection End Date” means the date that is the fourth anniversary of the Closing Date.
“Solvent” means, with respect to any Person as of the date of any determination, that on such date:
(a)the fair valuation of the property of such Person is greater than the total liabilities, including contingent liabilities, of such Person;
(b)the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;
(c)such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business;
(d)such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and
(e)such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to current and anticipated future business conduct.
In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Rating Agency” means Kroll, Moody’s, S&P, Fitch, DBRS or such other nationally recognized rating agency as approved by the Majority HoldCo Lenders.
“Sponsor” means NextDecade LNG, LLC.
“S&P” has the meaning assigned to such term in the Definitions Agreement.
“Taxes” means all present or future taxes, assessments, imposts, duties, deductions, withholdings (including backup withholding), fees or other charges or levies imposed by any Government Authority, including any interest, additions to tax or penalties applicable thereto. “Tax” shall have a correlative meaning.
“Treasury Rate” means, with respect to any prepayment date, the yield determined by the HoldCo Borrower in accordance with the following two paragraphs.
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The Treasury Rate shall be determined by the HoldCo Borrower after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the prepayment date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the HoldCo Borrower shall select, as applicable: (a) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the prepayment date to the First Call Protection End Date (the “Remaining Life”); (b) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Protection End Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (c) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the prepayment date.
If on the third Business Day preceding the prepayment date H.15 TCM is no longer published, the HoldCo Borrower shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such prepayment date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Protection End Date, as applicable. If there is no United States Treasury security maturing on the First Call Protection End Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Protection End Date, one with a maturity date preceding the First Call Protection End Date and one with a maturity date following the First Call Protection End Date, the HoldCo Borrower shall select the United States Treasury security with a maturity date preceding the First Call Protection End Date. If there are two or more United States Treasury securities maturing on the First Call Protection End Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the HoldCo Borrower shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unanimous Decision” means, in respect of Modifications, Consents and Waivers of and under HoldCo Collateral Documents, (a) reducing the percentage or other voting thresholds specified in respect of matters requiring approval of the HoldCo Secured Parties; (b) changing or otherwise adversely impacting the priority of the Liens over the Collateral (except as allowed under the HoldCo Financing Documents); (c) changing the provisions of the HoldCo Financing Documents providing for the pari passu ranking of the HoldCo Secured Debt; (d) amending this definition of “Unanimous Decision”; (e) releasing all or any material portion of the Collateral from the Lien of any of the HoldCo Security Documents (other than upon the sale, conveyance, lease, transfer, or other disposal of assets that do not constitute all or substantially all of the assets of the HoldCo Borrower); and (f) modifying any of the following provisions of the Collateral and Intercreditor Agreement: Section 9.5 (Application of Specified Mandatory Prepayment Proceeds to the HoldCo Secured Obligations Prior to an Enforcement Action), and Section 9.6 (Application of Collateral Proceeds to the HoldCo Secured Obligations Following an Enforcement Action).
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions relating to such perfection or priority and for purposes of definitions related to such provisions.
“United States” or “U.S.” means the United States of America.
“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.2(g)(ii)(B)(3).
“Voting Interests” means capital shares in any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of or appoint directors or managers (or persons performing similar functions), of such Person, even if the right so to vote, appoint or Control has been suspended by the happening of such a contingency.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the HoldCo Borrower, the HoldCo Administrative Agent and the HoldCo Collateral Agent.
“Working Capital Debt” means “Working Capital Debt” as defined in the P1 Common Terms Agreement.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any
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powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
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